As filed with the U.S. Securities and Exchange Commission on August 6, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KiNRG, Inc.

(Exact name of registrant as specified in its charter)

Nevada	4911	82-6008752
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1213 Culbreth Drive Suite 103

Wilmington, NC 28405

(910)619-3171

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald W. Pickett

Chief Executive Officer

KiNRG, Inc.

13849 Park Center Road Suite A

Herndon, VA 20171

910-509-7183

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rajiv Radia, Esq. Gregory Pun, Esq. Whiteford, Taylor & Preston LLP 444 Madison Avenue 4th Floor New York, NY 10022	Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, an emerging growth company, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “emerging growth company”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED August 6, 2026

KiNRG, INC.

3,750,000 SHARES OF COMMON STOCK

REPRESENTATIVES WARRANTS TO PURCHASE UP TO 187,500 SHARES OF COMMON STOCK

187,500 SHARES OF COMMON STOCK UNDERLYING THE REPRESENTATIVES WARRANTS

KiNRG, Inc. is offering 3,750,000 shares of our common stock, par value $0.0001 per share. While our common stock is registered under the Securities Exchange Act of 1934, no public market currently exists for our common stock. We anticipate that the initial public offering price will be between $4.00 and $5.00 per share, and the number of shares of common stock offered hereby is based upon an assumed offering price of $ 4.50 per share, the midpoint of such estimated price range.

We intend to apply to list our common stock on The NYSE American under the symbol “[___]”. No assurance can be given that our application will be approved. If our common stock is not approved for listing on The NYSE American, we will not consummate this offering.

	Per Share	Total	Total With Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	The underwriter will receive compensation in addition to the underwriting discounts and commissions. See “Underwriting” beginning on page 76.

(2)	We have also agreed to issue to the representatives of the underwriters warrants to purchase a number of shares of common stock equal to five percent (5%) of the total number of shares of common stock sold in this offering at an exercise price equal to one hundred and ten percent (110%) of the initial public offering price of the shares of common stock sold in this offering. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

The underwriter may also exercise their option to purchase up to 562,500 additional shares from us at the public offering price, less the underwriting discount, for 45 days after the date of this prospectus to cover over-allotments.

We expect to be a “smaller reporting company” as defined under the federal securities and, as such, will be subject to reduced public company reporting requirements.

Investing in our securities involves significant risk. You should carefully read and consider the information referred to under “Risk Factors” beginning on page 13 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about [______________], 2026, subject to satisfaction of customary closing conditions.

R.F. Lafferty & Co., Inc.

Sole Bookrunning Manager

The date of this prospectus is August 6, 2026.

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ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission, or the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents included or incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents included or incorporated by reference herein or any amendment thereto.

Neither we nor the underwriter has authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy the shares of common stock in any circumstances or in any jurisdictions under which the offer or solicitation is unlawful. Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to statements about:

●	expectations regarding our plans and strategies to grow our business and expand our market share, including internationally;

●	expectations regarding our financial condition and results of operations, including revenue, operating expenses and cash flow;

●	expectations concerning potential acquisitions and the anticipated benefits of acquisitions;

●	expectations concerning our ability to compete successfully against current and future competitors;

●	the successful integration of TRINITY’s operations, personnel, and business following the acquisition;

●	the anticipated benefits of the acquisition of TRINITY, including expected synergies, operational efficiencies, and future growth opportunities;

●	TRINITY’s ability to continue performing existing projects, obtain new construction contracts, maintain customer relationships, and expand its operations;

●	the Company’s ability to leverage TRINITY’s experience and capabilities in support of its planned HTR and data center initiatives;

●	the timing, cost, and success of the Company’s planned HTR development and data center strategy;

●	the Company’s ability to obtain the financing, permits, customer commitments, and other resources necessary to execute its business strategy following the acquisition of TRINITY;

●	our market opportunities and our ability to take advantage of such market opportunities;

●	trends associated with our industry and potential market;

●	expectations about our ability to generate and maintain customer loyalty and our ability to manage customer growth;

●	expectations regarding investment plans and capital expenditures;

●	our research and development plans;

●	our equity compensation plans and practices;

●	our future borrowings and our beliefs regarding the sufficiency of our cash and cash equivalents, cash flows from operating activities and borrowing capacity;

●	challenges in maintaining compliance with extensive environmental regulations and permitting requirements;

●	uncertainties in forecasting future operational results and growth due to economic conditions and market demand;

●	compliance with environmental regulations and climate change initiatives impacting operational costs;

●	inherent risks in our industry, including potential operational disruptions and associated liabilities;

●	risks associated with fluctuations in energy prices and material costs;

●	financial performance influenced by fluctuations in interest rates, capital availability, and other market conditions;

●	exposure to legal proceedings and claims arising from our business operations;

●	protecting our brand reputation and facing potential negative public perception;

●	the successful and timely execution of our growth strategy, with risks of delays or failures;

●	reliance on key personnel and the potential impact of labor costs and workforce challenges;

●	heavy reliance on technology systems and potential cybersecurity threats;

●	global economic and political conditions affecting our operations, supply chain, and customer demand;

●	other risks and uncertainties described in this prospectus, including those set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to the factors set forth under “Risk Factors.” Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

If any of the risks actually occur, either alone or in combination with other events or circumstances, or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and the financial statements and related notes appearing at the end of this prospectus before making an investment decision.

Unless the context provides otherwise, all references in this prospectus to “KiNRG,” “we,” “us,” “our,” the “Company,” or similar terms, refer to KiNRG, Inc. and its directly and indirectly owned subsidiaries on a consolidated basis.

Overview

Historically, KiNRG has been an early-stage company developing plans to design, permit, finance and construct our HydroThermal Reactor (“HTR”) projects. Following the acquisition of TRINITY on April 1, 2026, the Company’s operations also include commercial construction and infrastructure services conducted through TRINITY.

Our core objective is to develop and commercialize our HTR concept, which is designed to generate electricity without combusting fossil fuels and to support applications that value reliable power. Each HTR project is expected to require project-specific development activities, including site identification and control, engineering, permitting and interconnection planning, and the negotiation of power purchase or other off-take arrangements. We intend to pursue a phased development approach, using engineering, modeling and third-party inputs to refine our designs and assess potential sites and commercial structures. We have not yet constructed or operated an HTR at commercial scale or generated revenue from commercial electricity production, and we may never be able to successfully construct and operate an HTR on a commercially viable basis.

In addition to constructing HydroThermal Reactors in the United States and abroad, the Company intends to form domestic and international partnerships to deploy these systems and address growing global electricity demand. We have assembled a team of experienced business professionals, engineers and scientific consultants from institutions including Penn State University, Georgia Tech and Duke University, with expertise intended to help bring the concept to market. KiNRG has been issued eight patents and has five patent applications pending. KiNRG currently has an office in Annapolis, Maryland, which it plans to close and relocate to its Herndon, Virginia office, shared with its recently acquired TRINITY, and the Company maintains an office for its Chief Executive Officer in Wilmington, North Carolina.

On April 1, 2026, the Company acquired 100% of the shares of TRINITY Group Construction, Inc. (“TRINITY”) from Millard L. Wallen III, CEO and sole owner of TRINITY. Mr. Wallen is also President of KINRG, Inc. and has served in that capacity for over three years. TRINITY, among other construction projects, has previously constructed or construction managed over 2.5 million square feet of data centers and is currently constructing or construction managing over 500,000 square feet of data centers in three states and Egypt.

TRINITY has been hosting the Company in its headquarters for over four years. The Company and TRINITY have been sharing their skills and expertise to modify and adapt the Company’s large HTR to a much smaller HTR specifically designed to service markets similar to the data center market that must rely on a constant base load of energy supply 24-7-365. The Company has not compensated TRINITY for use of its office space or personnel during the four years that the Company and TRINITY have been jointly creating a potential energy solution for data centers. The large HTR was designed to produce that maximum amount of energy year around without regard to any minimum baseload. The Company and TRINITY together redesigned the large HTR to a smaller HTR that the Company and TRINITY both believe will be well suited for the data center market. There can be no assurance that the data center market will adopt this solution.

The acquisition by the Company of TRINITY is the result of four years of collaboration between the companies. The combined business plan is to deliver data centers to data center developers as well as the energy to service the tenants of the data centers, independent of the grid. TRINITY will construct both the data centers and the HTRs in-house.

TRINITY plans to continue to construct data centers for the foreseeable future while the combined companies pursue joint data center/HTR projects in furtherance of the overall KiNRG’s long term business plan.

Our Technology

The HTR concept is intended to use ambient heat and evaporative cooling dynamics within a tower structure to create a downdraft that drives turbines to generate electricity, based on site-specific meteorological and other conditions. In our design, water is introduced into hot, relatively dry air in the tower to promote evaporative cooling, which we expect to create cooler, denser air that moves downward through the structure and is intended to drive turbines to generate electricity. The HTR is designed to create internal downdraft wind velocities housed in the tower (Reactor) that are compressed into wind tunnels at high speeds, with patented technology covering the extraction of energy from these high-velocity winds through multiple turbines placed within the tunnels and a closed-loop hydraulic drive system that spins generators. Actual performance, if any, will depend on site conditions, final engineering, construction, commissioning and ongoing operations.

We have assembled a team of experienced business professionals and engineering and scientific consultants and have filed for and been issued patents relating to the HTR concept. Over the past decade, KiNRG has focused on developing and refining its HTR concept and related intellectual property, including work with consultants and third parties with expertise in areas such as physics, meteorology and fluid dynamics. We have performed design and development activities, including prototyping and testing of components and models, and are advancing plans to develop HTR projects, including evaluating site conditions, engineering, permitting and interconnection planning, and potential commercial arrangements.

Intellectual Property

We own six U.S. patents and have applied for and received patents in foreign jurisdictions, including Morocco and Kuwait. The term of individual patents depends upon the legal term for patents in the countries in which they are obtained. In most countries, including the United States, the patent term is 20 years from the earliest filing date of a non-provisional patent application. Our patents cover a system of efficiently extracting energy using methods and components that are intended to produce cost-effective energy, including patents relating to efficient energy conversion devices, atmospheric energy extraction devices, methods and apparatus for compression and release and conversion of compressed air energy, and multi-stage wind turbines. KiNRG believes our intellectual property rights provide a barrier to entry for potential competitors. KiNRG has more recently filed applications for additional coverages.

Description	Patent/Application Number	Issued by	Issuance Date	Expiration Date
Efficient Energy Conversion Devices	#8120191	United States Patent and Trademark Office	2/21/12	2/20/32
Atmospheric Energy Extraction Devices	#8517662 B2	United States Patent and Trademark Office	8/27/13	8/26/33
Efficient Energy Conversion Devices and Methods	#8643204 B2	United States Patent and Trademark Office	2/4/14	2/13/34
Atmospheric Energy Extraction Devices	#8727698 B1	United States Patent and Trademark Office	5/20/14	5/12/34
Methods and Apparatus for Compression and Release and Conversion of Compressed Air Energy	#10989171 B2	United States Patent and Trademark Office	4/27/21	4/26/41
Multi-Stage Wind Turbines	#11486359	United States Patent and Trademark Office	11/01/22	10/31/42
Morocco patent for the Multi-Stage Wind Turbines	#65031	Office Marocian De La Propiete Industrielle Et Commerciale	11/29/24	11/29/44
Kuwait Patent for the Multi-Stage Wind Turbines	No. KW/P/2024/002425	Ministry of Commence & Industry, Trademarks & Patents Department	N/A	9/30/45

Industry and Market Opportunity

Electricity demand is expected to increase in many markets due to factors such as economic growth, electrification and the expansion of data centers. At the same time, many jurisdictions are implementing policies intended to reduce greenhouse gas emissions, and renewable and other lower-carbon energy sources have grown in importance in many markets, supported by factors such as technology improvements, customer demand and governmental policies and incentives. We believe these trends are contributing to continued investment in a range of generation, storage and grid solutions, including renewable and other lower-carbon technologies. However, the timing and extent of adoption of any particular technology is uncertain and depends on factors such as cost, performance, reliability, permitting and interconnection, and available financing. Future energy mix outcomes are uncertain and depend on factors such as economics, grid reliability requirements, permitting and interconnection constraints, the availability of capital, and changes in regulation.

We expect that competition for capital, sites, permits, equipment, contractors and customers may increase as renewable and other energy technologies continue to develop and as large, well-capitalized companies pursue opportunities in these markets. In the markets where KiNRG plans to conduct its business, it will compete with many energy producers, including electric utilities and large independent power producers, as well as other renewable energy sources such as solar, traditional wind, hydro and geothermal.

Business Model and Customers

Our business model contemplates developing one or more sites where HTR projects could be co-located with third-party electricity customers, such as data centers or other industrial users, and potentially with other facilities (such as hydrogen-related applications) developed and financed by third parties. We may evaluate opportunities in the United States and in other jurisdictions; however, we have not selected sites for any commercial-scale HTR projects, and we have not entered into binding agreements for development, construction, financing or off-take for any such projects. The feasibility, timing and economics of any project would depend on factors such as site conditions, permitting, access to water, interconnection and transmission, availability of capital, and the ability to negotiate arrangements with third parties.

KiNRG’s business plan involves potential partnering with various entities such as utilities, sovereign nations and independent power producers. Each HTR is its own independent project, and KiNRG’s involvement in each project is to facilitate the development with its expertise, intellectual property and project management team. KiNRG expects to receive development fees, licensing fees, and royalties on power sales from each project and/or ownership interests. KiNRG plans to sell the electricity either through contracts with utilities, directly into the open market or electricity commodities market, or directly to co-located customers. The Company may also sell the power plants themselves to large customers or utilities and/or operate such plants for customers or utilities.

KiNRG has developed a software-based tool for evaluating potential sites using available meteorological and geographic data, which we refer to as the “Energy Calculator.” The Energy Calculator uses data such as hourly temperature, relative humidity and wind speed observations and applies modeling assumptions to estimate performance characteristics and to inform preliminary sizing of an HTR for a given location. We believe the Energy Calculator has informed our evaluation of a smaller modular HTR concept for potential base-load applications; however, we have not constructed an operating HTR and actual performance may differ materially from modeled estimates.

Following the acquisition of TRINITY, the Company’s operations also include commercial construction and infrastructure services conducted through TRINITY Group Construction, Inc. (“TRINITY”). TRINITY is a commercial construction firm headquartered in Herndon, Virginia, serving clients throughout Virginia, Maryland, Washington, D.C. and Texas. Since 2002, TRINITY has provided preconstruction, design-build, general contracting and construction management services across a diverse range of projects. In addition to its primary focus on data centers and other mission-critical facilities, TRINITY provides construction services for high-rise and multi-family residential communities, industrial and warehouse facilities, corporate office interiors, healthcare facilities, educational facilities, religious institutions, restaurants and hospitality venues, capital improvement programs, base building construction and specialized tenant fit-out projects.

TRINITY’s business is built on long-standing customer relationships and repeat business. In addition to its mission-critical and data center work, TRINITY performs approximately 20 commercial construction projects annually, generally ranging from approximately $2 million to $20 million in project value. As of June 30, 2026, TRINITY’s backlog was approximately $782.7 million.

The Company acquired TRINITY as part of its long-term strategy of combining data center development and construction capabilities with HTR-based energy infrastructure solutions. For the foreseeable future, TRINITY is expected to continue pursuing its existing construction and construction management business, including data center and other mission-critical infrastructure projects, while the Company continues the development of HTR technologies and evaluates opportunities to integrate future HTR deployments with data center projects and other energy infrastructure developments. The Company believes that TRINITY’s construction expertise, customer relationships and project execution capabilities position the combined business to pursue opportunities involving both data center infrastructure and independent energy generation solutions.

HTR Project Development

We are evaluating potential configurations for larger HTR projects and related infrastructure. Any cost, construction timeline, output and other estimates for a large-scale HTR or any associated third-party facility (including hydrogen-related facilities) are preliminary, are based on assumptions and third-party inputs, and may change materially as engineering and site diligence progress. We have not commenced construction of any HTR.

We are also evaluating a smaller modular HTR concept that we believe could be suitable for certain applications that require relatively steady electricity supply. Any projections regarding construction time, water usage, generating capacity or operational characteristics are estimates based on modeling assumptions and have not been validated through the operation of a constructed HTR. Actual performance, if any, may differ materially.

We currently expect that any HTR project would require project-specific financing and development activities. We may seek to rely on project financing to fund construction of HTR projects, and the availability of such financing is generally contingent on entering into long-term power purchase or other off-take arrangements with customers for each project. There can be no assurance that we will be able to enter into off-take arrangements or obtain project financing on acceptable terms, or at all, or that any required equity capital or tax credit monetization will be available.

Permitting requirements for any HTR project would be expected to vary by jurisdiction and site conditions. Although our HTR concept is designed to generate electricity without combusting fossil fuels, permitting and approvals may still be required at the local, state and potentially federal levels depending on factors such as land use, water sourcing, construction activities, environmental impacts and interconnection requirements. We have not selected a site for any commercial-scale HTR project and have not commenced any permitting process for such a project.

Markets and Regulation

KiNRG is investigating the feasibility of locating an HTR in California, Arizona, New Mexico and Texas, among other potential markets. California and Arizona have climates that may support HTR projects and are served by large utilities subject to renewable portfolio standards and related regulatory requirements. Due to federal regulations requiring that transmission owners provide open access to generators, independent power producers such as KiNRG would be able to develop energy projects and sell power to parties interconnected with the applicable transmission grid. Electricity producers are subject to the Federal Public Utilities Regulatory Policies Act (“PURPA”) and applicable state regulations.

Environmental

The HTR is designed to be operated with minimal carbon footprint, fuel consumption, or waste production. The technology has the potential to generate clean, cost-effective and efficient electrical power without the damaging effects caused by using fossil or nuclear fuels and other conventional power sources. Actual lifecycle emissions, if any, would depend on factors such as construction materials, construction activities, water sourcing and pumping requirements, and operations and maintenance practices. KiNRG believes that increasing emphasis on green technologies and governmental incentives in the renewable energy industry should have a positive long-term effect on KiNRG’s planned business. Numerous federal and state environmental laws can affect the development of renewable energy, and changes in environmental laws can pose significant expenses on renewable energy development.

Changes in federal, state and local environmental, energy and permitting policies may affect the development, financing and economics of renewable and alternative energy projects. Recent changes in governmental priorities and regulatory approaches relating to environmental and climate-related matters may result in modifications to existing incentives, permitting processes, funding programs or regulatory requirements. The ultimate impact of any such changes on the Company’s HTR business remains uncertain and will depend on the nature and timing of future legislative, regulatory and policy developments.

Acquisition of TRINITY Group Construction, Inc.

On March 31, 2026, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TRINITY Group Construction, Inc., a Virginia corporation (“TRINITY”), and Millard L. Wallen, III (the “Seller”), pursuant to which we agreed to acquire 100% of the issued and outstanding capital stock of TRINITY (the “Acquisition”). TRINITY is a commercial general contractor based in the Washington, D.C. metropolitan area with a focus on mission-critical infrastructure, including data center construction and related services. TRINITY offers a broad range of services, including preconstruction, design-build, general contracting and construction management. TRINITY was founded in 2002 and, based on TRINITY’s internal records, has completed approximately 2.5 million square feet of data center space, and currently has contracts for construction of approximately 500,000 square feet of data center space. TRINITY has operations in six states and is currently constructing data centers in three states. TRINITY has a significant amount of repeat-customer work. On April 1, 2026, the Company completed the Acquisition. As a result of the Acquisition, TRINITY became a wholly owned subsidiary of the Company, and the Company acquired all of TRINITY’s business operations and assets through ownership of its equity.

The Company has collaborated with the TRINITY executive team for over four years and has confidence in and fully supports TRINITY’s current business plan of constructing data centers as well as other mission critical and smaller projects. It is the intent of the Company and TRINITY to pursue new opportunities to construct data centers for data center developers and in-house construct HTRs to supply energy independent of the grid for data center tenants.

The Acquisition represents a strategic step in furtherance of the Company’s long-term business strategy to develop, construct and commercialize HTR projects and related energy infrastructure opportunities. The Company has collaborated with TRINITY and its management team for more than four years and believes that TRINITY’s experience in construction, project execution and mission-critical infrastructure complements the Company’s HTR development efforts. The Company believes the Acquisition aligns construction and project delivery capabilities with its long-term objective of developing integrated data center and energy infrastructure solutions, including opportunities to provide both data center construction and reliable power generation for data center and other energy-intensive applications.

In connection with the Acquisition, the Company issued an aggregate of 4,200,000 shares of its common stock as part of the consideration, consisting of 4,000,000 shares to Millard L. Wallen, III and 200,000 shares to Reginald J. Arnold, II. The shares were issued in private placements exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 4(a)(2) thereof and/or Rule 506 of Regulation D as transactions not involving a public offering. The following is a summary of certain material terms of the Acquisition and the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Purchase Price

The aggregate purchase price for the Acquisition is $12,400,000, consisting of: (i) $1,000,000 in cash, (ii) 4,200,000 shares of KiNRG common stock, at a price of $2.00 per share, and (iii) a promissory note in the principal amount of $3,000,000.

Promissory Note

The Company issued a promissory note to Millard L. Wallen, III on April 1, 2026, which was subsequently amended and restated on July 27, 2026 (the “Promissory Note”). The Promissory Note bears interest at 6.0% per annum and is due and payable in full, together with accrued interest, on the earlier of the closing of the Company’s public offering or December 31, 2026. The Promissory Note may be prepaid at any time without premium or penalty.

Upon the occurrence of an event of default, Millard L. Wallen, III, at his option, may declare all the Company’s obligations under this Promissory Note immediately due and payable, exercise all of his rights and remedies against the Company under any applicable law or this Promissory Note, or pursue any combination of the foregoing. Upon an event of default in the payment of principal, to the extent permitted by applicable law, such amounts then owing thereupon and thereafter shall bear interest at a rate per annum equal to 8.0%. The rights, options and remedies of Millard L. Wallen, III shall be cumulative and no failure or delay by Millard L. Wallen, III in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy or a waiver of any event of default.

Closing

The closing of the Acquisition (the “Closing”) occurred on April 1, 2026, subject to the satisfaction or waiver of customary closing conditions.

Assets Acquired

Through the Acquisition, the Company acquired all of the issued and outstanding equity interests of TRINITY, which operates as a construction services company.

Plan of Operation

Our Company’s core objective and focus is to become a provider of energy infrastructure and related technologies supporting clean and efficient power generation solutions for AI data centers, mission-critical facilities and other commercial and industrial applications, while continuing to develop innovative technological solutions for future energy and infrastructure needs.

Historically, the Company focused primarily on the development of HTR technologies and related energy concepts. The Company is currently developing plans for both smaller-scale and large-scale HTR systems designed to generate electricity and clean water by integrating and synthesizing proven and emerging technologies. The Company may also pursue strategic relationships and project opportunities in the United States and internationally in connection with the development, deployment and commercialization of HTR and related infrastructure solutions.

We have completed a number of operational, development and strategic milestones, including identifying and entering into agreements with industry consultants, engineers, technical advisors and other third-party specialists relating to HTR design, energy infrastructure development, project evaluation and related technologies. The Company expects to continue utilizing external consultants, engineering resources, construction expertise and strategic industry relationships in connection with the further development of HTR systems, infrastructure opportunities, AI data center-related projects. Following the acquisition of TRINITY, the Company intends to leverage TRINITY’s construction expertise and experience in mission-critical infrastructure projects as part of its broader strategy to develop integrated data center and HTR opportunities. The Company believes the acquisition further aligns the construction and project execution capabilities necessary to support its long-term objective of providing both data center infrastructure and reliable energy solutions for data center and other energy-intensive applications.

In April 2026, the Company acquired TRINITY, an infrastructure and construction-related business that the Company expects will support its long-term growth strategy and operational capabilities. The Company believes the acquisition of TRINITY expands its capabilities in infrastructure development, engineering, construction execution and customer relationships, including in mission-critical and data center-related markets. The Company expects TRINITY to support certain project development, operational and revenue-generating activities while the Company continues to pursue longer-term HTR and energy infrastructure opportunities.

Employees

As of December 31, 2025, KiNRG had a total of two full-time employees. Following our acquisition of TRINITY Group Construction, Inc., we also had approximately 85 employees at TRINITY as of July 13, 2026. The Company has agreed to hire an Executive Vice President of Development and Construction, a Vice President of Development and a Marketing Director, and will add additional staff in the areas of engineering, marketing and administration in the future. The Company relies on a number of expert consultants that have been advising the Company during the previous years.

Risk Factors

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making an investment decision. Investing in our common stock is highly speculative and involves a high degree of risk. Some of the more significant risks and uncertainties relating to an investment in our company are listed below. These risks are more fully described in the section titled “Risk Factors” in this prospectus.

Risks Related to Our Business and the Industry in Which We Compete

●	We have a limited operating history and have primarily engaged in operations relating to the development of our business plan. We may not be able to successfully implement our business strategies.

●	We anticipate significant future capital needs and future financings will involve a dilution of the interests of the stockholders.

●	We expect to incur non-capitalized development costs and general and administrative expenses prior to the completion of construction and commencement of operation of our proposed projects. We cannot predict if we will ever achieve profitability and, if we do, we may not be able to sustain or increase our profitability.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and adversely affect our business, financial condition, and results of operations.

●	Project development or construction activities may not be successful or may not proceed as planned and we may not be able to obtain the approvals, licenses, agreements, and permits necessary to operate portions of our business.

●	Our business is subject to significant government regulation and, as a result, changes to such regulations may adversely affect our business.

●	We may not be able to obtain access to the transmission lines necessary to deliver the power we plan to produce and sell.

●	Changes in interest rates and debt covenants and increases in turbine and generator prices and construction costs may result in our proposed projects not being economically feasible.

●	We may be unable to obtain project financing or other necessary capital on acceptable terms or at all, which could delay, reduce the scope of, or prevent the development and construction of our HTRs and materially adversely affect our business, financial condition, results of operations, and prospects.

●	After the construction of our proposed projects, the electricity produced may be lower than anticipated because of equipment malfunction. Unscheduled maintenance can result in lower electricity production for several months or possibly longer depending on the nature of the outage, and correspondingly, in lower revenues.

●	Changes in weather patterns may affect our ability to operate our proposed projects.

●	Environmental damage on our properties may cause us to incur significant financial expenses.

●	Larger developers have greater resources and expertise in developing and constructing renewable energy projects and the wind and solar energy industry in California is highly competitive.

●	Our ability to hire and retain qualified personnel and contractors will be an important factor in the success of our business.

●	The market in which we operate is rapidly evolving and we may not be able to maintain our profitability.

●	Our planned operations will expose us to various international risks that could adversely affect our business.

●	The occurrence of natural or man-made disasters could adversely affect our financial condition and results of operations.

●	Assertions by a third party that the Company infringes its intellectual property could result in costly and time-consuming litigation, expensive licenses or the inability to operate as planned.

●	Our business will be adversely affected if we are unable to protect its intellectual property rights from unauthorized use or infringement by third-parties.

●	Geopolitical conflicts and disruptions in global energy markets may adversely affect our business, although such developments could also increase interest in alternative energy technologies.

●	Risks associated with our ability to successfully integrate TRINITY into our long-term strategy of developing HTR projects and related energy infrastructure opportunities.

●	Risks that we may not realize the anticipated strategic, operational or commercial benefits of the TRINITY acquisition.

●	Risks associated with the construction industry, including project delays, labor shortages, cost overruns, subcontractor performance issues and supply chain disruptions affecting the TRINITY business.

●	Risks associated with our ability to continue developing relationships with data center developers and pursue opportunities to combine data center construction and HTR-related energy solutions.

●	Risks that TRINITY’s historical operating results and construction backlog may not be indicative of future performance.

Risks Related to Ownership of our Common Stock

●	We are a “smaller reporting company” and we have elected to comply with certain reduced reporting and disclosure requirements which could make its common stock less attractive to investors.

●	A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

●	Market and economic conditions may negatively impact our business, financial condition and share price.

●	If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

●	Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

●	Our share price may be volatile, and you may lose all or part of your investment.

●	We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.

●	Provisions in our articles of incorporation and bylaws and Nevada law may discourage, delay or prevent a change of control of our company and, therefore, may depress the trading price of our stock.

●	We may be subject to securities litigation, which is expensive and could divert management attention.

●	If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures in the future, or, if we discover additional material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

●	FINRA sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

●	No public market for our common stock currently exists, and an active public trading market may not develop or be sustained following this offering.

●	The concentration of the capital stock ownership with our insiders after the initial public offering will likely limit the ability of the stockholders to influence corporate matters.

Company Information

The Company was incorporated under the laws of the State of Idaho on January 22, 1962, as Superior Mines Company. In 1964, the Company’s name was changed to Superior Silver Mines, Inc. On December 27, 2010, the Company reincorporated as a Nevada corporation. Prior to the reverse merger with Solar Wind Energy, Inc. on December 29, 2010 (the “Merger”),, the Company had been dormant for a number of years and had no known mineral reserves. On January 21, 2011, the Company changed its name from Superior Silver Mines, Inc. to Clean Wind Energy Tower, Inc. and on March 11, 2013, changed its name to Solar Wind Energy Tower Inc. along with its wholly-owned subsidiary, a corporation formed under the laws of the State of Delaware, which changed its name from Clean Wind Energy, Inc. to Solar Wind Energy, Inc. In October, 2019 the registration of each class of the Company’s securities was revoked, and the Company filed a Form 10-12G to re-register its common stock under Section 12(g) of the Exchange Act on September 8, 2025. On December 28, 2020 the company changed its name to KiNRG, Inc., and its subsidiary was changed to KiNRG Global Solutions, Inc.

On April 1, 2026, we completed the acquisition of TRINITY, a commercial general contractor focused on mission-critical infrastructure, including data center construction and related services. We believe the acquisition represents a strategic step in furtherance of our long-term objective of developing and commercializing our HTR technology and related energy infrastructure opportunities. While TRINITY is expected to continue serving third-party customers in the ordinary course of business, we view TRINITY as an integral part of our overall business strategy and believe its construction and project execution experience may support our future infrastructure development activities.

The current mailing address of KiNRG, Inc. is 13849 Park Center Road Suite A, Herndon, VA 20171. Our telephone number is 202-900-5674. Our website address is www.kinrg.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock being offered, and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock being offered, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common stock offered by us	3,750,000 shares of our common stock, par value $0.0001 per share.

Over-allotment option	We have granted the underwriter a 45-day option to purchase up to 562,500 additional shares of our common stock from us at the public offering price less underwriting discounts and commissions.

Common stock outstanding after this offering	66,310,743 shares ( or 66,873,243 shares if the underwriters’ over-allotment option is exercised in full).

Use of proceeds	We estimate that the net proceeds from our sale of shares of our common stock in this offering will be approximately $15.0 million, or approximately $17.3 million if the underwriter exercises its over-allotment option in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use approximately $14.5 million of the net proceeds from this offering as follows:

●	approximately $5,500,000 to fund structural design services for the HTR facility, including the design of the building structure required for permitting;

●	approximately $3,500,000 to fund engineering services for the HTR facility, including the design and integration of the facility’s systems required for permitting;

●	approximately $2,500,000 for initial site selection costs; and

●	approximately $3,000,000 to satisfy the Promissory Note (see “Prospectus Summary - Acquisition of TRINITY Group Construction, Inc.”).

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the application of the net proceeds in the category of “for general corporate purposes and to fund ongoing operations and expansion of our business,” and investors will be relying on our judgment regarding the application of the proceeds of this offering.

For additional information please refer to the section entitled “Use of Proceeds” on page 36 of this prospectus.

Dividend policy	We do not anticipate paying any cash dividends on our common stock. In addition, we may incur indebtedness in the future that may restrict our ability to pay dividends. See “Dividend Policy” on page 36.

Risk Factors	Investing in our common stock is speculative and involves a high degree of risk. See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE American symbol	We have applied to list our common stock on The NYSE American under the symbol [____].

Lock-Up	In connection with this offering, our directors and officers and certain holders of our common stock as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the underwriters for a period of six (6) months from the date of this offering. We have agreed with the underwriters that, for a period of six (6) months from the closing of this offering, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock or any securities convertible into or exercisable or exchangeable for capital stock; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital stock or any securities convertible into or exercisable or exchangeable for capital stock. See “Shares Eligible for Future Sale” and “Underwriting.”

Representatives’ Warrants	Upon the closing of this offering, we will issue to R.F. Lafferty & Co., Inc (“Lafferty”), as the representatives of the underwriters, warrants entitling the underwriters or their designees to purchase up to five percent (5%) of the aggregate number of shares of our common stock that we issue to investors in this offering. The warrants are exercisable commencing six months following the effective date of the registration statement under this prospectus and expire five years from the commencement of sales of the common stock in this offering. The warrants will have an exercise price per share equal to 110% of the public offering price of our shares of Common Stock offered hereby. The warrants and the shares of common stock underlying the warrants are being registered on the registration statement of which this prospectus forms a part. See “Underwriting — Representatives’ Warrants.”

The number of shares of our common stock to be outstanding after this offering is based on 62,560,743 shares of our common stock outstanding as of July 31, 2026 and excludes the following:

●	other shares of our common stock reserved for future issuance under the 2021 Incentive Stock Plan, or the Plan.

●	15,000 shares of our common stock issuable upon the exercise of outstanding warrants;

●	131,000 shares of our common stock issuable upon the exercise of outstanding stock options;

●	187,500 shares of our common stock issuable upon the exercise of the representatives’ warrants; and

●	any shares of our common stock issuable upon exercise of the underwriter’s over-allotment option.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no exercise by the representatives of the underwriters of their over-allotment option; and

●	no exercise of the representatives’ warrants.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The summary unaudited pro forma condensed financial information will reflect the consummation of the TRINITY merger and will be derived from the Company’s unaudited pro forma condensed consolidated financial statements to be included elsewhere in this prospectus. The unaudited pro forma condensed balance sheet will give effect to the TRINITY merger as if it had occurred on the applicable balance sheet date, and the unaudited pro forma condensed statement of operations will give effect to the TRINITY merger as if it had occurred at the beginning of the applicable period presented.

The summary historical and pro forma financial information should be read together with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Consolidated Financial Information” and the consolidated financial statements and related notes included elsewhere in this prospectus.

Summary Consolidated Statement of Operations Data

(Year Ended December 31, 2025)

	KiNRG Historical	TRINITY Historical	Pro Forma Adjustments	Pro Forma Combined
Revenues	—	257,274,405	—	257,274,405
Contract costs	—	248,311,805	—	248,311,805
Gross profit	—	8,962,600	—	8,962,600
Selling, general and administrative expenses	2,364,934	5,933,422	—	8,298,356
Operating income (loss)	(2,364,934)	3,029,178	—	664,244
Total other income (expense), net	(22,548)	748,532	—	725,984
(Loss) income before income taxes	(2,387,482)	3,777,710	—	1,390,228
Provision for income taxes	—	2,250	—	2,250
Net (loss) income from continuing operations	(2,387,482)	3,775,460	—	1,387,978
Net loss from discontinued operations	(317,123)	—	—	(317,123)
Net (loss) income	(2,704,605)	3,775,460	—	1,070,855
Weighted-average shares outstanding, basic and diluted	54,832,811	—	4,200,000	59,032,811
Net loss per common share, basic and diluted	(0.049)	—	—	$0.018

Summary Consolidated Balance Sheet Data

(Year Ended December 31, 2025)

	KiNRG Historical	TRINITY Historical	Pro Forma Adjustments	Pro Forma Combined
Cash and cash equivalents	328,466	8,918,182	(1,000,000)	8,246,648
Total current assets	328,466	68,840,600	—	68,169,066
Property and equipment, net	—	149,949	—	149,949
Operating lease right-of-use assets	9,471	424,466	—	433,937
Intangible assets/goodwill (preliminary)	—	—
Total assets	337,937	69,425,015	—	73,259,539
Total current liabilities	883,705	65,120,919	3,000,000	69,004,624
Total liabilities	883,705	65,382,853	—	69,266,558
Total stockholders’ equity (deficit)	(545,768)	4,042,162	—	3,992,981

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks actually occur, we may be unable to conduct our business as currently planned and our financial condition and results of operations could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and the Industry in Which We Compete

We have a limited operating history with respect to our current business strategy and operations, which makes it difficult to evaluate our business prospects and future operating results.

Although the Company has operated for many years under difference corporate names, our current business strategy, operations and growth initiatives are relatively recent and continue to evolve. In particular, we have limited operating history with respect to the development and execution of our current infrastructure, energy and mission-critical project activities, including projects associated with our recent acquisition of TRINITY. As a result, investors have limited historical information upon which to evaluate our business, operating results, management capabilities and future prospects.

Our future success will depend on a number of factors, many of which are outside of our control, including our ability to successfully execute projects, secure customer contracts, obtain financing, manage project costs and timelines, recruit and retain qualified personnel, integrate acquired operations, maintain regulatory compliance and respond to changing market conditions and customer demand. Our business strategy also requires significant operational coordination, project execution capabilities and capital resources, and we may encounter delays, cost overruns, operational difficulties, permitting issues, supply chain disruptions or other challenges as we continue to grow our operations.

In addition, our limited operating history in our current markets and business model makes it difficult to accurately forecast future revenues, operating results, cash flows and capital requirements. Our historical results may not be indicative of future performance, particularly as we continue to expand our operations, integrate acquisitions and pursue larger and more complex projects. We may not successfully execute our business strategy, achieve profitability or generate sufficient revenues or cash flows to sustain our operations.

If we are unable to successfully develop and execute our projects, manage our growth, obtain adequate financing or effectively respond to operational and market challenges, our business, financial condition, results of operations and growth prospects could be materially adversely affected, and investors could lose all or part of their investment.

The development of our planned projects requires substantial capital, and we may be unable to obtain the financing necessary to execute our business strategy.

The Company has experienced negative cash flows from operations since its inception. The Company will be required to spend substantial funds to continue research and development. It is estimated that the cost of permitting and constructing large-scale HTR’s will be in excess of $2 billion and the cost of a green hydrogen plant will be in excess of $1.2 billion. The Company’s current development efforts, however, are focused on a smaller 200MW HTR designed for data center applications. The Company anticipates the cost of smaller HTR’s will be less than half the cost of the large HTRs and will be co-located with AI data centers which will be funded by others. The Company anticipates that long term energy (off take agreements) for the supply of electricity required for the AI data centers will support and enable the needed financing for the smaller HTR. The Company’s capital requirements will depend on many factors, primarily relating to the problems, delays, expenses and complications frequently encountered by development stage companies; construction and permitting delays and related issues; the progress of the Company’s research and development programs; the costs and timing of seeking regulatory approvals of the Company’s products under development; the Company’s ability to obtain such regulatory approvals; costs in filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights; the extent and terms of any collaborative research, manufacturing, marketing, or other arrangements; and changes in economic, regulatory, or competitive conditions or the Company’s planned business. In addition, we will need to raise funds for working capital purposes.

To satisfy its capital requirements, the Company expects to seek financing through a combination of public or private equity offerings, debt financings, project financing arrangements, strategic partnerships, joint ventures, customer arrangements, government incentives, grants and other financing sources. The Company may also seek to generate revenues and operating cash flows through infrastructure, engineering, construction and related operational activities, including through the TRINITY business, while continuing to pursue larger-scale HTR and energy infrastructure opportunities. In addition, the Company currently anticipates that smaller-scale HTR deployments and projects co-located with AI data centers may require significantly lower capital expenditures than large-scale HTR projects and may be developed incrementally or with financing and infrastructure support provided by customers, project partners or other third parties.

In addition, following the acquisition of TRINITY, the Company intends to integrate TRINITY’s construction expertise, project execution capabilities and industry relationships into its broader strategy of developing HTR projects and related energy infrastructure opportunities. While the Company believes that combining TRINITY’s construction capabilities with its HTR development efforts may create strategic opportunities, there can be no assurance that the anticipated benefits of the integration will be realized. In addition, management attention, personnel and other resources may be required to support integration efforts and the pursuit of joint HTR and data center opportunities, which could affect TRINITY’s ability to execute its existing business plan or pursue certain third-party opportunities. If the Company is unable to successfully integrate TRINITY or realize the anticipated strategic benefits of the acquisition, its business, financial condition and results of operations could be adversely affected.

There can be no assurance that any such financing, strategic relationships, customer arrangements, grants or operating cash flows will be available to the Company, or if available, that they will be available on acceptable terms or sufficient to support the Company’s planned operations and growth strategy. If adequate funds are not available when needed, the Company may be required to delay, reduce, restructure or abandon certain projects, defer capital expenditures, scale back operations or pursue financing arrangements that may be dilutive or otherwise unfavorable to stockholders. In addition, the Company may be required to relinquish rights or interests in certain projects, technologies or business opportunities in order to secure funding or strategic support. Any inability to obtain adequate financing or successfully execute the Company’s financing strategy could materially adversely affect the Company’s business, financial condition, results of operations and growth prospects.

KiNRG has a history of losses and may not achieve or maintain profitability in the future.

KiNRG incurred net losses from continuing operations of approximately $2.4 million and $1.2 million for the years ended December 31, 2025 and 2024, respectively, and approximately $0.3 million for the three months ended March 31, 2026. As of March 31, 2026, KiNRG had an accumulated deficit of approximately $29.4 million. The Company expects to continue to incur significant operating expenses, development costs, capital expenditures and general and administrative expenses as it continues to develop its business, pursue permitting and regulatory approvals, expand operations, integrate the TRINITY business and pursue planned HTR, energy infrastructure and related project opportunities.

Our business strategy requires significant upfront investments in project development, engineering, permitting, equipment procurement, personnel, infrastructure and financing activities, and many of these expenditures may be incurred significantly in advance of the generation of meaningful revenues or cash flows, if any. In addition, our future operating results may be adversely affected by project delays, permitting or interconnection challenges, customer demand uncertainty, supply chain disruptions, increased labor and construction costs, financing constraints and other risks associated with large-scale infrastructure and energy-related projects.

Although the Company historically has incurred losses and negative operating cash flows, TRINITY has historically operated as an active construction services business. Following the Acquisition, the Company intends to integrate TRINITY’s construction expertise, project execution capabilities and industry relationships into its broader strategy of developing HTR projects and related energy infrastructure opportunities. While the Company believes that combining TRINITY’s construction capabilities with its HTR development efforts may create strategic opportunities, there can be no assurance that the anticipated benefits of the integration will be realized. In addition, the integration process may require management attention and operational resources and could affect the execution of TRINITY’s existing business plan. As a result, TRINITY’s historical revenues, profitability and operating performance may not be indicative of future results as part of the combined enterprise.

We may not be able to generate sufficient revenues, achieve profitability or maintain positive cash flows on a sustained basis. Even if we achieve profitability in future periods, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to successfully execute our business strategy, secure financing, complete projects on commercially reasonable terms or effectively manage our costs and operations, our business, financial condition, results of operations and growth prospects could be materially adversely affected, and investors could lose all or part of their investment.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and adversely affect our business, financial condition, and results of operations.

The report of our independent registered public accounting firm on our consolidated financial statements for the years ended December 31, 2025 and 2024 includes an explanatory paragraph stating that our recurring losses from operations, negative cash flows from operating activities, and accumulated deficit raise substantial doubt about our ability to continue as a going concern. The report of our independent registered public accounting firm on our consolidated financial statements for the year ended December 31, 2025 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. For the years ended December 31, 2025 and 2024, the Company incurred net losses from continuing operations of approximately $2.4 million and $1.2 million, respectively, and had an accumulated deficit of approximately $29.0 million as of December 31, 2025. As of December 31, 2025, the Company had cash and cash equivalents of approximately $328,466 and a working capital deficit of approximately $555,239.

KiNRG has experienced recurring losses from operations and negative cash flows from operating activities and expects to continue to incur significant operating losses, development costs, capital expenditures and working capital requirements in connection with the execution of its business strategy and planned projects. The Company has historically relied on debt and equity financings to fund operations and meet liquidity needs. During the year ended December 31, 2025, the Company received proceeds of approximately $750,000 from the sale of common stock and approximately $250,000 from the exercise of common stock warrants.

Management currently believes that existing cash resources will not be sufficient to fund planned operations and capital requirements for the next 12 months without additional financing. Accordingly, the Company expects to seek additional capital through equity offerings, debt financings, project financing arrangements, strategic partnerships, customer arrangements, grants or other financing sources in order to continue operations and execute its business strategy. There can be no assurance that such financing or other capital sources will be available on acceptable terms, or at all.

A going concern qualification may adversely affect our ability to obtain financing, enter into strategic relationships, secure customer contracts, maintain supplier or subcontractor relationships or execute our growth strategy. In addition, concerns regarding our liquidity and financial condition may negatively affect investor confidence and our ability to access capital markets on favorable terms. If we are unable to obtain adequate financing or otherwise improve our liquidity position, we may be required to delay, reduce or discontinue certain operations or planned projects, and our business, financial condition, results of operations and growth prospects could be materially adversely affected.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to obtain sufficient additional funding or generate sufficient revenue to meet our operating expenses and other obligations as they come due, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, restructure or refinance our indebtedness, or file for bankruptcy protection. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations, or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of sufficient financing or other resources, we may not be able to continue as a going concern, which could result in the liquidation of our assets at values significantly lower than those recorded in our financial statements, and investors could lose all or a significant portion of their investment in our securities.

Our ability to continue as a going concern will depend on our ability to successfully execute our business plan, including increasing revenues, reducing operating expenses, and securing additional financing on acceptable terms. However, there can be no assurance that we will be able to achieve these objectives, and the presence of the going concern qualification may make it more difficult or costly to raise additional capital, further exacerbating our liquidity challenges.

The Company’s strategies for development of the business might not be successful.

The Company is currently evaluating potential development strategies for the further development of HTR technology and implementation of the construction of HTR’s. It may take several years, if ever, for the Company to achieve cumulative positive cash flow. The Company could experience significant difficulties in executing its business plan, including: inability to successfully implement the Company’s business plan; changes in market conditions; inability to obtain necessary financing; delays in completion of the Company’s projects or their underlying technologies; inaccurate cost estimates; changes in government or political reform; or the Company may not benefit from the proposed projects as the Company expected. The Company’s inability to develop and market the Company’s HTR’s successfully and to generate positive cash flows from these operations in a timely manner would have a material adverse effect on the Company’s ability to meet the Company’s working capital requirements.

We expect to rely upon strategic relationships in order to execute our business plan and the Company may not be able to consummate the strategic relationships necessary to execute its business plan.

The Company plans to enter into and rely on strategic relationships with other parties, in particular to acquire rights necessary to develop and build proposed HTR’s and to develop and build such projects. These strategic relationships could include licensing agreements, partnerships, joint ventures, or merger or acquisition activity. The Company believes that these relationships will be particularly important to the Company’s future growth and success due to the size and resources of the Company and the resources necessary to complete the Company’s proposed projects. The Company may, however, not be able to successfully identify potential strategic relationships.

Even if the Company does identify one or more potentially beneficial strategic relationships, it may not be able to consummate these relationships on favorable terms or at all, obtain the benefits it anticipates from such relationships or maintain such relationships. In addition, the dynamics of the Company’s relationships with possible strategic partners may require the Company to incur expenses or undertake activities it would not otherwise be inclined to undertake in order to fulfill the Company’s obligations to these partners or maintain the Company’s relationships.

To the extent the Company consummates strategic relationships; it may become reliant on the performance of independent third parties under such relationships. Moreover, certain potentially critical strategic relationships are only in the early stages of discussion and have not been officially agreed to and formalized. If strategic relationships are not identified, established or maintained, or are established or maintained on terms that become unfavorable, the Company’s business prospects may be limited, which could have a negative impact on the Company’s ability to execute the Company’s business plan, diminish the Company’s ability to conduct the Company’s operations and/or materially and adversely affect the Company’s business and financial results.

We depend on key personnel, the loss of which could have a material adverse effect on us.

Our performance depends substantially on the continued services and on the performance of our senior management and other key personnel. Our ability to retain and motivate these and other officers and employees is fundamental to our performance. The unexpected loss of services of one or more of these individuals could have a material adverse effect on us. We are not protected by a material amount of key-person or similar life insurance covering our executive officers and other directors. We have entered into employment agreements with our executive officers, but the non-compete period with respect to certain executive officers could, in some circumstances in the event of their termination of employment with the Company, end prior to the employment term set forth in their employment agreements.

Certain legal proceedings and regulatory matters could adversely impact our results of operations.

From time to time, the Company may be subject to legal proceedings, claims, disputes, investigations and regulatory matters arising in the ordinary course of business, including matters involving contracts, project execution, employment matters, intellectual property, permitting and regulatory compliance, construction activities, commercial disputes and other business matters. In addition, the Company may become involved in disputes with customers, subcontractors, suppliers, financing sources, joint venture partners, utilities, governmental authorities or other third parties in connection with the development, permitting, financing, construction or operation of planned projects and related business activities.

Even if the Company is successful in defending against claims or proceedings, such matters may result in substantial legal fees, management distraction, reputational harm, increased costs or other adverse consequences. If any claims or proceedings are resolved adversely to the Company, the Company could be subject to damages, penalties, fines, injunctive relief, contractual liabilities or other material adverse outcomes.

In addition, the Company’s operations and planned projects are subject to evolving federal, state and local laws and regulations relating to environmental matters, permitting, energy infrastructure, workplace safety, employment practices and other regulatory requirements. Changes in laws or regulations, or the manner in which they are interpreted or enforced, could increase compliance costs, delay projects, restrict operations or otherwise adversely affect the Company’s business, financial condition, results of operations and growth prospects.

The Company’s insurance coverage may not be adequate.

The Company’s operations and planned projects involve significant risks that may not be fully covered by insurance. The Company currently maintains insurance coverage that it believes is customary for businesses of its size and stage of development, including coverage relating to general liability, directors and officers liability, workers’ compensation, property damage and other operational risks. However, the Company may not maintain insurance coverage for all risks associated with its operations, project development activities, construction activities, regulatory matters, cyber incidents, environmental liabilities, business interruptions or other potential claims.

As the Company expands its operations, pursues larger infrastructure and energy-related projects and integrates the TRINITY business, it may become exposed to increased operational, construction, contractual, environmental, workplace safety and project execution risks. In addition, certain losses or liabilities may exceed policy limits, be subject to significant deductibles or exclusions, or may not be insurable on commercially reasonable terms, or at all. Insurance coverage may also become more expensive or difficult to obtain in the future.

If the Company incurs substantial liabilities or losses that are not adequately covered by insurance, or if insurance proceeds are delayed or unavailable, the Company’s business, financial condition, results of operations and cash flows could be materially adversely affected.

Our planned operations will expose us to various international risks that could adversely affect our business.

We are seeking to reach agreements for the provision of key aspects of our business with foreign operators. The Company currently has no formal relationships with any foreign entities, and may seek to expand certain aspects of its business internationally in the future, including through relationships with foreign suppliers, contractors, technology providers, customers, financing sources or strategic partners. As a result, the Company may become subject to additional legal, operational, financial and political risks associated with international business activities and cross-border transactions.

International operations and relationships may expose the Company to risks relating to changes in foreign laws and regulations, tariffs, trade restrictions, sanctions, import and export controls, currency exchange fluctuations, political instability, economic uncertainty, supply chain disruptions, differing labor and employment practices, longer payment cycles and difficulties enforcing contractual rights or collecting receivables in foreign jurisdictions. In addition, international operations may require the Company to devote significant management attention and resources to compliance with foreign legal and regulatory requirements, including anti-corruption, trade compliance, environmental and tax regulations.

The Company may also rely on certain foreign suppliers or manufacturers for equipment, components or other materials necessary for planned projects and operations. Disruptions involving foreign suppliers, shipping delays, geopolitical conflicts, trade disputes, increased tariffs or restrictions on imports or exports could increase costs, delay projects or otherwise adversely affect the Company’s operations and growth strategy.

There can be no assurance that the Company will be able to successfully manage the risks associated with any current or future international activities or relationships. Any such risks or disruptions could materially adversely affect the Company’s business, financial condition, results of operations and growth prospects.

The occurrence of natural or man-made disasters could adversely affect our financial condition and results of operations.

We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, fires, floods and tornadoes, and pandemic health events such as COVID, as well as man-made disasters, including acts of terrorism and military actions. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations.

Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

Should we experience a local or regional disaster or other business continuity problem, such as an earthquake, hurricane, terrorist attack, pandemic, security breach, power loss, telecommunications failure or other natural or man-made disaster, our continued success will depend, in part, on the availability of our personnel, our office facilities, and the proper functioning of our computer, telecommunication and other related systems and operations.

Our operations are dependent upon our ability to protect our technology infrastructure against damage from business continuity events that could have a significant disruptive effect on our operations. We could potentially lose operation of our projects or experience material adverse interruptions to our operations or delivery of services to our clients in a disaster recovery scenario.

We plan to regularly assess and take steps to improve upon our existing business continuity plans and key management succession. However, a disaster on a significant scale or affecting certain of our key operating areas within or across regions, or our inability to successfully recover should we experience a disaster or other business continuity problem, could materially interrupt our business operations and cause material financial loss, loss of human capital, regulatory actions, reputational harm, damaged client relationships or legal liability.

Assertions by a third party that the Company infringes its intellectual property could result in costly and time-consuming litigation, expensive licenses or the inability to operate as planned.

The energy and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. There is a possibility of intellectual property rights claims against the Company. The Company’s technologies may not be able to withstand third-party claims or rights restricting their use. Companies, organizations or individuals, including the Company’s competitors, may hold or obtain patents or other proprietary rights that would prevent, limit or interfere with the Company’s ability to provide the Company’s services or develop new products or services, which could make it more difficult for the Company to operate the Company’s business. Any litigation or claims, whether or not valid, could be time-consuming, expensive to litigate or settle and could divert the Company’s managements’ attention and financial resources. If the Company is determined to have infringed upon a third party’s intellectual property rights, the Company may be required to pay substantial damages, stop using technology found to be in violation of a third party’s rights or seek to obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all, and may significantly increase the Company’s operating expenses or may require the Company to restrict the Company’s business activities in one or more respects.

The Company may also be required to develop alternative non-infringing technology that could require significant effort and expense or may not be feasible. In the event of a successful claim of infringement against the Company and the Company’s failure or inability to obtain a license to the infringed technology, the Company’s business and results of operations could be harmed.

The Company’s business will be adversely affected if the Company is unable to protect its intellectual property rights from unauthorized use or infringement by third-parties.

The Company intends to rely on a combination of trademark, patent, trade secret and copyright law, license agreements and contractual restrictions, including confidentiality agreements, invention assignment agreements and non-disclosure agreements with employees, contractors and suppliers, to protect the Company’s proprietary rights, all of which provide only limited protection. The Company believes its intellectual property rights are valuable, and any inability to protect them could reduce the value of the Company’s products, services and brand. Various events outside of the Company’s control pose a threat to the Company’s intellectual property rights as well as to the Company’s products and services. The efforts the Company has taken to protect its proprietary rights may not be sufficient or effective, may not be enforceable or may be capable of being effectively circumvented. The Company owned six U.S. patents and two foreign patents relating to its energy conversion, atmospheric energy extraction, compressed air energy and multi-stage wind turbine technologies, including technologies associated with the Company’s HTR systems and related infrastructure concepts. The Company has also filed additional patent applications and may continue to pursue further intellectual property protection in the future.

Any significant impairment of the Company’s intellectual property rights could harm the Company’s business or the Company’s ability to compete. Also, protecting the Company’s intellectual property rights is costly and time consuming. The Company has no prior intellectual property disputes or enforcement actions. In addition, third parties may assert claims that the Company’s technologies, products or operations infringe upon their intellectual property rights, which could result in costly litigation, licensing requirements, injunctions or other liabilities.

The Company also seeks to maintain certain intellectual property as trade secrets. The secrecy could be compromised by outside parties, or by the Company’s employees, which would cause the Company to lose the competitive advantage resulting from these trade secrets.

If the Company is unable to adequately protect, maintain or enforce its intellectual property rights, or if such rights are challenged, invalidated or circumvented, the Company’s business, financial condition, results of operations and growth prospects could be materially adversely affected.

We are a “smaller reporting company” and we have elected to comply with certain reduced reporting and disclosure requirements which could make its common stock less attractive to investors.

We are a “smaller reporting company,” as defined in the Regulation S-K of the Securities Act of 1933, as amended, which allows us to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result of these reduced reporting and disclosure requirements, our disclosures may not be comparable to those of companies that are not smaller reporting companies.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our independent registered public accounting firm is not be required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer a “smaller reporting company”. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Investors may find our common stock less attractive as a result of our election to utilize these exemptions, which could result in a less active trading market for our common stock and/or the market price of our common stock may be more volatile.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over medical epidemics, energy costs, geopolitical issues, the U.S. mortgage market and a deteriorating real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns (including the current downturn related to the current COVID-19 pandemic), volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

We may be subject to securities litigation, which is expensive and could divert management attention.

Companies that have experienced volatility in the market price of their securities, operated at a loss, announced significant business developments, completed acquisitions, sought financing transactions or experienced changes in financial condition or operating results have in the past been subject to securities class action litigation, derivative lawsuits and other stockholder claims. Following this offering, we may become the target of securities litigation or other claims, including claims relating to our disclosures, financial reporting, business strategy, projections, capital raising activities, stock price performance, the TRINITY acquisition or other corporate transactions and developments.

In addition, because we are seeking to reestablish a public trading market for our common stock following a period in which no public market existed, the trading price of our common stock may be volatile and may fluctuate significantly in response to a variety of factors, including our operating results, financing activities, liquidity position, project developments, market conditions and broader economic or industry trends. Volatility in the trading price of our securities may increase the likelihood of litigation or stockholder claims.

Securities litigation and related proceedings are inherently costly, time consuming and disruptive. Such matters could result in substantial legal expenses, significant management distraction, reputational harm, increased insurance costs and diversion of financial and operational resources. In addition, any adverse judgment, settlement or other resolution of such proceedings could result in significant monetary damages, penalties or other liabilities and could materially adversely affect our business, financial condition, results of operations and cash flows.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures in the future, or, if we discover additional material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Our management determined that our disclosure controls and procedures and internal controls were ineffective as of December 31, 2025 and 2024 and if they continue to be ineffective could result in material misstatements in our financial statements.

If we fail to comply with the rules under the Sarbanes-Oxley Act related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the audit of our consolidated financial statements for the years ended December 31, 2020 and 2019, our management concluded that the Company had material weaknesses in its internal controls because we did not have adequately designed internal controls to ensure the timely preparation and review of the accounting for certain complex, non-routine transactions by those with appropriate technical expertise, which was necessary to provide reasonable assurance that the Company’s consolidated financial statements and related disclosures would be prepared in accordance with generally accepted accounting principles in the United States of America. In addition, we did not have adequately designed and documented financial close and management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the financial statements and related footnotes. Upon completion of this offering, we intend to invest as soon as practicable in resources to create a larger finance function with additional personnel to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If additional material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Risks Related to the Industry in Which We Compete

Our HydroThermal Reactor concept is unproven at commercial scale and modeled performance may not be realized.

We have not constructed or operated a commercial-scale HTR and have no assurance that an HTR can be engineered, permitted, financed, constructed, commissioned and operated at the costs, outputs, water usage, or reliability we currently model. Key assumptions regarding site meteorology, water sourcing and pumping, turbine and generator integration, and O&M may prove inaccurate. Failure to achieve expected performance could impair our ability to secure customers, obtain project financing or generate revenues, and could result in impairment charges.

We may be unable to obtain project financing, secure site control, or enter into long-term off-take arrangements on acceptable terms for HTR projects.

Each HTR project will likely require site control, interconnection rights, major equipment, permits and significant upfront capital. Availability and cost of project financing typically depend on long-term power purchase or other off-take agreements with creditworthy counterparties. We have not executed binding off-take agreements. Market prices for electricity, evolving data center load requirements, and permitting or interconnection constraints may limit our ability to secure bankable off-take or finance projects on acceptable terms, or at all.

Permitting, water sourcing and interconnection uncertainties could delay or prevent HTR project development.

HTR projects would require multiple permits and approvals that vary by jurisdiction, including land use, environmental review, water rights and usage, construction, and grid interconnection. We have not begun any permitting processes for a commercial-scale HTR. Interconnection queues in certain markets have experienced material delays and increased study requirements. Inability to secure timely permits, sufficient water access, or interconnection capacity on acceptable terms could delay or prevent projects and increase costs.

Our business may depend on the availability of government incentives, tax credits, or favorable regulatory regimes that could change or expire.

Renewable energy project economics may benefit from incentives such as investment tax credits, accelerated depreciation, or state/local programs. Changes in law, guidance, transferability rules, or availability of tax capacity could reduce expected returns and impair our ability to finance projects, monetize tax attributes, or attract third-party capital.

Project development or construction activities may not be successful and proposed projects may not receive required permits or construction may not proceed as planned.

The development and construction of our proposed projects will involve numerous risks. We may be required to spend significant sums for preliminary engineering, permitting, legal, and other expenses before we can determine whether a project is feasible, economically attractive or capable of being built. Success in developing a particular project is contingent upon, among other things: (i) negotiation of satisfactory engineering, procurement and construction agreements; (ii) receipt of required governmental permits and approvals, including the right to interconnect to the electric grid on economically acceptable terms; (iii) payment of interconnection and other deposits (some of which may be non-refundable); (iv) obtaining construction financing; and (v) timely implementation and satisfactory completion of construction.

Successful completion of a particular project may be adversely affected by numerous factors, including: (i) delays in obtaining required governmental permits and approvals with acceptable conditions; (ii) uncertainties relating to land costs for projects ; (iii) unforeseen engineering problems; (iv) construction delays and contractor performance shortfalls; (v) work stoppages; (vi) cost over-runs; (vii) equipment and materials supply; (viii) adverse weather conditions; and (ix) environmental and geological conditions.

The estimates and projections contained herein may not be realized.

This prospectus contains forward-looking statements regarding, among other things, our anticipated growth, future financial performance, market opportunities, customer demand, operating results, cash flows, capital expenditures, acquisition strategy, international expansion plans and the expected benefits of acquisitions. These statements are based on management’s current expectations, estimates and assumptions, including assumptions regarding market demand for our services, customer capital spending, project timing and execution, availability and pricing of labor and materials, supply chain conditions, energy prices, permitting and regulatory requirements, financing availability, competitive conditions and general economic trends.

Forward-looking statements are inherently uncertain and involve substantial risks, assumptions and contingencies that are difficult to predict and beyond our control. Actual results may differ materially from those expressed or implied in the forward-looking statements due to numerous factors, including reductions or delays in customer spending, project cancellations, cost overruns, labor shortages, supply chain disruptions, increases in material or energy costs, adverse macroeconomic conditions, financing constraints, changes in environmental or permitting requirements, cybersecurity incidents, inability to retain key personnel, increased competition, failure to successfully integrate acquisitions, including the TRINITY acquisition, and other risks and uncertainties described elsewhere in this prospectus, including under “Risk Factors.”

In addition, our historical operating results may not be indicative of future performance, particularly following recent acquisitions and expansion initiatives. Accordingly, investors should not place undue reliance on any forward-looking statements contained in this prospectus. We cannot assure you that we will successfully execute our business strategy, achieve profitability, generate positive cash flow or realize the anticipated benefits of our acquisitions, investments or growth initiatives, and investors could lose all or part of their investment.

Our business is subject to significant government regulation and, as a result, changes to such regulations may adversely affect our business.

Although we are not regulated as a traditional public utility and independent power producers generally are not subject to the same degree of rate regulation and other regulatory oversight applicable to public utility companies, our operations and projects remain subject to extensive federal, state, provincial and local laws and regulations. These regulations relate to, among other things, environmental protection, zoning and land use, permitting, construction, energy usage, interconnection, emissions, workplace health and safety, taxation, pricing, competition and the sale and transmission of electricity. Our operations and projects may also be subject to oversight and regulatory requirements administered by governmental authorities and regulatory agencies, including the Federal Energy Regulatory Commission (“FERC”), state public utility commissions (“PUCs”), environmental agencies and local permitting authorities.

In particular, projects serving data center and other mission-critical infrastructure customers may require approvals, permits and coordination with multiple governmental agencies, public utilities, grid operators and regulatory authorities. Permitting and regulatory approval processes are often lengthy, complex, costly and uncertain and may result in significant project delays, increased costs, operational restrictions or the inability to commence or complete projects. Applicable laws and regulations are subject to change and interpretation by governmental authorities, which are often vested with broad discretion in the administration, implementation and enforcement of applicable requirements, permits and approvals.

Our projects and operations may also be adversely affected by changes in environmental laws and regulations, including those relating to greenhouse gas emissions, energy efficiency, water use, climate-related initiatives and power generation or transmission infrastructure. In addition, increasing electricity demand from data centers and other large-load customers has resulted in heightened scrutiny regarding grid capacity, utility interconnections, power availability and energy infrastructure development, which may increase regulatory uncertainty and permitting challenges for projects in our end markets. We may also be adversely affected by changes in tax laws, tariffs, trade restrictions, government incentives, energy policies or other regulations affecting our customers, suppliers or operations.

Failure to obtain, maintain or comply with required permits, approvals and regulations could result in fines, penalties, project delays, operational restrictions, permit revocations, suspension of operations, litigation or other liabilities. In addition, evolving regulations and inconsistent interpretations by governmental authorities may increase compliance costs, limit our ability to develop or operate projects and make it more difficult to forecast project timing, costs and profitability. Any such developments could materially adversely affect our business, financial condition, results of operations and cash flows.

We may be unable to acquire or lease land and/or obtain the approvals, licenses and permits necessary to build and operate our proposed projects in a timely and cost effective manner, and regulatory agencies, local communities or labor unions may delay, prevent or increase the cost of construction and operation of our proposed projects.

In order to construct and operate our proposed projects, we need to acquire or lease land and obtain all necessary local, county, state and federal approvals, licenses and permits. We may be unable to acquire the land or lease interests needed, may not receive or retain the requisite approvals, permits and licenses or may encounter other problems which could delay or prevent us from successfully constructing and operating proposed projects.

Proposed projects may be located on or require access through public lands administered by federal and state agencies pursuant to competitive public leasing and right-of-way procedures and processes. The authorization for the use, construction and operation of our proposed projects and associated transmission facilities on federal, state and private lands will also require the assessment and evaluation of mineral rights, private rights-of-way and other easements; environmental, agricultural, cultural, recreational and aesthetic impacts; and the likely mitigation of adverse impacts to these and other resources and uses. The inability to obtain the required permits and, potentially, excessive delay in obtaining such permits due, for example, to litigation, could prevent us from successfully constructing and operating our proposed projects. Moreover, project approvals subject to project modifications and conditions, including mitigation requirements and costs, could affect the financial success of our proposed projects.

Our ability to manage our growth successfully is crucial to our future.

Our future growth places significant demands on our management, operational and financial resources, and our inability to manage our growth effectively could materially adversely affect our business, financial condition and results of operations.

We have experienced, and expect to continue to experience, growth in our operations, including through the expansion of our project activities, customer relationships, workforce, geographic footprint and recent acquisitions, including the acquisition of TRINITY. Our growth strategy will require us to effectively manage a number of operational, financial and administrative challenges, including our ability to:

●	recruit, train and retain qualified personnel, including project managers, engineers, construction professionals and other skilled employees;

●	manage increasingly complex projects and customer relationships across multiple markets and geographic regions;

●	maintain effective financial reporting systems, internal controls and compliance procedures;

●	manage working capital requirements, liquidity and capital expenditures associated with large-scale and project-based operations;

●	coordinate and manage subcontractors, suppliers and procurement activities in an environment of supply chain constraints and long lead times for critical equipment;

●	integrate acquired businesses, personnel, systems and operations, including the TRINITY business; and

●	scale our operational, information technology and cybersecurity infrastructure to support anticipated growth.

Our continued growth may place significant strain on our management, administrative, operational and financial infrastructure. In addition, rapid growth may increase the risk of project execution issues, delays, cost overruns, inconsistent operating results and control deficiencies. If we are unable to successfully manage our growth, maintain sufficient operational and financial controls, attract and retain qualified personnel or effectively execute our projects and integration activities, our reputation, customer relationships, business, financial condition, results of operations and cash flows could be materially adversely affected.

We may not be able to finance the development or the construction costs of building our planned projects.

Our business requires significant capital and working capital resources, and we may not be able to obtain sufficient financing to support our operations, growth strategy and project activities on acceptable terms, or at all.

Our operations and growth strategy require substantial capital expenditures, working capital and ongoing access to financing. We expect to continue to incur significant costs in connection with the development, construction, procurement and execution of our projects, including costs associated with labor, equipment, materials, subcontractors, permitting, interconnection and other project-related activities. In addition, certain projects may require significant upfront expenditures or long lead-time equipment purchases before we receive corresponding customer payments.

We do not currently generate sufficient cash flow from operations to fully fund all of our anticipated capital requirements, project development activities and growth initiatives. As a result, we may need to obtain additional debt or equity financing, project financing, working capital facilities or other sources of capital to support our operations and planned growth. Our ability to obtain additional financing depends on a variety of factors, many of which are beyond our control, including general economic conditions, capital market conditions, interest rates, investor sentiment, lender requirements, project performance, backlog visibility and customer demand.

Increases in interest rates, tightening credit markets, reduced availability of project financing, changes in government incentives or tax policies, adverse market conditions or deterioration in our operating performance could make financing more difficult or costly to obtain. If we are unable to obtain sufficient financing or access capital on acceptable terms, we may be required to delay, reduce or abandon certain projects, defer capital expenditures, reduce the scope of our operations, sell assets, pursue dilutive financing transactions or take other actions that could adversely affect our business, financial condition, results of operations and growth prospects.

We may not be able to obtain, maintain, or economically utilize access to the transmission and interconnection facilities necessary to deliver the power we plan to produce and sell, which could delay or prevent project completion, reduce energy sales, increase our costs materially, or expose us to liquidated damages and other liabilities.

Our ability to construct, commission, and operate our projects depends on timely and cost-effective access to electricity transmission and distribution systems and on securing and maintaining interconnection rights and, where applicable, deliverability status. Existing transmission facilities in the regions where we operate or plan to develop projects may have limited available capacity. In many cases, we must complete multi-stage interconnection studies, secure interconnection agreements, and fund system network upgrades or expansions identified by the relevant transmission provider, independent system operator or regional transmission organization. The scope, timing, and cost of required upgrades are uncertain and may increase significantly following restudies, changes in queue position, or system re-modeling. We may be required to post additional security, accept milestone schedules and performance guarantees, or agree to curtailment and congestion management provisions that reduce our expected output or revenues. If system impact, facilities, or restudy results require material upgrades, we may face higher interconnection costs than anticipated or be unable to proceed with a project on commercially reasonable terms.

Even where we secure interconnection agreements, we depend on third parties—including utilities, transmission owners and operators, and other queued projects—to complete network upgrades, shared facilities, and gen-tie lines on schedule and in accordance with required specifications. Delays, cost overruns, contractor non-performance, supply-chain constraints, permitting or right-of-way challenges, and force majeure events affecting these third parties may postpone our commercial operation dates or limit our ability to inject energy into the grid. We may also be required to construct, own, or contribute to the cost of new or expanded gen-tie lines and substation equipment, and there can be no assurance we will obtain the necessary permits, site control, or rights-of-way, or that such facilities will be completed when required.

Transmission system constraints, congestion, and curtailment may also reduce the amount of electricity our projects can deliver or the prices we receive. Grid operators may order curtailments or redispatch generation to maintain system reliability or manage congestion, which can be frequent in regions with high renewable penetration or limited transmission capacity. In addition, changes in market rules, transmission tariffs, loss factors, basis differentials, congestion rights allocations, or deliverability methodologies can adversely affect realized prices and revenues and may increase our costs to hedge or wheel power to offtake points. These factors may cause our projects to experience lower-than-expected capacity factors and revenues even when operating as designed.

Interconnection procedures and queue reforms are evolving and may impose additional milestones, study deposits, readiness requirements, withdrawal penalties, or restudy triggers. We may lose queue position or face increased costs or delays if we are unable to satisfy new requirements or if other projects in the queue withdraw or change their configurations, prompting restudies. Regulatory actions or orders at the federal, state, or local level, including changes implemented by the Federal Energy Regulatory Commission or applicable ISOs/RTOs, could further affect study timelines, cost allocation for network upgrades, curtailment practices, and our ability to secure or maintain deliverability.

If we are unable to secure or maintain interconnection rights and transmission access on terms and timelines consistent with our development plans, or if required upgrades are more extensive or costly than anticipated, we may need to redesign, downsize, delay, relocate, or abandon projects, incur significant additional capital and operating expenditures, accept less favorable offtake terms, or experience reduced energy deliveries and revenues. These outcomes could impair our ability to meet construction milestones or delivery obligations under power purchase agreements or other offtake arrangements and could subject us to liquidated damages, step-in or termination rights, or other contractual remedies. In severe cases, we may be unable to achieve commercial operation or may be forced to curtail operations, which could materially and adversely affect our business, financial condition, and results of operations.

Increases in equipment, material, labor and construction costs could adversely affect our profitability, project economics and growth prospects.

Our operations and project activities are subject to risks associated with increases in the costs of equipment, materials, labor, subcontractor services and construction activities. In recent years, the costs of critical equipment, including electrical equipment, generators, transformers, cooling systems and other infrastructure components, as well as labor and transportation costs, have experienced significant volatility due to inflationary pressures, supply chain disruptions, increased demand from data center and infrastructure markets, trade restrictions and long lead times for key components. In addition, shortages of skilled labor and subcontractor capacity in certain markets may further increase project costs and execution risks.

Many of our projects are competitively bid or performed under fixed-price or guaranteed maximum price arrangements, which may limit our ability to pass increased costs through to customers. Significant increases in project costs, delays in equipment procurement or supply chain disruptions could reduce project margins, negatively affect project economics, delay project completion or cause certain projects to become less economically attractive or commercially feasible. In addition, higher costs may reduce customer demand for new projects or result in delays, scope reductions or cancellations of planned projects. Any of these factors could materially adversely affect our business, financial condition, results of operations and growth prospects.

Increases in interest rates, financing costs and restrictive lending conditions could adversely affect our business, liquidity and the economic viability of our projects.

Our business and growth strategy require substantial capital expenditures, working capital and ongoing access to financing. Increases in interest rates, tighter credit markets, changes in lender requirements or more restrictive debt covenants may increase our borrowing costs, reduce the amount of capital available to us and adversely affect our ability to obtain project financing, working capital facilities or other sources of liquidity on acceptable terms, or at all.

Higher financing costs and reduced financing availability may also adversely affect our customers and counterparties, including by reducing capital spending, delaying project approvals or causing customers to defer, reduce or cancel planned projects. In addition, higher interest rates may negatively affect the economic returns and overall feasibility of certain projects by increasing development and construction costs and reducing expected cash flows and returns on investment. If we are unable to obtain sufficient financing, comply with debt covenants or access capital markets on favorable terms, we may be required to delay or abandon projects, reduce the scope of our operations or pursue alternative financing arrangements that could be dilutive or otherwise unfavorable. Any such developments could materially adversely affect our business, financial condition, results of operations and cash flows.

We may not be able to secure or maintain power purchase agreements or other long-term customer arrangements on favorable terms, which could adversely affect the economic viability of our projects and our ability to generate revenue.

The development and commercial success of certain of our projects may depend on our ability to enter into and maintain power purchase agreements (“PPAs”) or other long-term contractual arrangements with utilities, commercial customers, data center operators or other counterparties. We compete with numerous other energy developers and power providers for such arrangements, and there can be no assurance that we will be able to secure PPAs or other customer contracts on commercially acceptable terms, within expected timeframes or at all.

The availability and pricing of PPAs and other long-term arrangements may be affected by numerous factors beyond our control, including market electricity prices, competing generation sources, customer demand, regulatory requirements, utility procurement policies, interconnection availability, transmission constraints, financing conditions and broader economic conditions. In addition, counterparties may delay, reduce, terminate or decline to renew contractual arrangements due to changes in market conditions, project economics, energy demand or other factors.

Even if we successfully enter into PPAs or other customer arrangements, our projects may be subject to construction delays, permitting issues, supply chain disruptions, interconnection delays, equipment procurement challenges or other operational issues that could delay commercial operation or prevent us from satisfying contractual milestones and other obligations. Failure to meet required milestones or performance obligations could result in the modification, suspension or termination of customer agreements, loss of expected revenues, liquidated damages or other contractual liabilities.

If we are unable to secure or maintain PPAs or other long-term customer arrangements on favorable terms, or if such arrangements are delayed, terminated or become uneconomic, our business, financial condition, results of operations and growth prospects could be materially adversely affected.

We may be unable to obtain project financing or other necessary capital on acceptable terms or at all, which could delay, reduce the scope of, or prevent the development and construction of our HTRs and materially adversely affect our business, financial condition, results of operations, and prospects.

We intend to rely on project financing to fund the construction of our small- and large-scale downdraft renewable energy towers (collectively, the “HTRs”). Project financing for renewable energy projects, including our HTRs, is typically non-recourse debt secured by the project’s assets and cash flows, and its availability is generally contingent upon securing long-term power purchase agreements (also known as off-take agreements) with creditworthy customers. These agreements would guarantee the purchase volume and price of the energy produced, providing lenders with assurance that debt obligations can be serviced. However, there can be no assurance that we will be able to enter into such off-take agreements on favorable terms, or at all, due to factors such as market demand for our energy output, competition from other renewable energy sources, regulatory changes affecting energy markets, or perceptions of the viability and reliability of our downdraft technology.

Even if we secure off-take agreements, project financing may not be available on acceptable terms, or at all. Lenders may require stringent conditions, including high interest rates, significant collateral, or equity contributions, which could increase our overall cost of capital. Economic conditions, such as rising interest rates, inflation, or disruptions in credit markets, could further limit access to financing. Additionally, if equity capital is required in connection with project financing, we may need to attract equity investors for individual HTR projects or assign proceeds from available investment tax credits (ITCs) or production tax credits (PTCs) under the U.S. Internal Revenue Code. However, the availability and value of these tax credits are subject to legislative changes, phase-outs, or elimination, and there is no guarantee that we will qualify for or monetize them effectively. For example, changes in tax policy, such as those potentially arising from shifts in U.S. federal administration or congressional priorities, could reduce or eliminate these incentives, making our projects less attractive to investors.

If we are unable to obtain sufficient project financing or alternative capital, we may be forced to delay, scale back, or abandon HTR construction projects, which could result in forfeited deposits, lost revenue opportunities, and damage to our reputation with partners and customers. We may also need to seek additional equity or debt financing from other sources, which could dilute existing stockholders’ interests, increase our leverage, or impose restrictive covenants that limit our operational flexibility. In extreme cases, failure to secure financing could lead to insolvency or force us to cease operations entirely. Our limited operating history and the novel nature of our downdraft technology may exacerbate these risks, as potential financiers may view us as a higher-risk investment compared to established renewable energy providers. Any of these outcomes could have a material adverse effect on our business, financial condition, results of operations, and prospects.

The performance of our projects may be adversely affected by equipment failures, operational disruptions, weather variability and changing climate conditions, which could reduce revenues and adversely affect our operating results.

Our projects and operations depend on the continued and reliable performance of complex equipment and infrastructure, including generation equipment, electrical systems, transformers, cooling systems, transmission and interconnection infrastructure and other critical components. Equipment failures, manufacturing defects, design issues, operator errors, cybersecurity incidents, software or control system failures, supply chain disruptions, insufficient maintenance or other operational problems could result in unplanned outages, reduced operating efficiency, project delays, increased maintenance and repair costs or prolonged interruptions in operations.

In addition, the performance of certain projects may be affected by weather conditions, climate variability and changing environmental patterns. Actual operating conditions may differ from historical data, forecasts and other assumptions used during the project development, engineering and evaluation process. Severe weather events, storms, flooding, droughts, extreme temperatures, wildfires or other climate-related events may damage equipment, disrupt operations, reduce generation capacity, delay construction activities or adversely affect transmission and interconnection infrastructure. Changes in long-term weather patterns or short-term seasonal variability may also reduce the efficiency, output or economic performance of our projects.

Any reduction in project performance, prolonged outage, operational disruption or failure of our projects to perform as anticipated could reduce revenues, increase operating costs, impair customer relationships and materially adversely affect our business, financial condition, results of operations and cash flows.

Environmental damage on our properties may cause us to incur significant financial expenses.

Environmental damage may result from the development and operation of our proposed projects. The construction of our proposed initial HTR involves, among other things, land excavation and the installation of concrete foundations. Equipment can be a source of environmental concern, including noise pollution, damage to the soil as a result of oil spillage, and peril to certain migratory birds and animals that live, feed on, fly over, or cross the property. In addition, environmental regulators may impose restrictions on our operations, which would limit our ability to obtain the appropriate zoning or conditional use permits for our project. We may also be assessed significant financial penalties for any environmental damage caused on properties that are leased, and we may be unable to sell properties that are owned. Financial losses and liabilities that may result from environmental damage could affect our ability to continue to do business.

Geopolitical conflicts, disruptions in global energy markets and increasing concerns regarding energy security may adversely affect our business, financial condition and results of operations.

Geopolitical conflicts, trade disputes, sanctions, disruptions in global energy markets and other macroeconomic events may contribute to volatility in commodity prices, capital markets, supply chains, construction costs and general economic conditions. Such developments could adversely affect our ability to obtain financing, secure equipment and materials, manage development costs, attract strategic partners and pursue future HTR projects on favorable terms or at all.

In addition, uncertainty regarding global energy supplies, energy pricing and governmental responses to energy market disruptions may affect investment decisions, infrastructure development and the availability of capital. While increased focus on energy security and reliable power generation may increase interest in alternative energy technologies and infrastructure solutions such as those we are seeking to develop, the timing, extent and ultimate impact of these developments remain uncertain. Any potential increase in market interest may not result in additional business opportunities, commercial arrangements or revenue for the Company.

Accordingly, geopolitical conflicts, global energy market disruptions and related economic uncertainty could materially adversely affect our business, financial condition and results of operations.

We face significant competition from larger and more established companies, as well as from alternative energy sources and technologies, which could adversely affect our ability to grow our business and maintain profitability.

We operate in highly competitive markets and face competition from a variety of participants, including electric utilities, large independent power producers, engineering and construction firms, infrastructure and energy developers, private equity-backed platforms and other companies serving the data center, mission-critical infrastructure and energy markets. Many of our competitors are substantially larger than us and have significantly greater financial, technical, operational, procurement, marketing and management resources, as well as more extensive experience developing, financing, constructing and operating large-scale infrastructure and energy-related projects.

In addition, we compete with other energy sources and technologies, including natural gas, nuclear, solar, battery storage, hydroelectric, geothermal and other conventional and renewable energy generation sources. The relative competitiveness of different energy sources depends on numerous factors, including fuel prices, technological developments, transmission availability, regulatory policies, government incentives, environmental regulations, reliability requirements and customer preferences. Changes in market conditions, utility procurement practices, energy pricing or technological advancements may reduce demand for certain projects, increase pricing pressure or adversely affect the economic viability of our projects and services.

Competition for project opportunities, suitable sites, land rights, transmission and interconnection capacity, skilled labor, subcontractors and critical equipment has intensified in many of our target markets, including California and other regions experiencing significant growth in data center and energy infrastructure development. In particular, projects in California and other highly regulated markets may face increased competition for available land, utility capacity, permits and interconnection access. In addition, delays or limitations in transmission infrastructure, grid capacity or utility approvals may make it more difficult or costly to develop or complete projects.

Many of our competitors may have greater access to capital, lower financing costs, stronger supplier relationships, larger workforces, vertically integrated operations or long-standing customer relationships that provide competitive advantages over us. Increased competition may reduce our margins, increase customer pricing pressure, reduce our market share, delay or prevent project development opportunities or otherwise materially adversely affect our business, financial condition, results of operations and growth prospects.

Our business depends on our ability to attract, retain and manage qualified personnel, subcontractors and other skilled resources, and labor shortages or workforce challenges could adversely affect our business and growth strategy.

Our success depends on our ability to attract, retain, train and effectively manage qualified personnel, including project managers, engineers, electricians, construction professionals, technical personnel and executive management. We also rely on subcontractors, specialty trades, equipment installers and other third-party service providers to support our operations and project execution activities. Competition for experienced personnel and skilled labor in the infrastructure, energy, construction and data center industries is intense and has increased in recent years due to significant demand for mission-critical infrastructure and data center-related projects.

Increased competition for qualified personnel and subcontractors may result in higher wages, increased subcontractor costs, reduced labor availability, lower employee retention rates and difficulties staffing projects in a timely manner. In addition, labor shortages, workforce disruptions, employee turnover, safety incidents or the inability to recruit personnel with the necessary technical expertise or industry experience could impair our ability to effectively manage projects, maintain customer relationships, comply with regulatory requirements and execute our growth strategy.

Our continued growth, including the integration of the TRINITY business and expansion into new markets, places significant demands on our management and operational infrastructure. If we are unable to successfully recruit, retain and manage qualified personnel, maintain sufficient subcontractor relationships or effectively scale our workforce and operational capabilities, we may experience project delays, reduced productivity, increased operating costs, inconsistent project execution, control deficiencies or loss of business opportunities. Any such developments could materially adversely affect our business, financial condition, results of operations and growth prospects.

The market in which we operate is rapidly evolving and we may not be able to maintain our profitability.

We operate in markets that are experiencing significant changes driven by increasing demand for data center and mission-critical infrastructure, electrification trends, evolving energy requirements, technological developments, changing customer preferences, regulatory developments and rapidly shifting market conditions. The industries and end markets we serve are highly competitive and subject to fluctuations in customer capital expenditures, financing availability, utility and interconnection constraints, supply chain conditions, labor availability and broader macroeconomic trends. As a result, demand for our services and projects may fluctuate significantly from period to period, and our historical operating results may not be indicative of future performance.

In addition, the timing, size and profitability of projects may vary materially due to factors outside of our control, including delays in customer decision-making, permitting or interconnection approvals, changes in project scope, supply chain disruptions, increased competition, technological changes, evolving energy infrastructure requirements and changes in utility procurement or capital spending priorities. The rapid pace of development in data center infrastructure and energy-related markets may also increase the risk that certain technologies, project assumptions, infrastructure requirements or market opportunities evolve more quickly than anticipated.

Many of our operating expenses, including personnel costs, facilities costs, equipment commitments and other overhead expenses, are relatively fixed in the short term and are based on our expectations regarding future growth and project activity. If revenues decline, projects are delayed or anticipated growth does not occur, we may not be able to reduce our costs sufficiently or in a timely manner to maintain profitability. Any significant shortfall in revenues relative to our expectations or expenditures could materially adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to Our Acquisition of TRINITY

We may not successfully integrate the TRINITY business or realize the anticipated benefits of the acquisition, which could materially adversely affect our business, financial condition and results of operations.

On April 1, 2026, we completed the acquisition of TRINITY. The integration of TRINITY’s operations, personnel, systems, internal controls and other business functions will continue to require significant management attention and resources and may result in operational difficulties, increased expenses, disruptions to our business and diversion of management’s attention from our ongoing operations. We may encounter difficulties integrating TRINITY’s project-based construction operations into our existing business, including with respect to project execution, customer relationships, financial reporting, internal controls, operational processes and retention of key personnel. In addition, the anticipated benefits of the acquisition, including expanded customer relationships, increased capabilities and operational synergies, may not be realized within the expected timeframe, or at all.

TRINITY’s business is concentrated in mission-critical construction projects, including data centers, and its operating results may fluctuate based on project timing, customer demand and broader market conditions. Demand from data center and other mission-critical end markets may be adversely affected by macroeconomic conditions, financing availability and costs, regulatory or permitting constraints, power availability, supply chain disruptions, labor shortages, technological changes, customer budget reductions or delays in customer capital expenditures. In addition, hyperscale and other data center customers may delay, reduce or cancel projects, change project scope or seek to renegotiate pricing or other contractual terms, which could adversely affect our revenue, margins, cash flows and backlog visibility.

TRINITY’s construction projects are also subject to risks of cost overruns, delays, defects, performance issues, subcontractor disputes, procurement delays and other execution-related risks, particularly in connection with large and complex projects with compressed delivery schedules. The data center construction industry has experienced increasing competition, rising labor and material costs, long lead times for electrical and cooling equipment, and constraints relating to power infrastructure and utility interconnections, which may place additional pressure on project execution and margins. If we are unable to successfully integrate TRINITY or if TRINITY’s business does not perform as expected, our business, financial condition and results of operations could be materially adversely affected.

We have significant near-term repayment obligations under the Promissory Note issued in connection with the TRINITY acquisition, which may adversely affect our liquidity and financial condition.

In connection with the TRINITY acquisition, we issued a $3.0 million Promissory Note that bears interest at a rate of 6.0% per annum and matures upon the earlier of the closing of this offering or December 31, 2026. If this offering is not completed prior to the maturity date, we may be required to use a substantial portion of our cash resources to repay the note or seek alternative sources of financing. We may not be able to obtain additional financing or refinance the Promissory Note on acceptable terms, or at all. Any inability to repay, refinance or extend the maturity of the Promissory Note could result in a default under the note and could materially and adversely affect our liquidity, financial condition and business.

Risks Related to the TRINITY Business

TRINITY’s business is subject to the risks inherent in the construction industry.

TRINITY’s operations involve risks commonly associated with construction projects, including project delays, labor shortages, subcontractor performance issues, cost overruns, supply chain disruptions, adverse weather conditions, site conditions, customer disputes, changes in project scope and other execution-related risks. These factors may increase project costs, reduce profitability, delay completion schedules or expose us to contractual claims and liabilities. Any of these events could adversely affect TRINITY’s operations, financial performance and cash flows and, as a result, our business, financial condition and results of operations.

TRINITY’s historical operating results, project backlog and customer relationships may not be indicative of future performance.

Prior to its acquisition by the Company, TRINITY operated as an independent construction business. TRINITY’s historical revenues, profitability, operating cash flows, project backlog, customer relationships and operating results may not be indicative of future performance as part of a combined enterprise. Following the Acquisition, TRINITY’s operations will be affected by a variety of factors, including integration activities, changes in market conditions, customer demand, competitive pressures, project mix, labor availability, material costs, financing conditions and the Company’s broader business strategy.

In addition, while TRINITY currently has a backlog of construction projects and longstanding customer relationships, there can be no assurance that existing projects will be completed on anticipated schedules or at expected profit margins, that customers will continue to engage TRINITY for future projects, or that TRINITY will be successful in obtaining new business opportunities. Existing projects may be delayed, modified, suspended or terminated, and future opportunities may not materialize as expected.

Accordingly, investors should not rely on TRINITY’s historical operating results, project backlog or customer relationships as an indication of future revenues, profitability, operating cash flows or overall financial performance.

A significant portion of TRINITY’s business is associated with mission-critical infrastructure projects, including data center construction.

Demand for data center construction services may be affected by a variety of factors, including macroeconomic conditions, financing availability, customer capital spending, supply chain constraints, labor availability, power infrastructure limitations and broader market conditions. In addition, data center developers and operators may delay, reduce, modify or cancel projects. Any reduction in demand for data center construction services could adversely affect TRINITY’s business, revenues, profitability and operating results.

Risks Related to Ownership of our Common Stock

Future financings will involve a dilution of the interests of the stockholders of the Company upon the issuance of additional shares of Common Stock or other securities.

We will need to engage in additional financings in the future. There can be no assurances that such financings will ever be completed, but any such financings will involve a dilution of the interests of our stockholders upon the issuance of additional shares of Common Stock or other securities. Attaining such additional financing may not be possible, or if additional capital may be otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to existing shareholders. We expect to issue shares of our Common Stock and/or other securities in exchange for additional financing.

Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Our management might spend a portion or all of the net proceeds from this offering in ways that our stockholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

All of our executive officers and directors and certain of our stockholders have agreed not to sell shares of our common stock for a period of 180 days following this offering, subject to extension under specified circumstances. See “Underwriting”. Common stock subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their shares and investors to short our common stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover our common stock after the closing of this offering, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to expand our business with existing customers and attract new customers.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

Our directors, executive officers, and their respective affiliates, will beneficially own approximately [__]% of our outstanding shares of common stock. As a result, these stockholders, acting together, could have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Our failure to meet the continued listing requirements of the NYSE American could result in a de-listing of our common stock.

If after listing we fail to satisfy the continued listing requirements of the NYSE American, the NYSE American may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with NYSE American’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE American minimum bid price requirement or prevent future non-compliance with NYSE American’s listing requirements.

If our shares are delisted from the NYSE American and become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NYSE American and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

The market price for our common stock may be volatile and will fluctuate.

The market price for shares of our common stock may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following: (i) a decrease in the demand for market analysis or market insight products and services; (ii) the liquidity of our common stock or lack thereof; (iii) significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors; (iv) news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry or target markets; (v) revenue and earnings performance can significantly impact investor confidence and influence share price movements; (vi) leadership transitions or high-profile personnel changes may create uncertainty among investors and impact share price stability; and (vii) rapid advancements or disruptions in technology within our industry could affect market perceptions of our company’s ability to innovate and compete, leading to share price volatility. Financial markets often experience significant price and volume fluctuations that affect the market prices of equity securities of public entities and that are, in many cases, unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of our shares of common stock may decline even if our operating results, underlying asset values or prospects have not changed.

FINRA sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares once publicly traded, have an adverse effect on the market for our shares, and thereby depress our share price.

The public offering price for our common stock sold in this offering will be determined by negotiation between us and the underwriter. This price may not reflect the market price of shares of our common stock following this offering and the price of shares of our common stock may decline. In addition, the market price of shares of our common stock could be highly volatile and may fluctuate substantially as a result of many factors, including:

●	actual or anticipated fluctuations in our results of operations;

●	announcement or expectation of additional financing efforts;

●	commencement or termination of collaborations for our products;

●	failure or discontinuation of any of our products;

●	variance in our financial performance from the expectations of market analysts;

●	announcements by us or our competitors of significant business developments, changes in relationships, acquisitions or expansion plans;

●	adverse regulatory decisions;

●	sales of our common stock by us, our insiders, or other stockholders;

●	expiration of market stand-off or lock-up agreements;

●	our involvement in litigation;

●	our sale of common stock or other securities in the future;

●	market conditions in our industry;

●	changes in key personnel;

●	the trading volume of our common stock;

●	changes in the estimation of the future size and growth rate of our markets;

●	the recruitment or departure of key personnel;

●	developments or disputes concerning patent applications, issued patents, or other proprietary rights;

●	market conditions in the clean energy sector;

●	general economic, industry, and market conditions; and

●	the other factors described in the “Risk Factors” section of this prospectus.

In recent years, the stock markets in general have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of shares of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted.

No public market for our common stock currently exists, and an active public trading market may not develop or be sustained following this offering; the concentration of the capital stock ownership with our insiders after the initial public offering will likely limit the ability of the stockholders to influence corporate matters.

Prior to this offering, there has been no public market for our common stock since October 2019. Although we expect to apply to list our common stock on The NYSE American, an active trading market may not develop following the completion of this offering or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Following the offering described in this prospectus, the executive officers, directors, 5% or greater stockholders, and their respective affiliated entities will in the aggregate beneficially own approximately [__]% of our outstanding common stock (assuming no exercise of the underwriter’s over-allotment option and no exercise of outstanding options). As a result, these stockholders, acting together, have control over matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.

We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. In addition, we may incur debt financing to further finance our operations, the governing documents of which may contain restrictions on our ability to pay dividends.

Provisions in our articles of incorporation and bylaws and Nevada law may discourage, delay or prevent a change of control of our company and, therefore, may depress the trading price of our stock.

Our articles of incorporation and bylaws contain, or will contain upon completion of this offering, certain provisions that may discourage, delay or prevent a change of control that our stockholders may consider favorable. These provisions:

●	authorize the issuance of “blank check” preferred stock that our board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt;

●	prohibit stockholder action to elect or remove directors by majority written consent;

●	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

●	prohibit our stockholders from calling a special meeting of stockholders; and

●	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Future offerings of debt or equity securities may rank senior to our common stock.

We have a present need for additional capital, and we will likely continue to seek to raise new funding from time to time through the issuance of debt or equity securities. Our board of directors has the ability, without further approval of our stockholders, to issue debt or equity securities in the future, ranking senior to our common stock or otherwise incur additional indebtedness, it is possible that these securities or indebtedness will be governed by an indenture or other instrument containing covenants restricting our operating flexibility and limiting our ability to pay dividends to stockholders. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges, including with respect to dividends, more favorable than those of our common stock and may result in dilution (perhaps significant) to our stockholders. Because our decision to issue debt or equity securities in any future offering or otherwise incur indebtedness will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings or financings, any of which could reduce the market price of our common stock and dilute its value.

We may issue additional classes or series of preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our Articles of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations, and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more additional classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or dividend or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 3,750,000 shares in this offering at a public offering price of $4.50 per share (the mid-point of the range appearing on the front cover of this prospectus), and after deducting underwriting commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $4.357 per share at the assumed public offering price. Additionally, to the extent that the warrants or options we will grant to our officers, directors and employees, are ultimately exercised, you will sustain future dilution. We may also acquire new businesses or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders. Following the completion of this offering, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock. See the section entitled “Dilution.”

We will incur significant increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and NYSE American, has imposed various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we anticipate that compliance with these rules and regulations will increase our legal, accounting and financial compliance costs substantially. A number of those requirements will require us to carry out activities we have not done previously. For example, we will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain our current levels of such coverage. We estimate the additional costs we may incur to respond to these requirements to range from $[ ] to $[ ] annually, although unforeseen circumstances could increase actual costs. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.

Our common stock may become the target of a “short squeeze.”

Since 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies trading at a significantly inflated rate that is disconnected from the underlying value of our business. Sharp rises in a company’s stock price may force traders in a short position to buy stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks has abated. We may be a target of a short squeeze, and investors may lose a significant portion or all their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any state or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $15.0 million, or $17.3 million if the underwriter exercises its over-allotment option in full, from the sale of the common stock offered by us, based upon the assumed initial public offering price of $4.50 per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share would increase (decrease) the net proceeds to us from this offering by $3.4 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Although it is difficult to predict our liquidity requirements, based upon our current operating plan, and assuming successful completion of this offering, we believe we will have sufficient cash to meet the following milestones:

In furtherance of the foregoing, we intend to use the net proceeds of this offering as follows:

●	approximately $5,500,000 to fund structural design services for the HTR facility, including the design of the building structure required for permitting;

●	approximately $3,500,000 to fund engineering services for the HTR facility, including the design and integration of the facility’s systems required for permitting;

●	approximately $2,500,000 for initial site selection costs; and

●	approximately $ 3,000,000 to satisfy the Promissory Note (see “Prospectus Summary - Acquisition of TRINITY Group Construction, Inc.”).

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the application of the net proceeds in the category of “for general corporate purposes and to fund ongoing operations and expansion of our business,” and investors will be relying on our judgment regarding the application of the proceeds of this offering. For example, if we identify opportunities that we believe are in the best interests of our stockholders, we may use a portion of the net proceeds from this offering to acquire, invest in or license complementary products, technologies or businesses although we have no current commitments, understandings or agreements to do so. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

DIVIDEND POLICY

We have never paid dividends on our common stock, and currently do not intend to pay any cash dividends on our common stock in the foreseeable future. In addition, we may incur debt financing in the future, the terms of which will likely prohibit us from paying cash dividends or distributions on our common stock. Even if we are permitted to pay cash dividends in the future, we currently anticipate that we will retain all future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025 on:

●	an actual basis;

●	a pro forma basis to give effect to the TRINITY acquisition and related financing transactions as if such transactions had occurred as of December 31, 2025; and

●	a pro forma basis as adjusted basis to give effect to:

○	our sale of 3,750,000 shares of common stock in this offering, at an assumed public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

The pro forma adjustments related to the TRINITY acquisition reflect the estimated impact of the acquisition and related transactions based on currently available information and assumptions management believes are reasonable. The pro forma as adjusted information giving effect to this offering is illustrative only and will depend on the actual initial public offering price and other terms of this offering.

This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto appearing elsewhere in this prospectus.

	December 31, 2025	TRINITY
	KiNRG, Inc. Actual	Construction Group, Inc.	Pro Forma Adjustments	Combined Pro Forma

Cash and cash equivalents	$328,466	$8,918,182	$14,025,625	23,272,273

Total liabilities	883,705	65,120,853	8,264,277	74,530,385
Equity(deficit)
Common stock; $0.0001 par value; 250,000,000 shares authorized at December 31, 2025 and December 31, 2024; 56,900,743 shares issued and outstanding at December 31, 2025; 64,850,743 issued and outstanding pro forma as of December 31, 2025 (unaudited)	5,690	22,500	(21,705)	6,485
Additional paid-in capital	28,465,847	158,411	23,266,419	51,890,677
Retained earnings (Accumulated deficit)	(29,017,305)	3,861,251	(3,861,251)	(29,017,305)
Total stockholders’ equity	(545,768)	4,042,162	19,383,463	22,879,857
Total capitalization	$(545,768)	4,080,057	$19,383,463	$24,917,752

The table set forth above is based on 56,900,743 shares of our common stock outstanding as of December 31, 2025.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share, the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) each of pro forma as adjusted additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $3.43 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of one million in the number of shares we are offering would increase (decrease) each of pro forma as adjusted additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $4.12 million, assuming the assumed initial public offering price per share, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The outstanding share information in the table above excludes the following:

●	any shares of our common stock issuable upon exercise of the underwriter’s over-allotment option;

●	the issuance of an estimated 187,500 shares of common stock underlying the warrant to be issued to the underwriter in connection with this offering;

●	other shares of our common stock reserved for future issuance under the 2021 Incentive Stock Plan, or the Plan;

●	15,000 shares of our common stock issuable upon the exercise of outstanding warrants; and

●	131,000 shares of our common stock issuable upon the exercise of outstanding stock options.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after this offering. The historical net tangible book value (deficit) of our common stock as of December 31, 2025 was $(545,768), or $(0.10) per share. Historical net tangible book value (deficit) per share represents our total tangible assets less our total liabilities and convertible preferred stock, divided by the number of shares of outstanding common stock at December 31, 2025.

Pro forma net tangible book value per share represents the amount of our tangible assets less our total liabilities, divided by the number of shares of common stock outstanding, after giving effect to the TRINITY acquisition and related financing transactions as if such transactions had occurred on December 31, 2025.

After giving effect to the TRINITY acquisition and related financing transactions, our pro forma net tangible book value as of December 31, 2025 would have been $(5.7) million, or $(0.094) per share. After further giving effect to the receipt of the net proceeds from our sale of 3,750,000 shares of common stock in this offering at an assumed public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, pro forma as adjusted net tangible book value as of December 31, 2025 would have been $9.3 million, or $0.143 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $ 0.152 per share to existing stockholders and an immediate dilution of $4.357 per share to new investors purchasing common stock in this offering.

The following table illustrates this dilution on a per share basis to new investors (unaudited):

Assumed public offering price per share	$4.50
Pro forma net tangible book value per share as of December 31, 2025	$(0.094)
Increase in pro forma net tangible book value per share after this offering	$0.237
Pro forma as adjusted net tangible book value per share after this offering	$0.143
Dilution in pro forma net tangible book value per share to new investors	$4.357

A $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $0.053 per share and the dilution to new investors by $0.947 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of one million in the number of shares of common stock offered by us would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $0.062 per share and the dilution to new investors by $0.062 per share, assuming the assumed initial public offering price per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, the pro forma net tangible book value per share of our common stock, as adjusted to give effect to this offering, would be $0.177 per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be $4.323 per share of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion and analysis of the financial condition and results of operations together with the audited and unaudited financial statements and related notes of KiNRG, and the audited financial statements and related notes of TRINITY, included elsewhere in this prospectus. All amounts included herein with respect to the year-ended December 31, 2025 and 2024 are derived from the applicable audited financial statements included elsewhere in this prospectus. Amounts included herein with respect to the three months ended March 31, 2026 and 2025 are derived from KiNRG’s unaudited financial statements included elsewhere in this prospectus. The financial statements have been prepared in accordance with U.S. GAAP. In addition to historical consolidated financial information, the following discussions and other parts of this prospectus contain forward-looking statements that reflect plans, objectives, expectations, intentions, and beliefs of KiNRG and TRINITY, which involve risks, uncertainties and assumptions. The actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview

KiNRG is focused on developing energy infrastructure and related technologies supporting clean and efficient power generation solutions for AI data centers, mission-critical facilities and other commercial and industrial applications. Historically, our operations primarily consisted of developing HTR technologies and related energy concepts. In April 2026, KiNRG completed the acquisition of TRINITY, a construction and mission-critical infrastructure business with which KiNRG had collaborated for more than four years. The acquisition was undertaken as part of KiNRG’s broader strategy to develop, construct and commercialize HTR projects and related energy infrastructure opportunities. KiNRG believes TRINITY’s construction expertise, project execution capabilities and experience in data center and mission-critical infrastructure projects complement KiNRG’s HTR development efforts and may support our long-term objective of providing integrated infrastructure and energy solutions. While TRINITY is expected to continue serving third-party customers in the ordinary course of business, KiNRG views TRINITY as an integral component of KiNRG’s overall business strategy rather than a separate business initiative.

KiNRG’s historical financial statements primarily reflect KiNRG’s operations prior to the acquisition of TRINITY and do not reflect the impact of combining TRINITY’s construction and project execution capabilities with the KiNRG’s long-term strategy of developing HTR projects and related energy infrastructure opportunities. As a result, KiNRG’s historical results of operations and financial condition may not be indicative of our future operating performance, cash flows or financial condition.

To date, KiNRG has generated limited revenues and have incurred recurring operating losses and negative cash flows from operations as KiNRG continues to invest in business development, project development activities, permitting efforts, infrastructure development and general corporate operations. KiNRG expects operating expenses, capital expenditures and working capital requirements to continue to increase as KiNRG pursues HTR development activities, data center and energy infrastructure opportunities and the integration of TRINITY’s construction capabilities into our broader business strategy.

Management believes that investors should evaluate our business and results of operations in light of KiNRG’s current stage of development, liquidity position, financing requirements, project development progress and the anticipated impact of the TRINITY acquisition on our future operations and growth strategy. Because KiNRG recently acquired TRINITY and is continuing to align TRINITY’s construction expertise and project execution capabilities with its long-term HTR and energy infrastructure objectives, period-to-period comparisons of historical operating results may not be meaningful indicators of future performance.

Results of Operations – KiNRG, Inc.

Comparison of the Year Ended December 31, 2025 to the Year Ended December 31, 2024:

The following table summarizes KiNRG’s results of operations for the periods presented:

	Year Ended December 31, 2025	Year Ended December 31, 2024	Change
Revenue	$—	$—	$—
Selling, general and administrative expenses	$2,364,934	$1,205,354	$1,159,580
Gain on settlement of accounts payable	$4,000	$—	$4,000
Interest expense	$(26,548)	$(42,082)	$15,534
Net loss from continuing operations	$(2,387,482)	$(1,247,436)	$(1,140,046)
Net loss from discontinued operations	$(317,123)	$(104,595)	$(212,528)
Consolidated net loss	$(2,704,605)	$(1,352,031)	$(1,352,574)
Net loss attributable to KiNRG	$(2,704,605)	$(1,331,942)	$(1,372,663)

Revenue

KiNRG has not generated revenue since inception. KiNRG’s activities during the periods presented primarily consisted of corporate development activities, financing efforts, project planning, technology development activities and operational expansion initiatives, including activities relating to the Company’s long-term HTR and infrastructure strategy.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) of KiNRG were $2,364,934 for the year ended December 31, 2025, an increase of $1,159,580 or 96.2%, compared to $1,205,354 during the year ended December 31, 2024. The increase was primarily attributable to preparations for the acquisition of TRINITY and preliminary activities relating to site selection and development of KiNRG’s initial HTR project, which resulted in an increase in stock-based compensation expense of $1,125,001 to $1,264,174 during the year ended December 31, 2025 compared to $139,173 in the prior year, primarily related to compensation paid to Mr. Wallen; an increase in professional fees of $162,649 to $389,546 in the current year compared to $229,897 in the prior year primarily related to legal and accounting fees; and an increase in travel costs of $29,818 to $36,044 in the current year compared to $6,226 in the prior year. These increases were partially offset by decreases in consulting expenses in the amount of $182,601 to $51,399 in the current year compared to $234,000 in the prior year and a decrease in payroll and related costs in the amount of $35,252 to $433,796 in the current period compared to $469,048 in the prior year. KiNRG also incurred director compensation in the amount of $100,000 each year.

Gain on Settlement of Accounts Payable

During the year ended December 31, 2025, KiNRG a gain on settlement of accounts payable in the amount of $4,000, which related to the settlement of certain outstanding liabilities for amounts less than the originally accrued balances. There was no comparable transaction in the prior period.

Interest Expense

Interest expense was $26,548 during the year ended December 31, 2025, a decrease of $15,534 or 36.9%, compared to interest expense of $42,082 during the year ended December 31, 2024. The decrease was primarily attributable to lower outstanding indebtedness and reduced interest accruals during the 2025 period. Interest expenses consists of interest on the KiNRG’s note payable and related party loan payable.

Net Loss from Continuing Operations

For the reasons above, KiNRG had a net loss from continuing operations of $2,387,482 for the year ended December 31, 2025, an increase of $1,140,046 compared to $1,247,436 for the year ended December 31, 2024. The increase in net loss from continuing operations was primarily attributable to increased operating expenses, including higher stock-based compensation, payroll costs, professional fees and consulting expenses incurred in connection with KiNRG’s corporate, operational and strategic activities during 2025.

Net Loss from Discontinued Operations

Net loss attributable to discontinued operations was $317,123 during the year ended December 31, 2025, an increase of $212,528 or 203.2% compared to $104,595 during the year ended December 31, 2024. Discontinued operations consist of the activities of AGP; KiNRG sold its interest in AGP on February 17, 2025, and recorded a loss on sale of subsidiary in the amount of $316,343. During the 2025 period, KiNRG sold its interest in AGP on February 17, 2025 and recorded a loss on sale of subsidiary of $316,343, which was the primary driver of the increase in net loss from discontinued operations.

Consolidated Net Loss

For the reasons above, consolidated net loss was $2,704,605 during the year ended December 31, 2025, an increase of $1,352,574 or 100.0% compared to $1,352,031 during the year ended December 31, 2024. The increase in consolidated net loss was primarily attributable to increased SG&A expenses and the loss recognized on the sale of AGP during the 2025 period.

Net Loss Attributable to Non-controlling Interest

Net loss attributable to non-controlling interest was $0 during the year ended December 31, 2025, a decrease of $20,089 compared to $20,089 during the year ended December 31, 2024. During the prior period, the Company held an 82.77% interest in Arizona Green Power (“AGP”). Following the sale of the Company’s interest in AGP on February 17, 2025, there was no remaining non-controlling interest balance during the 2025 period.

Net Loss Attributable to KiNRG

For the reasons above, net loss attributable to KiNRG was $2,704,605 during the year ended December 31, 2025, an increase of $1,372,663 compared to $1,331,942 during the year ended December 31, 2024. The increase was primarily attributable to higher operating expenses and the loss recognized on the sale of AGP during the 2025 period.

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31, 2025	Year Ended December 31, 2024	Change
Net cash used in operating activities	$(698,542)	$(897,448)	$198,906
Net cash used in investing activities	$—	$—	$—
Net cash provided by financing activities	$1,000,000	$600,000	$400,000
Net increase (decrease) in cash and cash equivalents	$301,458	$(297,448)	$598,906

Cash Flows from Operating Activities

KiNRG’s cash flows used in operating activities was $698,542 during the year ended December 31, 2025, a decrease of $198,906 or 22.2% compared to $897,448 during the prior period. Cash flows from operating activities consisted of the KiNRG’s net loss for the year ended December 31, 2025 of $2,704,605 compared to a net loss of $1,352,031 for the year ended December 31, 2024, adjusted for the non-cash expenses, primarily: stock based compensation of $1,264,173 during the current year, compared to $139,173 in the previous year; loss on sale of subsidiary of $316,343 in the current year compared to $0 in the previous year; accrued payroll of $273,183 in the current year compared to $183,516 in the previous year; and accrued liabilities – related parties of $100,000 in the current year compared to $100,000 in the previous year.

Cash Flows Provided by Financing Activities

For the year ended December 31, 2025, cash provided by financing activities was $1,000,000, an increase of $400,000 or 66.7% compared to cash provided from financing activities of $600,000 during the prior period. The increase was primarily attributable to proceeds from the exercise of warrants of $250,000 during 2025, in addition to increased proceeds from the sale of common stock. Cash flows from financing activities consisted of proceeds from the sale of common stock of $750,000 and proceeds from the exercise of warrants of $250,000.

Liquidity and Capital Resources

See page 46 for discussion of both KiNRG and TRINITY liquidity.

Comparison of the Three Months Ended March 31, 2026 to the Three Months Ended March 31, 2025

The following table summarizes KiNRG’s results of operations for the periods presented:

	Three Months Ended March 31,
	2026	2025	Change
Revenue	$-	$-	$-
Selling, general, and administrative expense	$332,388	$234,353	$98,035
Interest (expense)	$(3,000)	$(10,397)	$7,397
Net loss from continuing operations	$(335,388)	$(244,750)	$(90,638)
Net loss from discontinued operations	$-	$(317,123)	$317,123
Consolidated net loss	$(335,388)	$(561,873)	$226,485

Selling, General, and Administrative Expenses

SG&A were $332,388 for the three months ended March 31, 2026, an increase of $98,035 or 41.8%, compared to $234,353 during the three months ended March 31, 2025. The increase was primarily attributable to preparations for the acquisition of TRINITY and preliminary activities relating to site selection and development of KiNRG’s initial HTR project, resulting in SG&A expenses consisting primarily of payroll and related costs of $114,107 during the three months ended March 31, 2026, an increase of $4,566 compared to $109,541 during the three months ended March 31, 2025; professional fees of $108,440 during the current period, an increase of $70,187 compared to $38,253 in the prior period, primarily related to legal and accounting fees; financing costs of $35,000 compared to $0 in the prior period; consulting expenses of $17,006, an increase of $16,792 compared to $214 in the prior period; and director compensation of $25,000 in both the current and prior periods.

Interest Expense

Interest expense was $3,000 during the three months ended March 31, 2026, a decrease of $7,397 or 71.1%, compared to interest expense of $10,397 during the three months ended March 31, 2025. Interest expenses consists of interest on the KiNRG’s note payable.

Net Loss from Continuing Operations

For the reasons above, KiNRG had a net loss from continuing operations of $335,388 for the three months ended March 31, 2026, an increase of $90,638 or 37.0% compared to $244,750 for the three months ended March 31, 2025.

Net Loss from Discontinued Operations

Net loss attributable to discontinued operations was $0 during the three months ended March 31, 2026, a decrease of $317,123 compared to $317,123 during the three months ended March 31, 2025. Discontinued operations consist of the activities of AGP. KiNRG sold its interest in AGP on February 17, 2025, and recorded a loss on sale of subsidiary in the amount of $316,343.

Consolidated Net Loss

For the reasons above, consolidated net loss was $335,388 during the three months ended March 31, 2026, a decrease of $226,485 compared to $561,873 during the three months ended March 31, 2025.

The following table summarizes our cash flows for the periods presented:

	Three Months Ended March 31,
	2026	2025	Change
Cash used in operating activities	$(282,912)	$(42,412)	$(240,500)
Cash used in investing activities	$(1,000,000)	$-	$(1,000,000)
Cash provided by financing activities	$1,443,750	$60,000	$1,383,750
Net increase in cash and cash equivalents	$160,838	$17,588	$143,250

Cash Flows from Operating Activities

Cash flows used in operating activities was $282,912 during the three months ended March 31, 2026, an increase of $240,500 or 567.1% compared to $42,412 during the prior period. KiNRG currently has no sales. Cash flows from operating activities during the three months ended March 31, 2026 consists of the net loss of $335,388 reduced primarily by changes in the components of working capital in the net amount of $52,476 consisting primarily of accrued liabilities – related parties of $25,000 and accrued payroll of $23,366.

Cash flows from operating activities during the three months ended March 31, 2025 consist of KiNRG’s net loss of $561,873, reduced by the loss on sale of subsidiary of $316,343, stock-based compensation of $34,793, and imputed interest on notes payable of $7,397. Cash flows from operating activities during the prior period were also increased by the change in the components of working capital in the net amount of $160,928, primarily accrued payroll of $107,838, accounts payable of $25,090, and accrued liabilities – related parties of $25,000.

Cash Flows from Investing Activities

For the three months ended March 31, 2026, cash used in investing activities was $1,000,000, an increase of $1,000,000 or 100% compared to cash used in investing activities of $0 during the prior period. Cash flows used in investing activities consisted of a payment in transit for the acquisition of TRINITY.

Cash Flows Provided by Financing Activities

For the three months ended March 31, 2026, cash provided by financing activities was $1,443,750, an increase of $1,383,750 or 2,306% compared to cash provided from financing activities of $60,000 during the prior period. Cash flows from financing activities in both periods consisted of proceeds from the sale of common stock.

Liquidity and Capital Resources

See page 46 for discussion of both KiNRG and TRINITY liquidity.

Results of Operations – TRINITY

Comparison of the Year Ended December 31, 2025 to the Year Ended December 31, 2024

The following table summarizes TRINITY’s results of operations for the periods presented:

	Year Ended December 31, 2025	Year Ended December 31, 2024	Change
Revenue	$257,274,405	$213,649,927	$43,624,478
Contract Costs	248,311,805	208,150,218	40,161,587
Gross Profit	8,962,600	5,499,709	3,462,891
Selling, General, and Administrative expenses	5,933,422	4,626,706	1,306,716
Income from Operations	3,029,178	873,003	2,156,175
Interest Expense	(4,116,886)	(164,205)	(3,952,681)
Interest Income	4,792,141	-	4,792,141
Other Income	73,986	-	73,986
Gain on Sale of Property Equipment	-	6,000	(6,000)
Loss on Investment in LLC	(709)	(328)	(381)
Total Other Income (Expense), net	748,532	(158,533)	907,065
Income Before Provision for Income Taxes	3,777,710	714,470	3,063,240
Provision for Income Taxes	2,250	352	1,898
Net Income	$3,775,460	$3,061,342	$3,061,342

Revenue

TRINITY’s revenue for the year ended December 31, 2025 was $257,274,405, an increase of $43,624,478 or 20.4% compared to revenue of $213,649,927 for the year ended December 31, 2024. The main reason for the increase was securing two additional phases to a large data center project in Ashburn, VA adding approximately $100 million in revenue in 2025. Phase 1 of the Ashburn data center project put approximately $60 million less in place in 2025 compared to 2024. Overall, the 3 phases of this project provided an approximate increase of $40 million in revenue in 2025.

Contract Costs

TRINITY’s contract costs for the year ended December 31, 2025 were $248.311.805, an increase of $40,161,587 or 19.3% compared to contract costs of $208,150,218 for the year ended December 31, 2024. The reason for the increase was primarily due to the increase in revenue. TRINITY’s gross profit was 3.5% of sales for the year ended December 31, 2025, and increase of 0.9% compared to gross profit of 2.6% for the prior year. The main reason for the increase was due to savings above the contractual fee on a few projects that closed in 2025.

Selling, General, and Administrative Expenses

SG&A of TRINITY were $5,933,422 for the year ended December 31, 2025, an increase of $1,306,716 or 28.2%, compared to $4,626,706 during the year ended December 31, 2024. The increase was primarily attributable to an increase in payroll expense of approximately $1 million due to the company hiring additional employees preparing for future growth and incentivizing current employees, an increase of approximately $100,000 due to additional technology support services, and an increase of $200,000 of operating expense due to additional insurance and vehicle cost related to higher revenue and more employees.

Interest Expense

During the year ended December 31, 2025, TRINITY incurred interest expense of $4,116,886, an increase of $3,952,681 or 2,407% compared to interest expense of $164,205 in the prior year. The reason for the increase was primarily $3,991,592 of interest expense associated with the new debt financing.

Interest Income

During the year ended December 31, 2025, interest income was $4,792,141, an increase of $4,792,141 compared to $0 during the prior year. The reason for the increase was primarily due to $4,792,141 interest income associated with a loan receivable.

Other Income

During the year ended December 31, 2025, other income was $73,986 compared to $0 during the prior year. This item consisted of miscellaneous income in 2025.

Gain on Sale of Property & Equipment

During the year ended December 31, 2024, TRINITY sold property and equipment for a gain in the amount of $6,000. There was no comparable transaction in the current period. TRINITY occasionally sells property and equipment that it no longer utilizes.

Loss on Investment in WYCLIFFE TRINITY LLC

TRINITY owns a 49% membership interest in WYCLIFFE TRINITY LLC, which commenced operations in 2023, and is also performing construction services for WYCLIFFE TRINITY LLC under a construction contract. During the year ended December 31, 2025, TRINITY recognized a loss on its investment in WYCLIFFE TRINITY LLC in the amount of $709, an increase of $328 or $116.2% compared to a loss of $328 in the prior year. The reason for the increase is additional bank fees for the WYCLIFFE TRINITY LLC.

Income Before Provision for Income Taxes

For the reasons above, TRINITY recognized income before provision for income taxes in the amount of $3,777,710 for the year ended December 31, 2025, an increase of $3,063,240 or 572% compared to income before provision for income taxes of $714,470 during the prior year.

Provision for Income Taxes

TRINITY recognized a provision for income taxes in the amount of $2,250 for the year ended December 31, 2025, an increase of $1,898 or 539% compared to income before provision for income taxes of $352 during the prior year. The reason for the increase was an increase in income.

Net Income

For the reasons above, TRINITY recorded net income of $3,775,460 during the year ended December 31, 2025, an increase of $3,061,642 or 428.7% compared to net income of $714,118 during the year ended December 31, 2024.

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31, 2025	Year Ended December 31, 2024	Change
Net cash provided by (used in) operating activities	$8,408,211	$(395,714)	$8,803,925
Net cash (used in) provided by investing activities	$(3,257,070)	$6,000	$(3,263,070)
Net cash provided by financing activities	$3,429,811	$97,958	$3,331,853
Net increase (decrease) in cash and cash equivalents	$8,580,982	$(291,756)	$8,872,738

Cash Flows Provided By (Used In) Operating Activities

TRINITY’s cash provided by operating activities was $8,408,211 during the year ended December 31, 2025, an improvement of $8,803,925 or 2,225% compared to ($395,714) during the year ended December 31, 2024. The increase in cash provided by operating activities was primarily attributable to an increase in net income of $3,061,642; in addition, cash from operating activities increased by the net amount of $5,410,908 due to changes in the components of working capital. The primary components of the changes in working capital were an increase in cash of $29,954,387 from the change in contract receivables, an increase in cash of $4,547,496 from retention receivable, and an increase in cash of $4,187,935 from contract liabilities, partially offset by a decrease in cash of ($20,357,638) from accounts payable, a decrease in cash of ($6,421,962) from amounts due from affiliate, and a decrease in cash of ($4,682,913) from retention payable.

Cash Flows (Used In) Provided By Investing Activities

For the year ended December 31, 2025, cash used in investing activities was ($3,257,070), an increase of $3,263,070 compared to cash provided from financing activities of $6,000 during the prior period. The increase was primarily attributable to an increase in the amount due from affiliate in the amount of ($3,135,502), and from purchases of property and equipment in the amount of ($121,568).

Cash Flows Provided by Financing Activities

For the year ended December 31, 2025, cash provided by financing activities was $3,429,811, an increase of $3,331,853 compared to cash provided from financing activities of $97,958 during the prior period. The increase was primarily attributable to proceeds from receivables financing of $11,400,000, partially offset by payments on receivables financing of ($5,750,523) and payments on the line of credit in the amount of ($1,800,000).

Liquidity and Capital Resources – KiNRG and TRINITY

While the accompanying financial statements present the financial condition and results of operations of KiNRG and TRINITY on a separate basis, management evaluates, manages, and executes the liquidity, capital allocation, and funding strategies of the merged enterprise on an aggregated basis. Accordingly, the discussion below provides a combined analysis of our cash and cash flows, material short- and long-term cash requirements, commitments, and potential off-balance sheet exposures. This combined presentation reflects the integrated nature of our post-merger treasury operations and capital management functions. For a standalone breakdown of historical cash positions and operating cash flows, this narrative should be read in conjunction with the separate financial statements and notes included elsewhere in this Form S-1.

Overview

KiNRG’s consolidated financial statements for the years ended December 31, 2025 and 2024 were prepared under the assumption that it would continue operations as a going concern. KiNRG has generated no revenue, and has raised funds through a combination of debt and equity financing in order to fund working capital requirements and to develop our HTR system and related technologies. The report of KiNRG’s independent registered public accounting firm that accompanies KiNRG’s consolidated financial statements for the years ended December 31, 2025 and 2024 contains a qualification in which such firm expressed substantial doubt about KiNRG’s ability to continue as a going concern.

KiNRG has historically raised funds via a combination of debt and equity financing. In April 2026, KiNRG completed the acquisition of TRINITY, an operating business with existing personnel, customer relationships and construction-related operations. Management believes that TRINITY’s construction expertise, project execution capabilities and experience in mission-critical infrastructure projects support its broader strategy of developing HTR projects and related energy infrastructure opportunities. In addition, management believes that TRINITY’s cash flow is sufficient to fund working capital needs for the next twelve months, though a portion of any fundraising, including funds raised via this S-1, may provide additional support for our working capital needs.

Our intention is to raise additional funds in order to fund the development of our HTR system and related technologies. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution, or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

As of July 27, 2026, KiNRG had cash on hand of $1,113,892 and TRINITY had cash on hand of $117,391,461 for a combined total of $118,505,353. Management believes this amount is sufficient to meet our operating and working capital needs for the next 12 months. This analysis does not include the operational needs of KiNRG’s HydroThermal Reactors. As of June 30, 2026, TRINITY had a backlog of $782,761,043.

The Company incurred additional obligations in connection with the Acquisition, including a $3.0 million Promissory Note, that matures on the earlier of the closing of this offering or December 31, 2026. KiNRG expects that a portion of the proceeds from this offering, if completed, may be used for working capital purposes, repayment of acquisition-related obligations, integration costs and general corporate purposes. In addition, the Company recorded additional liabilities of TRINITY upon consolidation (balances as of June 30, 2026):

-	Accrued liability to a related party in the amount of $5,264,277 representing a payment to Mr. Wallen, the Company’s President and seller of TRINITY, for an income tax liability incurred prior to the Acquisition when TRINITY was an S-Corporation). $501,000 of this amount was paid in April 2026 and an additional $300,000 was paid in June 2026.

-	A liability payable to finance companies in the amount of $3,496,745 for the balance due on loans made to Ox Hill Realty, a land development firm in which Mr. Wallen has a 20% interest

The Company also has a related party receivable from Ox Hill Realty in the aggregate amount of $29,619,230 representing the amount due to the Company from Ox Hill for payments made to the financing companies and for loans made directly to Ox Hill by the Company. TRINITY has a security agreement with Ox Hill whereby Ox Hill has committed to paying TRINITY the amount of $29,088,485 before December 31, 2026 or $9,088,485 by December 31, 2026 with a note for the balance convertible to up to 19.9% of the equity of Ox Hill depending upon the appraised value of the Ox Hill properties. The Company fully-reserved the Ox Hill Note Receivable at the time of the Acquisition. There can be no assurance that this amount will be received.

TRINITY has a current project with a contract value of approximately $1.25 billion to construct a data center in Ward County, Texas. TRINITY’s business volume is expected to continue to remain strong, with additional projects in Virginia, Maryland and in Cairo, Egypt. None of these projects can be guaranteed to continue; if the demand for data center construction were to diminish, TRINITY’s growth would be at risk.

Capital Expenditures

Historically, KiNRG’s capital expenditures have not been material, as KiNRG’s activities primarily consisted of corporate development activities, technology development efforts, project planning and operational expansion initiatives. The Company expects that capital expenditures may increase in future periods as the Company pursues infrastructure and energy-related project opportunities, expands operations, integrates the TRINITY business and advances development activities relating to HTR systems and related technologies. The timing and amount of future capital expenditures will depend on numerous factors, including financing availability, permitting activities, project development progress, strategic relationships and market conditions.

TRINITY’s historical capital expenditures have also not been material, as the Company utilizes subcontractors to perform the construction activity and does not own any substantial heavy equipment. We expect to continue to utilize that business model in the future.

Contractual Obligations

KiNRG’s contractual obligations primarily consisted of operating lease obligations, notes payable, related party obligations and other accrued liabilities reflected in KiNRG’s consolidated financial statements. In addition, in connection with the acquisition of TRINITY completed in April 2026, KiNRG issued a $3.0 million Promissory Note bearing interest at 6.0% per annum that matures on the earlier of the closing of this offering or December 31 , 2026. KiNRG may also enter into additional contractual commitments and obligations in the future in connection with financing activities, project development efforts, infrastructure expansion activities and strategic business initiatives.

TRINITY has contractual obligations primarily consisting of operating lease obligations, notes payable, related party obligations and other accrued liabilities reflected in TRINITY’s consolidated financial statements. This includes an obligation under a receivables financing agreement of $3.6 million as of June 30, 2026.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. However, inflation may have a significant impact on the future cost of HTR’s. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could adversely affect our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

KiNRG does not maintain off-balance sheet arrangements, nor does KiNRG participate in any non-exchange traded contracts requiring fair value accounting treatment other than the operating leases as disclosed in Notes to Consolidated Financial Statements

TRINITY leases its corporate headquarters from a lessor entity, TG Legacy, LLC, which is a related party through common ownership. Due to the common control of the entities and the fact that TRINITY does not have alternative facilities readily available, TRINITY has an economic incentive to provide financial support to the lessor entity should the lessor entity default on its obligations. The amount and key terms of the obligations recorded in the lessor entity’s financial statements that could require TRINITY to provide financial support to the lessor entity consist of a note payable to a financial institution with an outstanding balance of $2,468,600 and $2,573,469 at December 31, 2025 and 2024, respectively. The note bears interest at 4.04% through maturity on March 7, 2032 and is payable in monthly installments of principal and interest totaling $17,360. A balloon payment is also due at maturity. The note is collateralized by substantially all assets of TRINITY and the corporate headquarters leased to TRINITY by the lessor entity. The note is secured by the real estate and personally guaranteed by TRINITY’s stockholder. As of December 31, 2025, TRINITY does not believe it is exposed to any significant risk related to the lessor’s note payable.

Critical Accounting Policies and Estimates - KiNRG

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our consolidated financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this prospectus.

General

KiNRG’s Consolidated Financial Statements are prepared in accordance with U.S. generally accepted accounting principles, which require management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, net revenue, if any, and expenses, and the disclosure of contingent assets and liabilities.

Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Senior management has discussed the development, selection and disclosure of these estimates with the Board of Directors. Management believes that the accounting estimates employed and the resulting balances are reasonable; however, actual results may differ from these estimates under different assumptions or conditions. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, if different estimates reasonably could have been used, or if changes in the estimate that are reasonably possible could materially impact the consolidated financial statements. Management believes the following critical accounting policies reflect the significant estimates and assumptions used in the preparation of the Consolidated Financial Statements.

Basic and Diluted Net Loss Per Share

KiNRG utilizes ASC 260, “Earnings Per Share” for calculating the basic and diluted loss per share. In accordance with ASC 260, the basic and diluted loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is adjusted for the potential dilution that could occur if stock options, warrants, and other convertible securities were exercised or converted into common stock. Potentially dilutive securities were not included in the calculation of the diluted net loss per share as their effect would be anti-dilutive.

Income Taxes

KiNRG utilizes ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Temporary difference between taxable income reported for financial reporting purposes primarily relate to the recognition of debt costs and stock-based compensation expenses. The adoption of ASC 740 “Income Taxes” did not have a material impact on KiNRG’s consolidated results of operations or financial condition.

Revenue Recognition

KiNRG has generated no revenues to date. It is KiNRG’s policy that revenue from product sales or services will be recognized in accordance with ASC 606 “Revenue Recognition”. Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. KiNRG will defer any revenue for which the product was not delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. KiNRG has not yet generated any revenue to date.

Fair Value of Financial Instruments

KiNRG adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements. The Company’s adoption of these provisions did not have a material impact on its consolidated financial statements. Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. KiNRG has categorized its financial assets and liabilities measured at fair value into a three-level hierarchy in accordance with these provisions.

In January 2010 the FASB issued Update No. 2010-05 “Compensation—Stock Compensation—Escrowed Share Arrangements and Presumption of Compensation” (“2010-05”). 2010-05 re-asserts that the Staff of the Securities Exchange Commission (the “SEC Staff”) has stated the presumption that for certain shareholders escrowed share represent a compensatory arrangement. 2010-05 further clarifies the criteria required to be met to establish a position different from the SEC Staff’s position. KiNRG does not believe this pronouncement to have any material impact on its financial position, results of operations or cash flows.

New Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Disaggregation of Income Statement Expenses (DISE)” which requires disaggregated disclosure of income statement expenses for public business entities. The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. KiNRG does not believe the adoption of this guidance will have a material effect on its Consolidated Financial Statements and segment disclosures.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the U.S. The OBBBA includes significant provisions, such as expensing of U.S. research expenditures and eligible capital expenditures, the permanent extension of certain expiring provisions of the Tax Cuts and Jobs Act, modifications to the international tax framework and the restoration of favorable tax treatment for certain business provisions. The impacts of the OBBBA are reflected in KiNRG’s results for the year ended December 31, 2025, and there was no impact to our income tax expense or effective income tax rate.

In July 2025, the FASB issued ASU 2025-05, which provides a practical expedient for estimating expected credit losses on short term receivables and contract assets from revenue transactions. The guidance permits a simplified loss rate approach based on historical write-off experience and current conditions. KiNRG is evaluating the standard and its potential effect on the allowance for doubtful accounts and its consolidated financial statements.

Critical Accounting Policies and Estimates - TRINITY

Revenue Recognition

TRINITY recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. TRINITY recognizes revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared to total estimated contract cost. The percentage-of-completion method (an input method) is the most faithful depiction of TRINITY’s performance because it directly measures the value of the services transferred to the customer. Due to the nature of the work required to be performed on TRINITY’s performance obligations, estimating total revenue and cost at completion is complex, subject to many variables and requires significant judgment. Assumptions as to the occurrence of future events and the likelihood and amount of variable consideration, including the impact of change orders, claims, and the achievement of contractual performance criteria, and award or other incentive fees are made during the contract performance period. TRINITY estimates variable consideration at the most likely amount it expects to receive. TRINITY includes estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of anticipated performance and all information (historical, current and forecasted) that is reasonably available to management.

Allowance for Credit Losses

TRINITY recognizes an allowance for credit losses for financial assets carried at amortized cost, to present the net amount expected to be collected as of the balance sheet date. Such allowance is based on the credit losses expected to arise over the contractual term of the financial asset (or group thereof), which includes consideration of prepayments, and is based on the Company’s expectations as of the balance sheet date. The Company evaluates certain criteria, including aging and historical write-offs, the current economic condition of specific customers, and expected future economic conditions to determine the appropriate allowance for credit losses on financial assets carried at amortized cost. Such financial assets are written off when the Company determines that they are uncollectible or based on regulatory requirements, whichever is earlier. Write-offs are recognized as a deduction from the allowance for credit losses. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in measuring an allowance for credit losses as of the balance sheet date. Based on management’s assessment, an allowance for credit losses was not deemed necessary as of December 31, 2025 and 2024.

Leases

TRINITY recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease.

Long-term leases (leases with terms greater than 12 months) are recorded as liabilities at the present value of the minimum lease payments not yet paid. The present value calculation may account for an option to extend the lease when it is reasonably certain that the Company will exercise the option. The Company elected to apply a practical expedient available to non-public companies that allows the Company to make an accounting policy election to use a risk-free rate as the discount rate for all leases.

TRINITY has elected not to apply the recognition requirements to short-term leases (those with terms of 12 months or less). Instead, for these types of leases, the Company recognizes lease expense in the statements of operations on a straight-line basis over the lease term.

Income Taxes

TRINITY elected to be taxed as a subchapter S Corporation. Accordingly, the taxable income or loss of the Company is passed through to and reported by the Company’s stockholder. Therefore no provision has been made for federal income taxes in the accompanying financial statements. Certain states and the District of Columbia (“DC”) in which the Company conducts business do not recognize the S corporation filing status; therefore, a provision has been made for taxes on income apportioned to these states and DC. Deferred taxes result from temporary differences in the carrying values of assets and liabilities for tax and financial reporting purposes, including differences in depreciation methods used for book to tax purposes and the timing of deductions of certain liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. TRINITY’s tax status was changed to that of a C Corporation upon the acquisition. by KiNRG on April 1, 2026.

BUSINESS

Overview

KiNRG, Inc. is focused on energy infrastructure, commercial construction and the continued development of HydroThermal Reactor (“HTR”) technology and related energy infrastructure concepts. Historically, the Company’s activities primarily consisted of developing HTR technologies and evaluating potential infrastructure opportunities intended to support large-scale electricity generation, water production and related industrial applications.

On April 1, 2026, the Company acquired TRINITY, a leading commercial construction company specializing in medium to large-scale commercial construction projects. The company offers a broad range of services, including preconstruction, design-build, general contracting, and construction management while working in multiple geographic locations.  TRINITY maintains diversity by performing work within the Base Building (ground-up construction of a building’s core and shell), Capital Improvements (structural renovations to existing buildings), Commercial Interiors (interior fit-outs of existing buildings), Mission Critical (construction of technically complex facilities, such as data centers), Multi-Family (apartment and condominium developments), and Specialty (unique projects, such as restaurants and religious facilities) market sectors.  Building relationships with clients and subcontractors is a priority at TRINITY and is evident by the large amount of repeat business with the same clients.  While maintaining diversity within the market, TRINITY has continued to grow with a large focus on building data centers.  In January 2026, TRINITY executed a contract (approximately $1.25 billion) to perform the Ward County Data Center project which is approximately 35% complete. The Ward County project is TRINITY’s significant current contract. TRINITY also has project in Virginia, which is expected to conclude within the next few months, and construction management projects in Maryland and Cairo, Egypt.

The Company believes the acquisition of TRINITY provides operational construction capabilities, project management expertise, customer relationships and infrastructure execution experience that support the Company’s broader long-term strategy of developing HTR projects and related infrastructure and energy opportunities. TRINITY currently represents the Company’s primary operating business and source of commercial construction activity and is expected to continue pursuing its existing business plan, including data center and other mission-critical infrastructure projects, while the Company continues development-stage activities relating to HTR systems and future energy infrastructure opportunities. The Company believes that combining TRINITY’s construction capabilities with its HTR development efforts positions it to pursue opportunities involving both data center infrastructure and reliable power generation solutions, including potential co-located data center and energy projects.

The Company’s strategy is to pursue a staged growth approach consisting of:

●	continuing TRINITY’s commercial construction and mission-critical infrastructure operations;;

●	pursuing opportunities to combine data center infrastructure development with future HTR-related energy solutions;

●	continuing engineering, development and evaluation activities relating to HTR systems and related technologies;

●	pursuing strategic relationships, financing opportunities and potential customer relationships; and

●	evaluating future pilot, demonstration and infrastructure development opportunities associated with HTR technologies and related energy infrastructure projects.

The Company has not generated revenues from HTR operations and has not commercially deployed an HTR system. The Company’s future plans will require substantial additional financing, engineering development, permitting approvals, customer relationships, strategic partnerships and operational execution. There can be no assurance that the Company will successfully execute its business strategy or commercialize HTR systems or related technologies.

Industry Trends and Market Opportunity

The Company believes increasing electricity demand associated with artificial intelligence (“AI”), cloud computing, data center development and industrial infrastructure expansion may continue driving investment in energy infrastructure, mission-critical facilities and related construction services. Industry participants and public reports have projected increasing electricity demand resulting from AI infrastructure, high-performance computing and hyperscale data center growth.

The Company believes these trends may create opportunities for:

●	commercial and mission-critical construction services;

●	data center and infrastructure development;

●	backup and resilient power solutions;

●	grid modernization and infrastructure upgrades; and

●	alternative and lower-emission energy technologies.

The Company believes TRINITY’s operational construction capabilities, project management experience and mission-critical infrastructure expertise may position the Company to pursue opportunities associated with data center and infrastructure development markets. The Company also believes future HTR-related technologies, if successfully developed and commercialized, may potentially support certain long-term power infrastructure opportunities associated with large-scale industrial and computing applications.

The Company intends to evaluate opportunities where TRINITY’s operational capabilities and customer relationships may align with the Company’s broader infrastructure and long-term energy development strategy. However, the markets in which the Company operates and intends to operate are highly competitive, rapidly evolving and subject to significant technological, regulatory, financing and operational risks.

TRINITY Acquisition and Infrastructure Operations

TRINITY is a Washington, D.C. metropolitan area-based commercial general contractor focused on mission-critical infrastructure, including data center construction, commercial interior build-outs and complex infrastructure projects. TRINITY provides construction management, procurement coordination, scheduling, estimating, subcontractor management and related infrastructure services for commercial customers and mission-critical facilities.

Founded in 2002, TRINITY has completed or managed the construction of approximately 2.5 million square feet of data center space and is currently constructing or managing approximately 500,000 square feet of data center space in multiple jurisdictions, including projects located in the United States and Egypt. TRINITY Group Construction, Inc. is a commercial construction firm headquartered in Herndon, Virginia, serving clients throughout Virginia, Maryland, Washington, D.C., Texas. Since 2002, the company has built its business through long-standing relationships, repeat clients, and a consistent commitment to quality, safety, and service. TRINITY provides comprehensive preconstruction, design-build, general contracting, and construction management services across a diverse portfolio of projects. In addition to TRINITY’s primary focus on data centers, TRINITY performs construction services for a variety of clients including high-rise and multi-family residential communities, industrial and warehouse facilities, corporate office interiors, healthcare environments, mission critical and data center facilities, early childhood education centers, religious institutions, restaurants and hospitality venues, capital improvement programs, base building construction, and specialized tenant fit-outs. In addition to its mission critical and data center work, TRINITY performs approximately 20 commercial construction projects annually, ranging from $2 million to $20 million in value, demonstrating its ability to successfully deliver projects of varying size, complexity, and scope while helping clients achieve their operational, functional, and long-term business goals. TRINITY’s current backlog as of June 30, 2026 was $782,761,043.The Company acquired TRINITY on April 1, 2026 following more than four years of collaboration between the companies. The Company believes that TRINITY’s experience in construction, project execution and mission-critical infrastructure complements the Company’s HTR development efforts and supports its long-term objective of developing integrated data center and energy infrastructure opportunities. TRINITY is expected to continue pursuing commercial construction opportunities, including data center projects, while also providing construction and project execution capabilities that may support future HTR-related development activities.

TRINITY will continue pursuing commercial construction and mission-critical infrastructure opportunities, including data center projects, while serving as the Company’s primary construction and project execution platform. The Company intends to utilize TRINITY’s expertise in construction management, procurement, scheduling, estimating, safety compliance and subcontractor coordination in support of its broader strategy to develop HTR projects and related energy infrastructure opportunities. The Company believes that integrating TRINITY’s construction capabilities with its HTR development efforts positions it to pursue opportunities involving both data center infrastructure and reliable power generation solutions. The Company intends to continue integrating TRINITY’s operations and evaluating opportunities to expand the business into additional commercial, infrastructure and mission-critical markets. The Company also expects to continue investing in operational systems, project management capabilities, estimating functions, customer relationships and infrastructure-related business development activities.

The Company believes TRINITY may also provide operational and execution capabilities that could support future HTR-related infrastructure opportunities, including potential pilot projects, demonstration facilities or future construction activities if such projects are pursued.

Data Center in West Texas currently under construction by TRINITY Group Construction

HydroThermal Reactor (“HTR”) Technology

KINRG

HydroThermal Reactor

Scalable. Clean. Dispatchable.

Using the natural physics of evaporative cooling and gravity to deliver continuous, zero-emission power — 24/7/365.

Built for the AI era. Powered by nature.

ZERO EMISSIONS | 24/7 RELIABLE POWER | SCALABLE 200MW MODULE | BEHIND-THE-METER POWER DELIVERY

KINRG
1 WARM DRY AIR ENTERS THE REACTOR
2 WATER MIST IS INTRODUCED
3 EVAPORATION COOLS THE AIR
4 COOLED, DENSE AIR ACCELERATES DOWNWARD
5 HIGH-VELOCITY AIR DRIVES TURBINES
6 AIR EXITS THROUGH WIND TUNNELS THAT DRIVE TURBINES
WIND TUNNELS AROUND THE BASE
High-velocity air exits the reactor through wind tunnels, driving turbines that produce continuous power.
IDEAL LOCATIONS
Hot, dry, and arid climates. Abundant land. Pro-business energy environment.
HTR MAINTENANCE & SERVICE BUILDINGS
AI DATA CENTER CAMPUS
SUBSTATION
Seamless power distribution within the campus.
DIRECT POWER DELIVERY TO AI CAMPUSES
WITHOUT IMPACTING THE GRID

ZERO EMISSIONS | 24/7 RELIABLE POWER | SCALABLE 200MW MODULE | BEHIND-THE-METER POWER DELIVERY | BUILT FOR AI READY INFRASTRUCTURE

Historically, KiNRG primarily focused on the development of HTR technologies and related energy concepts. The Company’s HTR concept is intended to utilize evaporative cooling and downdraft airflow principles to generate electricity through turbine-generator systems and related infrastructure.

The HTR concept is designed to utilize hot, dry atmospheric conditions to create downdraft airflow housed within large engineered tower structures (Reactors). The resulting airflow would then be directed through turbine systems intended to generate electricity. The Company believes HTR systems, if successfully developed and commercialized, may potentially provide lower-emission electricity generation and infrastructure solutions for certain geographic regions and industrial applications.

The Company is currently continuing engineering analysis, design evaluation and development activities relating to HTR systems. To date, the Company has not constructed or commercially deployed an HTR system, generated revenues from HTR operations or demonstrated commercial feasibility of the technology. The Company’s future HTR development activities remain subject to significant technical, financial, regulatory, permitting and operational uncertainties.

The Company expects that any future HTR deployment activities would likely require:

●	substantial additional capital;

●	engineering and technical validation;

●	pilot and demonstration projects;

●	permitting and environmental approvals;

●	transmission and utility coordination;

●	strategic industry relationships;

●	long-term customer agreements;

●	project financing arrangements; and

●	construction and operational expertise.

The Company may pursue future engineering studies, computational modeling, subsystem testing, pilot projects and potential demonstration projects, subject to financing availability, permitting requirements, technical validation and market conditions.

The Company believes future HTR commercialization efforts, if pursued, would likely occur in stages and may initially focus on smaller-scale demonstration or pilot opportunities before any potential larger-scale commercial deployment activities. The Company may also seek strategic relationships with engineering firms, construction partners, infrastructure investors, utilities, technology providers or industrial customers in connection with future HTR-related opportunities.

The Company currently estimates that approximately $5.5 million will be required to fund the structural design of the first the data center 200MW HTR facility (the “200MW HTR”), including the design of the building structure, approximately $3.5 million to complete the engineering of the 200MW HTR’s systems, including the design and integration of the facility’s systems, and approximately $2.5 million for initial site selection activities.

The Company currently expects to secure a site for the first HTR and complete the engineering necessary to develop a more accurate cost estimate during the initial six months. Following site selection, the Company intends to seek an off-take agreement for the sale of energy from HTR to a co-located data center. Assuming approximately six months to finalize cost estimates, secure an off-take agreement and obtain financing, the Company currently expects to commence construction by late 2027 and achieve commercial operations in 2029. However, these milestones are based on the Company’s current expectations and assumptions and are subject to numerous risks and uncertainties, including the timing of site selection, permitting, financing, engineering, regulatory approvals, execution of an off-take agreement and other factors beyond the Company’s control. Accordingly, there can be no assurance that the Company will achieve these milestones within the anticipated timeframes, or at all.

There can be no assurance that the Company will successfully develop, finance, permit, construct or commercialize HTR systems or related technologies.

Business Strategy and Growth Plans

The Company’s near-term operational focus is expected to include:

●	integrating TRINITY’s operations and infrastructure capabilities;

●	pursuing additional mission-critical infrastructure and commercial construction opportunities;

●	expanding customer relationships and operational capabilities;

●	continuing engineering and development activities relating to HTR systems;

●	evaluating future pilot project and permitting opportunities;

●	pursuing financing opportunities and strategic relationships; and

●	strengthening corporate, operational and administrative infrastructure

The Company intends to pursue a staged growth strategy that seeks to combine near-term infrastructure and construction activities with longer-term energy infrastructure development opportunities. The Company expects TRINITY to serve as the primary operational and revenue-generating platform while the Company continues evaluating future HTR-related opportunities.

The Company may pursue strategic relationships, joint development arrangements, financing transactions, licensing opportunities, engineering collaborations and customer agreements in connection with future infrastructure and energy-related business plans. Such relationships may involve construction partners, engineering firms, infrastructure investors, utilities, data center operators, technology providers or other strategic counterparties.

The Company expects that substantial additional capital will be required to support future HTR-related development activities and larger-scale infrastructure opportunities. The Company currently anticipates that future financing sources may include equity financings, debt financings, strategic investments, joint ventures, project financing arrangements, customer agreements or other financing structures. There can be no assurance that such financing or strategic relationships will be available on acceptable terms.

Commercialization and Development Roadmap

The Company expects any future HTR commercialization activities would likely occur in stages. The Company currently anticipates that such stages may include engineering analysis, site evaluation, environmental and permitting review, pilot testing, demonstration projects and potential future commercial deployment opportunities.

The Company believes future HTR development efforts, if pursued, may require collaboration with strategic industry participants, financing sources, engineering firms, construction contractors and potential customers. The Company may also evaluate opportunities to pursue co-location strategies involving industrial facilities, infrastructure projects or data center-related applications.

The Company expects that permitting requirements, financing availability, technological validation, transmission access, utility coordination, construction costs and customer demand will significantly impact the timing and feasibility of any future HTR deployment opportunities.

Integrated Infrastructure and Energy Platform Strategy

The Company’s long-term strategy is to develop an integrated infrastructure and energy platform combining operational construction capabilities, mission-critical infrastructure expertise and longer-term energy infrastructure development opportunities.

The Company believes the acquisition of TRINITY provides operational capabilities and industry relationships that may support the Company’s future infrastructure and energy initiatives. TRINITY’s construction management, procurement, scheduling, subcontractor coordination and project execution experience may support future pilot projects, infrastructure deployments and mission-critical facility opportunities.

The Company also believes increasing demand for AI computing infrastructure, data centers and power-intensive industrial applications may create long-term demand for reliable power infrastructure, resilient energy solutions and related construction services. The Company intends to evaluate opportunities where infrastructure construction activities, mission-critical facility development and future HTR-related energy infrastructure concepts may align strategically.

The Company expects TRINITY to continue serving as the Company’s primary operational and revenue-generating business while the Company continues evaluating longer-term HTR development opportunities. The Company believes this staged approach may allow the Company to expand operational capabilities, customer relationships and infrastructure expertise while continuing to evaluate future energy infrastructure opportunities.

Current Status of Development Activities

As of the date of this prospectus, the Company’s HTR-related activities primarily consist of engineering analysis, design evaluation, development planning and evaluation of potential future infrastructure opportunities. The Company has not constructed a commercial HTR system, completed a pilot deployment or generated revenues from HTR operations.

The Company is currently focused on integrating TRINITY’s operations, expanding infrastructure-related business activities, evaluating strategic relationships and continuing development-stage activities relating to HTR technologies. The Company may continue pursuing engineering analysis, permitting evaluations, financing opportunities and potential future pilot or demonstration opportunities relating to HTR systems, subject to financing availability and other factors.

Competitive Strengths

The Company believes its business strategy may benefit from several factors, including:

●	TRINITY’s operational construction and infrastructure capabilities;

●	experience in mission-critical infrastructure and commercial construction activities;

●	customer relationships and project execution capabilities;

●	the Company’s intellectual property portfolio relating to energy technologies;

●	potential opportunities associated with AI infrastructure and data center development trends; and

●	the ability to pursue both infrastructure-related revenues and longer-term energy technology development opportunities.

However, many of the Company’s competitors are substantially larger, have significantly greater financial resources, longer operating histories, more established customer relationships and greater access to capital than the Company.

Competition

The Company competes with commercial construction firms, infrastructure contractors, engineering firms, utilities, independent power producers and developers of renewable and alternative energy technologies. Many of the Company’s competitors have substantially greater financial, operational, engineering and technical resources than the Company.

Competition in the infrastructure and construction sectors is based on factors including customer relationships, project execution capabilities, pricing, scheduling, labor availability, safety performance, technical expertise and financial strength. Competition in energy and infrastructure development markets may also involve financing availability, permitting capabilities, technology validation, regulatory compliance and ability to secure long-term customer agreements.

The Company believes competition in both the infrastructure and energy sectors is significant and expected to continue increasing.

Intellectual Property

As of December 31, 2025, the Company owned six U.S. patents and two foreign patents relating to energy conversion technologies, atmospheric energy extraction systems, compressed air energy systems and multi-stage wind turbine technologies. The Company currently has five patents pending in Saudi Arabia, UAE, Qatar, Egypt and Australia.

Description	Patent/Application Number	Issued by	Issuance Date	Expiration Date
Efficient Energy Conversion Devices	#8120191	United States Patent and Trademark Office	2/21/12	2/20/32
Atmospheric Energy Extraction Devices	#8517662 B2	United States Patent and Trademark Office	8/27/13	8/26/33
Efficient Energy Conversion Devices and Methods	#8643204 B2	United States Patent and Trademark Office	2/4/14	2/13/34
Atmospheric Energy Extraction Devices	#8727698 B1	United States Patent and Trademark Office	5/20/14	5/12/34
Methods and Apparatus for Compression and Release and Conversion of Compressed Air Energy	#10989171 B2	United States Patent and Trademark Office	4/27/21	4/26/41
Multi-Stage Wind Turbines	#11486359	United States Patent and Trademark Office	10/01/22	10/31/42
Morocco patent for the Multi-Stage Wind Turbines	#65031	Office Marocian De La Propiete Industrielle Et Commerciale	11/29/24	11/29/44
Kuwait Patent for the Multi-Stage Wind Turbines	No. KW/P/2024/002425	Ministry of Commence & Industry, Trademarks & Patents Department	N/A	9/30/45

The Company also relies on trade secrets, proprietary know-how, confidentiality agreements and other contractual protections in an effort to protect its intellectual property rights. The Company may continue pursuing additional patent applications and other intellectual property protections in future periods.

The Company believes its intellectual property portfolio may provide potential barriers to entry relating to certain HTR and energy infrastructure concepts. However, there can be no assurance that the Company’s intellectual property rights will provide meaningful protection or competitive advantages, or that the Company will successfully commercialize technologies covered by such intellectual property.

Government Regulation

The Company’s operations and planned activities are subject to extensive federal, state and local laws and regulations relating to commercial construction activities, workplace safety, environmental matters, permitting, land use, energy infrastructure, contractor licensing and other regulatory requirements.

The Company’s construction and infrastructure operations conducted through TRINITY are subject to contractor licensing requirements, building codes, zoning regulations, workplace safety standards, labor and employment laws and environmental compliance requirements in the jurisdictions in which TRINITY operates. TRINITY may also be required to obtain and maintain various licenses, permits, certifications and approvals in connection with construction management, general contracting and infrastructure-related activities. Failure to maintain required licenses or comply with applicable regulations could result in fines, penalties, project delays, suspension of operations, loss of licenses, reputational harm or increased operating costs.

The Company’s operations are also subject to federal and state workplace safety laws and regulations, including regulations administered by the Occupational Safety and Health Administration (“OSHA”), as well as wage and hour, labor, immigration and employment-related laws. The Company may also be subject to regulations relating to subcontractor relationships, workplace training requirements and project-site safety obligations.

Although independent and small power producers may generate electricity and engage in wholesale sales of energy without being subject to the same level of regulation applicable to traditional public utility companies, the Company’s current and planned operations may nonetheless be affected by governmental regulations and regulatory agencies at the federal, state and local levels. Such regulations may relate to environmental matters, zoning, permitting, land use, transmission access, interconnection requirements, taxation, labor and workplace safety, energy pricing, competition and infrastructure development activities.

Future HTR-related activities, if pursued, may require multiple governmental approvals and permits, including environmental reviews, land use approvals, construction permits, air quality permits, water usage approvals, transmission and utility coordination, interconnection approvals and other regulatory authorizations. The Company may also become subject to oversight by various governmental agencies and regulatory authorities, including state public utility commissions (“PUCs”), the Federal Energy Regulatory Commission (“FERC”), environmental agencies and local permitting authorities, depending on the nature, structure and location of future projects.

The Company may also be affected by changes in laws, regulations and government policies relating to renewable energy, infrastructure development, utility regulation, environmental compliance, permitting requirements, tax incentives, tariffs, supply chains and energy markets. In addition, increasing electricity demand associated with AI infrastructure and data center development may result in increased regulatory scrutiny relating to power availability, transmission capacity, grid reliability, environmental impacts and infrastructure permitting.

The timing, cost and availability of required permits, approvals, licenses and regulatory authorizations may vary significantly by jurisdiction and project type and may delay, limit or prevent future project development activities. Changes in applicable laws, regulations, permitting requirements or governmental policies could adversely affect the Company’s business, operating costs, project timelines, future development opportunities and ability to execute its business strategy.

Facilities

The Company currently utilizes office space and operational facilities in connection with its corporate activities and the operations of TRINITY. Following the acquisition of TRINITY on April 1, 2026, the Company is consolidating its Annapolis, MD office with the TRINITY office in Herndon, VA. The Herndon office pays rent in the amount of $23,000 per month to TG Legacy, LLC which is controlled by Mil Wallen, III, CEO of TRINITY. The rent amount is comparable to fair market value in the area.

The Company believes its existing facilities are generally adequate to support its current operations. The Company may seek additional office, operational, storage or project-related facilities in the future as the Company expands its infrastructure, construction and development activities.

The Company does not currently own any manufacturing facilities or commercial HTR operating facilities.

Legal Proceedings

From time to time, KiNRG and TRINITY may become involved in various legal proceedings, claims and disputes arising in the ordinary course of business, including matters relating to contracts, employment, construction activities, intellectual property, regulatory compliance and other commercial matters.

In March 2026, KiNRG received notice of a lawsuit by the holders of a note payable previously associated with Arizona Green Power (“AGP”), demanding payment of principal in the amount of approximately $80,000 and accrued interest of approximately $121,883. The Company believes the claims are without merit and intends to vigorously defend the matter. The entire amount of principal and accrued interest is reflected on KiNRG’s balance sheet, and KiNRG has not recorded any additional liability in connection with this matter. On July 22, 2026, AGP, KiNRG, the holders of such note entered into a Settlement Agreement and Full and Final Release of Claims pursuant to which AGP and KiNRG agreed to pay a total settlement amount of $176,000 to the holders of such note (the “Settlement Agreement”). In exchange, holders of such note released AGP and KiNRG from claims, rights and causes of action through the date of the agreement, including claims related to the lawsuit. The Settlement Agreement does not constitute admission of liability or wrongdoing by any party. The parties subsequently filed a stipulation of dismissal dismissing the lawsuit with prejudice, with each party bearing its own costs, expenses and attorneys’ fees.

Other than as described above, neither KiNRG nor TRINITY is currently a party to any material legal proceedings that, if determined adversely, would be expected to have a material adverse effect on the Company’s business, financial condition or results of operations. However, litigation and regulatory matters are inherently uncertain, and future legal proceedings, claims or regulatory actions could arise from time to time.

Employees

As of December 31, 2025, KiNRG had a total of two full-time employees. Following our acquisition of TRINITY Group Construction, Inc., we also had approximately 85 employees at TRINITY as of July 13, 2026. The Company has agreed to hire an Executive Vice President of Development and Construction, a Vice President of Development and a Marketing Director, and will add additional staff in the areas of engineering, marketing and administration in the future.

The Company also utilizes consultants, advisors and third-party specialists in connection with engineering, technical, operational and business development activities.

MANAGEMENT

Name	Age	Position(s)	Term of Office (Directors)
Ronald W. Pickett	78	Chief Executive Officer, Chairman and Principal Accounting Officer	One-year term (or until the next meeting of the Board of Directors thereafter).
Flip Wallen	63	President	One-year term (or until the next meeting of the Board of Directors thereafter).
Stephen Sadle	80	Chief Operating Officer and Director	One-year term (or until the next meeting of the Board of Directors thereafter).
Robert P. Crabb	78	Secretary	One-year term (or until the next meeting of the Board of Directors thereafter).
H. James Magnuson (1)	71	Director	One-year term (or until the next meeting of the Board of Directors thereafter).
Mossadaq Chughtai(2)	66	Director	One-year term (or until the next meeting of the Board of Directors thereafter).
Troy A. Hering CPA(3)	60	Director	One-year term (or until the next meeting of the Board of Directors thereafter).
Livian L. Jones(4)	59	Director	One-year term (or until the next meeting of the Board of Directors thereafter).

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

The following is a brief account of the business experience during the past five years (and, in some instances, for prior years) of each director and executive officer.

(1)	Mr. Magnuson is expected to qualify as an “independent director” under the applicable rules and listing standards of the NYSE American. The Company expects Mr. Magnuson to serve on the Audit Committee and Compensation Committee following the completion of this offering.
(2)	Mr. Chughtai is expected to qualify as an “independent director” under the applicable rules and listing standards of the NYSE American. The Company expects Mr. Magnuson to serve on the Audit Committee following the completion of this offering.
(3)	Mr. Hering is expected to qualify as an “independent director” under the applicable rules and listing standards of the NYSE American. The Company expects Mr. Magnuson to serve on the Audit Committee and Compensation Committee following the completion of this offering.
(4)	Ms. Jones is expected to qualify as an “independent director” under the applicable rules and listing standards of the NYSE American. The Company expects Mr. Magnuson to serve on the Compensation Committee following the completion of this offering.

Ronald W. Pickett, CEO & Chairman

Mr. Pickett, KiNRG’s founder and CEO, brings over 50 years of construction, development and innovative technology skills and expertise to the team. He has founded several innovative companies, including the first international telemedicine provider for the shipping industry; a major U.S. sustainable energy, composting and recycling facility; and Telkonet, which pioneered broadband over powerline communications and commercial energy management to the hospitality, real estate and defense sectors. Mr. Pickett has a deep understanding of government, legislative, and permitting practices, and has guided five companies from the startup and early stage through the public ownership process. Additionally, Mr. Pickett served as President and a Director of internet and wifi services provider Microwave Systems Technology Inc., and Vice Chairman of Geeks on Call Holdings, Inc., a public company that provided quick-response, on-site computer solutions. His early career work included consulting for Frouge and Gulf Oil on real estate deals, and later for Madison Square Garden Corporation on asset liquidation. He earned a degree in history from Gordon College.

Flip Wallen, President

Mil “Flip” Wallen, III, a 43-year veteran of the Commercial Real Estate Industry, specializes in Mission Critical construction, design, and development. He is a graduate of James Madison University with a BBA in Management Information Systems. Flip’s proclivity for the latest technology trends helps keep his internal processes fresh, innovative, and competitive with industry standards. Flip has become one of the most trusted sources of knowledge, wisdom, and leadership in the Data Center market, particularly in Northern Virginia’s “Data Center Alley” located in Ashburn, VA – where he has developed and built over 2.5 million square feet of data center space. He founded TRINITY Group Construction in 2002 and served as its owner prior to the Company’s acquisition of TRINITY in April 2026. TRINITY is an award-winning construction company and one of the leading commercial construction firms in the DC Metro Area, specializing in the data center market. Flip will advise the company on data centers with the initial HTR and future HTR/data center projects. He has agreed to join the company during the fourth quarter of 2020 as Executive Vice President of Construction & Development. Flip was elected President of KiNRG in late 2023.

Stephen Sadle, Chief Operating Officer & Director

Mr. Sadle, co-founder of the Company, is an entrepreneur with over 40 years of diversified experience in management, contracting, and heavy infrastructure development, interfacing with both the government and private sectors and has served the Company full time as Chief Operating Officer since 2011. He was the co-founder and President of PAVCO, The Pavement Consultants Group, that consulted, designed and managed infrastructure projects for a variety of Fortune companies, as well as National Striping Company, a Washington DC regional multifaceted remediation and construction company and was awarded the Small Businessman of the Year Award for the Washington Metropolitan Area. He is experienced in the development and management of new corporate entities. He was co-founder, Chief Operating Officer and Director of Telkonet, a Company that commercialized broadband communications over powerlines for hospitality, government and commercial use and are developers, manufacturers and vendors of energy efficiency and smart grid networking technology. Mr. Sadle served as Vice President of Business Development for a large regional heavy highway/construction company with revenues in excess of $220MM and created an innovative environmental remediation division that handled the cleanup of multiple environmentally impaired sites, federal, municipal and industrial.

Robert P. Crabb, Secretary

Mr. Crabb has over 40 years of public and private sector experience including 15 years in the insurance industry including, sales and sales management with MetLife and independent property and casualty brokerage. His entrepreneurial expertise includes marketing consulting, corporate management and commercial/residential real estate development. He has served in a corporate governance capacity as secretary to a number of start-up companies. Since September, 2007, Mr. Crabb has been an independent real estate development consultant. Until September 2007, Mr. Crabb was Secretary of Telkonet, until February, 2009, Mr. Crabb was Secretary of Microwave Systems, and until October 2009, Mr. Crabb was Secretary of Geeks on Call.

H. James Magnuson, Director

Mr. Magnuson has served as a member of the Company’s Board of Directors since 2007. He also served as the Vice President of Superior Silver Mines prior to the Company’s reverse merger in 2010 and resigned from that officer position effective December 29, 2010 pursuant to the terms of the Merger Agreement.. Since 1979, Mr. Magnuson has been an attorney engaged in the private practice of law in Coeur d’Alene, Idaho, and received his BS degree from the University of Idaho and his Juris Doctorate from Boston College. The Company believes that Mr. Magnuson’s extensive legal experience, together with his long-standing service as a director and his familiarity with the Company’s business and historical operations, qualify him to serve on the Board of Directors.

Mossadaq Chughtai, Director

Mossadaq Chughtai is an accomplished business executive, CEO and owner of Zima Inc., which owns various commercial real estate projects throughout Washington DC, Maryland, Virginia and Pennsylvania in east coast. The Development arm of his company has been involved in development of a 2.4 million sq. ft. data center that will be one of the top five largest data centers in the world. As a member of United States Chamber of commerce in Washington DC, he has visited Pakistan as a member of a US business delegation. Mr. Chughtai has also served on the board of Islamic Saudi Academy, in 2009 and 2010, a prestigious private school owned by Government of Saudi Arabia based in Washington DC. Besides serving on the boards of several organizations including Pakistan American Business Council, Jinnah Foundation for Peace and Public Policy, Healing & Caring Foundation, he is also president of AMAA Muslim Cemetery in Stafford, VA, first ever and the largest Muslim Cemetery in USA which operates as a non-profit entity. Mr. Chughtai has made several appearances in international media including ABC, FOX News, CNN International, Press TV, Al Jazeera, GEO and AAJ TV. His interviews have been published in Washington Post, Business Recorder, Jang, Dawn, Nation, The World News, Pakistan Today as well as in various other publications. He has an executive degree in the field of AI (artificial intelligence) from MIT and has attended Murray College in Sialkot, Pakistan. Mr. Chughtai’s extensive career in global international business makes him uniquely qualified to serve as a director.

Troy A. Hering, CPA, Director

Troy Hering is an assertive senior financial and accounting executive in the professional services and high technology industries, with over 30 years of progressive experience in accounting, financial management and analysis, strategic planning, due diligence, mergers & acquisitions, budgeting, contract administration, team building and personnel management. He is committed to achieving strategic corporate goals and objectives through proactive team leadership and dedicated to serving clients and maximizing profitability by providing accurate, timely and effective financial expertise to the executive management team and operational team leaders. Mr. Hering is Certified Public Accountant, CPA, Licensed in the state of Virginia. He attended the Graduate Accounting Certificate Program at the University of Virginia and received a Bachelor of Science, Finance and Management, McIntire School of Commerce, University of Virginia. Mr. Hering is a Member of the Virginia Society of Certified Public Accountants and Northern Virginia Society of Certified Public Accountants. Mr. Hering’s training an extensive experience in these fields gives him the qualifications and skills to serve as a director.

Livian L. Jones, Director

Ms. Jones is a strong leader with over 25 years’ experience in construction and development with proven project management, operations, business development, and marketing skills. A collaborator and consensus builder with an extensive network throughout North and South Carolina. Ms. Jones has knowledge and oversight of managing commercial, retail, and residential development and construction. Ms. Jones holds a Bachelor of Science, Criminal Justice BSCJ, from Appalachian State University and a Master of Business Administration from the University of North Carolina, Wilmington. She is a North Carolina Licensed General Contractor and has completed DBE/ACDBE Training by The National DBE Training Institute. Ms Jones serves on many boards including South State Bank Regional Board -Wilmington, NC (2015-Present), First Tee Board (2016- Present), Appalachian Foundation Board (2007- 2020). Ms. Jones’ experience in these fields and on these boards gives her the qualifications and skill to serve as a director.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Corporate Governance

Board of Directors and Board Committees

Our board of directors currently consists of six directors. Our amended and restated certificate of incorporation will provide that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors. We intend to apply to list our common stock on the on NYSE American. Under the rules of NYSE, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NYSE rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

Prior to the consummation of this offering, our board of directors undertook a review of the independence of our directors and considered whether any director has a relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our board of directors has affirmatively determined that H. James Magnuson, Mossadaq Chughtai, Troy A. Hering CPA and Livian L Jones are each an “independent director,” as defined under the NYSE rules.

Committees of Our Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Nevada law, and conducts its business through meetings of the board of directors and its standing committees. We will have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our audit committee will be responsible for, among other things:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	establish procedures for complaints received by us regarding accounting matters;

●	oversee internal audit functions, if any; and

●	prepare the report of the audit committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

Upon the consummation of this offering, our audit committee will consist of Troy Hering, James Magnuson and Mossadaq Chughtai, with Mr. Hering serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our audit committee have at least one independent member upon the listing of our common stock, have a majority of independent members within 90 days of the date of this prospectus and be composed entirely of independent members within one year of the date of this prospectus. Our board of directors has affirmatively determined that Mr. Hering meets the definition of “independent director” under the NYSE rules, that Mr. Hering meets the independence standards under Rule 10A-. Each member of our audit committee meets the financial literacy requirements of the NYSE rules. In addition, our board of directors has determined that Mr. Hering will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee, which will be available on our principal corporate website at www.kinrg.com substantially concurrently with the consummation of this offering. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	review and recommend the compensation arrangements for management, including the compensation for our president and chief executive officer;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive plans; and

●	prepare the report of the compensation committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

Upon the consummation of this offering, our compensation committee will consist of Mr. Magnuson, Mr. Hering and Ms. Jones with Mr. Magnuson serving as chair. Our board has determined that each member of the compensation committee are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. Our board of directors will adopt a written charter for the compensation committee, which will be available on our principal corporate website at www.kinrg.com substantially concurrently with the consummation of this offering. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other things:

●	identify and nominate members of the board of directors;

●	develop and recommend to the board of directors a set of corporate governance principles applicable to our company; and

●	oversee the evaluation of our board of directors.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of Mossadaq Chughtai, Troy A. Hering and Livian L. Jones, with Mossadaq Chughtai serving as chair. Our board of directors will adopt a written charter for the nominating and corporate governance committee, which will be available on our principal corporate website at www.kinrg.com substantially concurrently with the consummation of this offering. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. Although certain of our executive officers also serve on our Board of Directors, none of them serves on our Compensation Committee. Troy Herring, independent director, is chairman of the Compensation Committee.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website, www.kinrg.com. In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Limitations on Liability and Indemnification Matters

Our articles of incorporation contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our articles of incorporation provide that we are authorized to indemnify our directors and officers to the fullest extent permitted by Nevada law. Our bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Nevada law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Nevada law. Our bylaws also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We will also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws to be in effect upon the closing of this offering may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Indemnification Agreements

On March 30, 2011, the Company entered into Indemnification Agreements with directors Thomas Smith, H. James Magnuson and Arthur P. Dammarell, and executive Ronald Pickett, President and Chief Executive Officer and Chief Financial Officer.

EXECUTIVE COMPENSATION

The following table and related footnotes show the compensation incurred and or paid during the fiscal years ended December 31, 2025 and 2024, to all individuals serving as the Company’s named executive officers, including our Chief Executive Officer (CEO) and any other highly compensated executive officers, during the last completed fiscal year. No other executive officers received compensation in excess of $100,000 for such fiscal years.

Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings ($)	All other Compensation ($)		Total ($)
Ronald W. Pickett,	2025	200,000	(2)	$—	$—	$—	$—	$—		200,000
Chief Executive Officer, Chairman and Principal Accounting officer(1)	2024	200,000	(2)	—	—	—	—	—		200,000

Stephen L. Sadle	2025	175,000	(4)	—	—	—	—	—		175,000
Chief Operating Officer(3)	2024	175,000	(4)	—	—	—	—	—		175,000

Mil L. (Flip) Wallen	2025	—		—	—	—	—	1,125,000	(6)	1,125,000
President (5)	2024	—		—	—	—	—	—		—

(1)	Appointed as Chief Executive Officer and Chairman effective December 29, 2010 pursuant to the terms of the Merger Agreement.
(2)	Amounts include $151,686 and $127,308 of accrued salary due to Mr. Pickett as of December 31, 2025 and 2024, respectively.
(3)	Appointed as Chief Operating Officer effective December 29, 2010 pursuant to the terms of the Merger Agreement.
(4)	Amounts include $234,824 and $195,615 of accrued salary due to Mr. Sadle as of December 31, 2025 and 2024, respectively.

(5)	Appointed as President in late 2023.
(6)	Amount consists of 1,125,000 shares of common stock with a fair value of $1,125,000 issued to Mr. Wallen as compensation for services.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Other than as described herein, the Company has not entered into any material employment agreements, severance arrangements or change-in-control agreements with any of its executive officers.

On December 29, 2014, pursuant to the Merger, Solar Wind Energy (f/k/a Clean Wind Energy) became a wholly-owned subsidiary of the Company.  Solar Wind Energy (f/k/a Clean Wind Energy) has employment agreements with its executive officers. Each of the employment agreements was entered into on September 22, 2010 and amended on November 22, 2010.

The Indemnification Agreements provide that the Company will indemnify the Company’s officers and directors, to the fullest extent permitted by law, relating to, resulting from or arising out of any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation by reason of the fact that such officer or director (i) is or was a director, officer, employee or agent of the Company or (ii) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Indemnification Agreements provide that the Company will make an advance payment of expenses to any officer or director who has entered into an Indemnification Agreement, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized under this Agreement.

Director Compensation Table

The following table and related footnotes show the compensation incurred and or paid during the fiscal year ended December 31, 2025 to the Company’s directors for their service as directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
H. James Magnuson	$25,000						$25,000
Mossadaq Chughtai	$25,000						$25,000
Troy A. Hering CPA	$25,000						$25,000
Livian L Jones	$25,000						$25,000

Narrative to Summary Compensation Table and Director Compensation Table

During the year ended December 31, 2025, the Company provided no stock options, warrants, or stock appreciation rights. On December 29, 2010, pursuant to the Merger, KiNRG Global Solutions, Inc. (f/k/a Solar Wind Energy, Inc.) became a wholly-owned subsidiary of the Company. Other than as described herein, the Company has not entered into any formal compensation arrangements, consulting agreements or other material agreements with its directors. The Company may enter into future compensation arrangements with directors in connection with board or committee service.

The Company has employment agreements with its officers as described below. The Company has accrued salaries for all its executives from inception through December 31, 2025 and the balance amounted to $386,510 at December 31, 2025.

No officer or director has outstanding unexercised options, stock that has not vested, or equity incentive plan awards. The Company maintains no employee benefits plans.

Name	Position(s)	Term	Salary	Bonus	Severance
Ronald W. Pickett	Chief Executive Officer	1 year; renewable for 1 year on mutual consent *	$200,000	Board Discretionary	Twelve (12) months’ salary and benefits for termination without cause.
Stephen Sadle	Chief Operating Officer	1 year; renewable for 1 year on mutual consent *	$175,000	Board Discretionary	Twelve (12) months’ salary and benefits for termination without cause.
Robert P. Crabb	Secretary	1 year	$30,000	None	None

*	Terms to modify the 1 year contract extension by mutual consent have been agreed to by the Officers and Directors. Provisions for automatic salary increases based on specific events related to business development successes, rights for the officers to convert any accrued salary into Company notes, and rights to receive warrants to purchase Company stock at market plus 20% premium at the time of the grant while notes are outstanding will be incorporated in the new contracts. The parties have mutually agreed to a stock option plan, the specific terms to be negotiated as part of the final contract.

Equity Compensation Plan Information

As of December 31, 2025, the Company had no outstanding stock options or other equity awards granted under its 2021 Incentive Stock Plan.

2021 Incentive Stock Plan

In February 2021, the Company adopted its 2021 Incentive Stock Plan.

General

The 2021 Incentive Plan was adopted by the Board of Directors. The Board of Directors has reserved 4,000,000 shares of Common Stock for issuance under the 2021 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder. Other types of equity awards may also be granted under the Plan including but not limited to restricted stock, restricted stock units, and stock appreciation rights, which together with the ISO’s and Non-ISO’s are hereinafter collectively referred to as “Awards”.

The 2021 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Purpose

The primary purpose of the 2021 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company’s business and to facilitate the ownership of the Company’s stock by employees. In the event that the 2021 Incentive Plan is not adopted the Company, the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants. As present, our board of directors has no immediate plans, arrangements or understandings to issue awards under the 2021 Incentive Plan.

Administration

The 2021 Incentive Plan is administered by the Board or by a committee of the Board that may be designated by the Board to administer the Plan, composed of not less than two members of the Board all of whom are disinterested persons, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All questions of interpretation of the 2021 Incentive Plan are determined by the Board or such Committee, and its decisions are final and binding upon all participants.

Eligibility

Under the 2021 Incentive Plan, equity grants may be granted to employees, officers, directors or consultants of the Company, as provided in the 2021 Incentive Plan.

Terms of Awards

The terms of Awards granted under the Plan shall be contained in an agreement between the participant and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan. The terms of Awards may or not require a performance condition in order to vest the equity comprised in the relevant Award. The terms of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2021 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 100% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Committee, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Committee at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the “Grant Date”). Each Option shall be subject to earlier termination as expressly provided in the 2021 Incentive Plan or as determined by the Committee, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2021 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2021 Incentive Plan (but not Awards previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Award shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

FEDERAL INCOME TAX ASPECTS OF THE 2021 INCENTIVE PLAN

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2021 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2021 Incentive Plan AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Incentive Stock Options (ISO)

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of common stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient, if any.

Nonstatutory Stock Options (Non-ISO)

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards

Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive performance shares will generally recognize ordinary income at the time of settlement, in an amount equal to the cash received, if any, and the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2021 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions- KiNRG

Except as set forth below, since January 1, 2023, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at yearend for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

On October 19, 2020, the Company’s Chief Executive Officer, Ron Pickett participated in the Company’s private placement of preferred stock and sale of equity in the Company’s subsidiary Arizona Green Power by converting accrued salary in the amount of $660,000 into 600,000 shares of the Series AA preferred stock and a 0.6% ownership interest in Arizona Green Power. Each share of Series AA preferred stock is convertible into 25 shares of the Company’s common stock or a total of 1,500,000 shares of common stock.

On October 19, 2020, the Company’s Chief Operating Officer, Stephen Sadle participated in the Company’s private placement of preferred stock and sale of equity in the Company’s subsidiary Arizona Green Power by converting accrued salary in the amount of $440,000 into 400,000 shares of the Series AA preferred stock and a 0.4% ownership interest in Arizona Green Power. Each share of Series AA preferred stock is convertible into 25 shares of the Company’s common stock or a total of 1,000,000 shares of common stock.

On October 21, 2020, the Company issued 125,000 shares of common stock at a price of $0.40 per share to H. James Magnuson, a board member as payment for accrued board compensation in the amount of $50,000.

On October 21, 2020, the Company issued 62,500 shares of common stock to Robert P. Crabb, a board member at a price of $0.40 per share as payment for accrued board compensation in the amount of $25,000.

On October 21, 2020, the Company issued 62,500 shares of common stock to Arthur P. Dammarell, a board member at a price of $0.40 per share as payment for accrued board compensation in the amount of $25,000.

On October 23, 2020, the Company’s Chief Executive Officer, Ron Pickett converted 204,378 shares of Series A Preferred Stock into 78,850 shares of the Company’s common stock. The conversion rate was 0.385 shares of common stock for each share of Series A Preferred pursuant to the terms of the Series A Preferred Stock.

On October 23, 2020, the Company’s Chief Operating Officer, Stephen Sadle converted 153,284 shares of Series A Preferred Stock into 59,137 shares of the Company’s common stock. The conversion rate was 0.385 shares of common stock for each share of Series A Preferred pursuant to the terms of the Series A Preferred Stock.

On October 23, 2020, a board member, Robert P. Crabb converted 35,767 shares of Series A Preferred Stock into 13,799 shares of the Company’s common stock. The conversion rate was 0.385 shares of common stock for each share of Series A Preferred pursuant to the terms of the Series A Preferred Stock.

On December 24, 2020, the Company issued 250,000 shares of its common stock with a fair value of $0.40 per share to re-acquire the rights to certain of its intellectual property in the total amount of $100,000, These shares were issued to Marshall Pickett, the son of the Company’s Chief Executive Officer. The Company’s Chief Executive Officer recused himself from the board of directors’ discussion and vote regarding this transaction.

On March 31, 2021, the Company designated 70,000 shares of Series AAA Preferred Stock (the “Series AAA Preferred”), par value $0.0001, with a stated value of $1.00 per share.   The Company filed a Certificate of Amendment to Designation to the Series AAA Preferred on April 19, 2021.  Each share of the Series AAA Preferred is convertible to common stock at a rate of $0.10 per share, and will have voting rights on an as-converted basis. On March 31, 2021 pursuant to the Series AAA financing, the Company issued 70,000 shares of Series AAA Preferred Stock and a warrant to purchase 700,000 shares of common stock at a price of $0.60 per share in consideration of $350,000 paid by Mossadaq Chughtai, a director of the Company.  The Series AAA Preferred Stock is convertible into 700,000 shares of common stock.  The Series AAA Convertible Preferred Stock is automatically converted into common stock on March 31, 2023.

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. The were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The loss on sale of AGP to related party was recognized in income (loss) from discontinued operations.

On June 30, 2025, the Company issued 100,000 shares of common stock at a price of $1.00 per share to Ron Pickett, its CEO for the conversion of accrued salary in the amount of $100,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 80,000 shares of common stock at a price of $1.00 per share to Stephen Sadle, its COO for the conversion of accrued salary in the amount of $80,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to H. James Magnuson, a director for the conversion of accrued director’s fees in the amount of $37,500. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to Mossadaq Chughtai, a director, for the conversion of accrued director’s fees in the amount of $37,500. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to Livian L. Jones, a director, for the conversion of accrued director’s fees in the amount of $37,500. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to Troy A. Hering, a director, for the conversion of accrued director’s fees in the amount of $37,500. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 250,000 shares of common stock at a price of $1.00 per share to Mil L. Wallen, its President, for the conversion of a note payable in the amount of $250,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On September 30, 2025, the Company issued 2,657,550 shares of common stock to Mossadaq Chughtai, a board member, from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

On December 29, 2025, the Company issued 1,125,000 shares of common stock with a fair value of $1,125,000 to Mil L. Wallen, its President, as compensation for services. The amount of $1,125,000 was charged to stock based compensation. See Note 10.

On December 31, 2025, the Company accrued salary due to its CEO, Mr. Pickett, in the amount of $151,686; to its COO Mr. Sadle in the amount of $234,824, and to its Secretary Mr. Crabb in the amount of $88,100 for a total accrued salary due to officers in the amount of $471,610.

As of December 31, 2025, there were no shares of Preferred Stock outstanding. All the shares reference above were issued without registration under the Securities Act.

On April 1, 2026, the Company completed the acquisition of TRINITY from Millard L. Wallen, III, pursuant to which the Company acquired 100% of the issued and outstanding capital stock of TRINITY. At the time of the Acquisition, Mr. Wallen was, and continues to be, President of KiNRG and was also the Chief Executive Officer and sole stockholder of TRINITY. As consideration for the Acquisition, the Company issued an aggregate of 4,200,000 shares of its common stock, of which 4,000,000 shares were issued to Mr. Wallen, and issued to Mr. Wallen a Promissory Note in the principal amount of $3,000,000 bearing interest at 6.0% per annum and due and payable on the earlier of the closing of the Company’s public offering or December 31, 2026.

Related Party Transactions – TRINITY

During 2025 and 2024, TRINITY had construction contracts with WYCLIFFE TRINITY LLC. As of December 31, 2025 and 2024, receivables due from WYCLIFFE TRINITY LLC totaled $4,471,063 and $3,642,000, respectively. During the years ended December 31, 2025 and 2024, TRINITY earned gross revenue of $8,175,867 and $10,541,230, respectively, and gross profit of $979,535 and $972,208, respectively, on these contracts. Below is a summary of related party contracts in progress at December 31, 2025 and 2024: As of December 31, 2025 and 2024, advances due from TRINITY’s sole stockholder totaled $575,415 and $575,415, respectively. The advances are non-interest-bearing and due on demand. Flip Wallen, through Cashmere Holdings, LLC, owns a 21.5% membership interest in Ox Hill Realty LLC. In addition, Mossadaq Chughtai, one of KiNRG’s directors, through Nosha, LLC, owns a 12.5% membership interest in Ox Hill Realty LLC. As of December 31, 2025 and 2024, advances due from Ox Hill Realty LLC totaled $3,786,808 and $442,800, respectively and are included in due from affiliate in the accompanying balance sheets. The advances are non-interest-bearing and due on demand.

On January 1, 2025, TRINITY entered into a note receivable agreement with Ox Hill Realty LLC. Under the agreement, TRINITY will advance proceeds received from the Future Receivables Sale Agreement to Ox Hill Realty LLC under similar terms. As of December 31, 2025, the principal outstanding and accrued interest on the note receivable was $3,030,212 and $3,376,044, respectively, which are included in due from affiliate in the accompanying balance sheet. Interest income totaled $4,792,141 for the year ended December 31, 2025. The principal and accrued interest outstanding on the note receivable was repaid in full in 2026.

TRINITY also has a related party receivable from Ox Hill Realty in the aggregate amount of $29,619,230 representing the amount due to the Company from Ox Hill for payments made to the financing companies and for loans made directly to Ox Hill by the Company. TRINITY has a security agreement with Ox Hill whereby Ox Hill has committed to paying TRINITY the amount of $29,088,485 before December 31, 2026 or $9,088,485 by December 31, 2026 with a note for the balance convertible to up to 19.9% of the equity of Ox Hill depending upon the appraised value of the Ox Hill properties. The Company fully-reserved the Ox Hill Note Receivable at the time of the Acquisition. There can be no assurance that this amount will be received.

TRINITY currently utilizes office space and operational facilities in connection with its corporate activities and the operations of TRINITY. Following the acquisition of TRINITY on April 1, 2026, KiNRG is consolidating its Annapolis MD office with the TRINITY office in Herndon, VA. The Herndon office pays rent in the amount of $23,000 per month to TG Legacy, LLC which is controlled by Mil Wallen, III, CEO of TRINITY and President of KiNRG. The rent amount is comparable to fair market value in the area.

TRINITY recorded a liability in the amount of $5,264,277 payable to Flip Wallen, its President, for taxes payable by Mr. Wallen relating to the period prior to the TRINITY Acquisition. This amount did not affect TRINITY’s operating results. During the three months ended June 30, 2026, $801,000 of this amount was paid, and the balance of $4,463,277 remains on TRINITY’s balance sheet as of June 30, 2026 as a liability to a related party.

Related Party Transaction Policy

Our board of directors intends to adopt a written related person transaction policy setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of June 30, 2026 by:

●	each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock;

●	each of our named executive officers;

●	each of our executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the column labeled “Percentage of Shares Outstanding” is based upon 62,560,743 shares of common stock outstanding as of June 30, 2026.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants or upon conversion of a security that are either exercisable or convertible on or before sixty days from March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o KiNRG, Inc., 1213 Culbreth Drive Suite 103, Wilmington, NC 28405.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding (1)
Names Executive Officers, Executive Officers and Directors:
Ronald W. Pickett (1)	9,842,529	15.9%
Flip Wallen	6,825,000	11.0%
Stephen Sadle (2)	6,915,176	11.2%
Robert P. Crabb	1,002,174	1.6%
H. James Magnuson	725,948	1.2%
Mossadaq Chughtai	4,266,925	6.9%
Troy A. Hering CPA	109,375	*
Livian L. Jones	109,375	*
All executive officers and directors as a group (8 persons)	29,796,502	48.2%

(1)	These shares are held in an account owned jointly by Mr. Pickett and his spouse.

(2)	These shares are held in an account owned jointly by Mr. Sadle and his spouse.

*	denotes less than 1%

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon the exercise of warrants that will become exercisable within sixty (60) days of June 30, 2026.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our capital stock and certain provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and bylaws that will be in effect upon completion of this offering. Copies of these documents will be filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the common stock and preferred stock reflect changes to our capital structure that will occur upon the completion of this offering and Nevada law.

Our authorized capital stock consists of 260,000,000 shares, all with a par value of $0.0001 per share, of which:

250,000,000 shares will be designated as common stock (as of June 30, 2026, 62,560,743 shares of common stock were outstanding and held by approximately 1,437 holders of record); and

10,000,000 shares will be designated as preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. See “Dividend Policy.”

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our fourth amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

As of June 30, 2026, the Company does not have any preferred stock outstanding. The Company has previously designated Series A Convertible Preferred Stock, Series AA Convertible Preferred Stock, Series AAA Convertible Preferred Stock and Series AAAA Convertible Preferred Stock, none of which were issued and outstanding as of December 31, 2025.

Options

The Company issued 111,000 options to purchase common shares of the Company with an exercise price of $1.00 and a fair value of $171,916. The options vest 1/3 on April 1, 2027, 1/3 on April 1, 2028, and 1/3 on April 1, 2029 and carry an expiration date of April 1, 2032. There was no charge to operations for these options during the three months ended March 31, 2026 because they were issued on March 31, 2026.

The 2021 Incentive Stock Plan in order to provide additional incentive to employees, directors, and consultants. The 2021 Incentive Stock Plan permits the grant of Incentive Stock Options, Non-statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares. The maximum number of aggregate shares available for issuance under the 2021 Incentive Stock Plan is 4,000,000. At December 31, 2025 and 2024, no shares have been issued pursuant to the 2021 Incentive Stock Plan. However, the Company intends to issue 72,000 options to employees to purchase common stock of the Company at $1.00 per share. The Company intends for the options to vest at a rate of 1/3 at the end of each year for three years and have an expiration date of September 30, 2028, or upon the employee’s termination.

Warrants

During the years ended December 31, 2025 and 2024, a total of $139,173 and $139,173, respectively, was charged to operations for the amortization of warrants.

The Company issued 250,000 warrants to purchase common shares of the Company at $1.00 per share in connection with the sale of $250,000 of common stock. The warrants vested upon issuance and carry an expiration date of December 31, 2025. Investors exercised 250,000 warrants at a price of $1.00 per share for the issuance of 250,000 shares of common stock. The Company received gross proceeds in the amount of $250,000.1,125,000 warrants with an exercise price of $0.40 per share expired.

During the three months ended March 31, 2025, the Company issued 60,000 warrants to purchase common shares of the Company at $1.00 per share. The warrants vested upon issuance and carried an expiration date of December 31, 2025. The warrants were exercised for cash proceeds of $60,000.

We have agreed to issue to the representatives of the underwriters of this offering, or their permitted designees, for nominal consideration, warrants to purchase 187,500 shares of our common stock (5% of the shares sold in this offering) as additional consideration for its services. The representatives’ warrants will have an exercise price equal to 110% of the public offering price in this offering and shall be exercisable during the five (5) year period commencing 180 days following the commencement of sales of the securities in this offering, and will contain customary “cashless” exercise and registration rights provisions. See “Underwriting — Representatives’ Warrants.”

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and common stock, and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our bylaws will provide that special meetings of the stockholders may be called only by the affirmative vote of a majority of the whole board, chairperson of the board, the chief executive officer or our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Limitation on Liability and Indemnification Matters

Our articles of incorporation, which will be in effect upon the completion of this offering, contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit.

Our articles of incorporation and bylaws to be in effect upon the completion of this offering provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our amended and restated bylaws also will provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Nevada law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Listing

We intend to apply to list our common stock on The NYSE American under the symbol “[____]”.

Market Price

There is no established public trading market for any class of company common equity.

Transfer Agent and Registrar

ClearTrust LLC will serve as our transfer agent and registrar. Its address is 16540 Pointe Village Drive Suite 210, Lutz, Florida 33558 and its telephone number is 813-235-4490.

SHARES ELIGIBLE FOR FUTURE SALE

Since October 8, 2019, there has been no public market for shares of our common stock. Future sales of substantial amounts of shares of common stock, including shares issued upon the conversion of convertible notes or the exercise of outstanding warrants and options, in the public market after this offering, or the possibility of these sales occurring, could adversely affect the then prevailing market price for our common stock or impair our ability to raise equity capital.

Upon the completion of this offering, a total of 66,310,743 shares of common stock will be outstanding. All 3,750,000 shares of common stock sold in this offering by us, plus any shares sold upon exercise of the underwriter over-allotment option, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

Certain of the remaining outstanding shares of our common stock, other than the 9,744,575 shares there were issued pursuant to an effective registration statement prior to October 8, 2019, constitute “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

Subject to the lock-up agreements described below and the provisions of Rules 144 and 701 under the Securities Act, all of these restricted securities will be available for sale in the public market after the expiration of a six-month lock-up beginning upon execution of the underwriting agreement with the book running manager of this offering.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described below, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding; or

●	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. However, all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.

UNDERWRITING

R.F. Lafferty & Co., Inc. (“R.F. Lafferty,” “Lafferty,” or the “Representative”), is acting as the representative of the underwriter named below. We have entered into an underwriting agreement dated [____], 2026 with the Representative. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
R.F. Lafferty & Co., Inc.
Total

The underwriter is committed to purchase all of the common shares offered by us other than those covered by the option to purchase additional securities described below, if they purchase any such securities. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Reimbursements

The underwriter proposes to offer directly to the public the shares purchased pursuant to the underwriting agreement at the initial public offering price set forth on the cover page of this prospectus and to certain securities dealers at the initial public offering price less a concession not in excess of $[__] per share. After the offering, the underwriter may change the offering price and other selling terms. We have agreed to sell the shares of common stock to the underwriters at the initial offering price of $ per share, which represents the initial public offering price of the shares set forth on the cover page of this prospectus less a seven and one-half percent (7.5%) underwriting discount.

The following table shows the per share and total underwriting discount to be paid to the underwriter by us assuming an initial public offering price to the public of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay the underwriter a non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of this offering. We have also agreed to pay the expenses relating to the offering, including, but not limited to all accountable and out-of-pocket offering-related fees and expenses of the underwriter with all such fees not to exceed $185,000 in the aggregate.

The expenses of the offering, not including the underwriting discount, are estimated at approximately $[__] and are payable by us. We have paid an expense deposit of $25,000 to the underwriter, which will be applied against accountable expenses that will be paid by us to the underwriter in connection with this offering, which advance will be refunded to us to the extent not actually incurred by the underwriter in the event this offering is terminated.

Option to Purchase Additional Shares

We have granted an option to the underwriter, exercisable for 45 days after the date of this prospectus, to purchase up to 562,500 additional shares of common stock (15% of shares of common stock sold in the offering) at the public offering price, less the underwriting discount. The underwriter may exercise this option in whole or in part at any time within 45 days after the date of the offering. If the underwriter exercises this option, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Underwriter’s Warrant

The Company has agreed to issue to R.F. Lafferty or its designees warrants to purchase up to a total of 5% of the shares of common stock sold in this offering, including the exercise of the over-allotment option, if any. Such warrants and underlying shares of common stock are included in this prospectus. The warrants are exercisable at $ 4.95 per share (110% of the public offering price per share of Common Stock) commencing on a date which is six (6) months from the effective date of the offering under this prospectus and expiring five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of this offering. The warrants shall be exercisable on a cash or cashless basis. The warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the warrants is not effective, the warrants may be exercised on a cashless basis. The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation.

Lock-Up Agreements

In connection with this offering, our directors and officers and certain holders of our common stock will enter into customary “lock-up” agreements in favor of the underwriters for a period of six (6) months from the date of this offering. We have agreed with the underwriters that, for a period of six (6) months from the closing of this offering, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital stock or any securities convertible into or exercisable or exchangeable for capital stock; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital stock or any securities convertible into or exercisable or exchangeable for capital stock.

Right of First Refusal

We have granted Lafferty, as representative of the underwriters, a right of first refusal, for a period of twelve (12) months from the closing of this offering, to act as lead book-runner, lead placement agent, and/or investment banker/advisor for each and every future public and private equity or debt offering, including all equity linked financings, and for each proposed or completed merger or acquisition transaction whereby we would be merged into or acquired by another company or entity during such 12 month period, of ours, or any successor to or subsidiary of us. If the Company terminates the representative for cause, in compliance with FINRA Rule 5110(g)(5)(B), then no such right of first refusal will be granted to the representatives.

Tail Fee

The representative shall be entitled to a tail fee equal to the compensation in this offering with respect to future financings consummated solely with investors (a) with whom the Company has had a conference call or a meeting arranged by the representatives and (b) provided that the future financing is consummated at any time within the twelve (12) month period following the closing of this offering. If the Company terminates the engagement of the representative for cause, in compliance with FINRA Rule 5110(g)(5)(B), then no such tail fee will be granted to the underwriters.

Determination of Offering Price

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the underwriter and us. In determining the initial public offering price of our common stock, the underwriter will consider, among other things:

●	the prospects for our company and the industry in which we operate;

●	our financial information;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of U.S. securities markets at the time of this offering;

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies;

●	our past and present financial and operating performance; and

●	other factors deemed relevant by us and the underwriter.

Neither we nor the underwriter can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriter may be required to make for these liabilities.

NYSE Listing

We plan to quote our shares of common stock on the NYSE American under the symbol “[ ].”

Before this offering, there has been no public market for our shares of common stock. The initial public offering price will be determined through negotiations between us and the underwriter. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

●	the valuation multiples of publicly traded companies that the underwriter believes to be comparable to us,

●	our financial information,

●	the history of, and the prospects for, our company and the industry in which we compete,

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

●	the present state of our development, and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our shares of common stocks may not develop. It is also possible that after the offering our shares of common stock shares will not trade in the public market at or above the initial public offering price.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NYSE American Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Additionally, in connection with this offering, the underwriters may engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

The underwriter and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Whiteford, Taylor & Preston LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

M&K CPAS, PLLC (“M&K”), our independent registered public accounting firm, has audited our balance sheets as of December 31, 2025, 2024 and 2023, and the related statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2025, as set forth in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern. We have included our financial statements in this prospectus and in this registration statement in reliance on the report of M&K given on their authority as experts in accounting and auditing.

The financial statements of TRINITY Group Construction, Inc. as of and for the years ended December 31, 2025 and 2024 included in this prospectus have been audited by Toole Katz & Roemersma, LLP, independent auditors, as stated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dismissal of Former Auditor

On April 14, 2026 the Audit Committee of KiNRG, Inc. (the “Company”) dismissed M&K as the Company’s independent registered public accounting firm, effective immediately.

M&K’s audit reports on the Company’s financial statements as of and for the fiscal years ended 2023, 2024 and 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended 2024 and 2025 and the subsequent interim period through April 14, 2026, there were no disagreements (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to M&K’s satisfaction, would have caused M&K to make reference to the subject matter of the disagreement in its reports.

During the same periods, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company has authorized M&K to respond fully to the inquiries of the successor auditor.

Engagement of New Auditor

On April 14, 2026 the Company engaged RBSM, LLC (“RBSM”) as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years ended 2024 and 2025 and the subsequent interim period through the date of RBSM’s engagement, neither the Company nor anyone on its behalf consulted RBSM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matter set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and shares of our Common Stock, we refer you to the registration statement and its exhibits. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement and its exhibits may be obtained from the SEC upon the payment of fees prescribed by it. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be obtained electronically by means of the SEC’s website at www.sec.gov.

KiNRG, Inc.

(F/K/A SOLAR WIND ENERGY TOWER, INC)

Index to Interim Unaudited Condensed Financial Statements as of March 31, 2026, and December 31, 2025, and for the Three Months Ended March 31, 2026, and 2025

TRINITY Group Construction, Inc.

KiNRG, Inc. and TRINITY Group Construction, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of KiNRG, Inc. and subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of KiNRG, Inc. and subsidiary (the Company) as of December 31, 2025 and 2024 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the two years period then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its consolidated operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying consolidated financial statements, the Company has not yet generated any significant revenue, has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 3, the Company has not yet generated any significant revenue, has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern.

We evaluated the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022.

The Woodlands, Texas

March 20, 2026

KiNRG, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$328,466	$23,099
Prepaid expenses	-	12,126
Current assets - discontinued operations	-	3,909
Total current assets	328,466	39,134

Right of use asset, operating lease	9,471	8,525
Total assets	$337,937	$47,659

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	32,676	18,780
Accrued liabilities - related parties	50,000	100,000
Accrued payroll	570,164	476,981
Accrued interest	133,883	121,883
Lease liabilities - operating lease	9,471	8,525
Loans payable - related party	-	250,000
Notes payable	80,000	80,000
Other liabilities	7,511	11,511
Current liabilities - discontinued operations	-	31,265
Total current liabilities	883,705	1,098,945

Total liabilities	883,705	1,098,945

Commitments and Contingencies	-	-

Stockholders’ equity (deficit)
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized, 5,424,700 shares undesignated	-	-
Series A Convertible Preferred stock, par value $0.0001 per share, 500,000 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Series AA Convertible Preferred stock, par value $0.0001 per share, 3,000,000 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Series AAA Convertible Preferred stock, $0.0001 per share, 70,000 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Series AAAA Convertible Preferred stock, $0.0001 per share, 1,005,300 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Common stock, par value $0.0001, 250,000,000 shares authorized, 56,900,743 and 51,538,193 shares issued and outstanding at December 31, 2025 and 2024, respectively	5,690	5,154
Common stock to be issued, 0 and 2,657,550 shares at December 31, 2025 and 2024, respectively	-	265
Additional paid-in capital	28,465,847	25,607,397
Accumulated deficit	(29,017,305)	(26,312,700)
Stockholders’ deficit attributable to KiNRG, Inc.	(545,768)	(699,884)
Non-controlling interest	-	(351,402)
Total stockholders’ deficit	(545,768)	(1,051,286)

Total liabilities and stockholders’ equity	$337,937	$47,659

See the accompanying notes to the consolidated financial statements.

KiNRG, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024

Operating expenses:
Selling, general, and administrative expenses	$2,364,934	$1,205,354
Total operating expenses	2,364,934	1,205,354

Operating loss	(2,364,934)	(1,205,354)

Other expenses:
Gain on settlement of accounts payable	4,000	-
Interest expense	(26,548)	(42,082)
Total other expenses	(22,548)	(42,082)

Loss before provision for income taxes	(2,387,482)	(1,247,436)

Provision for income taxes	-	-

Net loss from continuing operations	(2,387,482)	(1,247,436)

Net loss from discontinued operations	(317,123)	(104,595)

Consolidated net loss	$(2,704,605)	$(1,352,031)

Less: Net loss attributable to non-controlling interest	-	(20,089)

Net loss attributable to KiNRG, Inc.	$(2,704,605)	$(1,331,942)

Net loss per common share from continuing operations, basic and diluted	$(0.043)	$(0.024)
Net loss per common share from discontinued operations, basic and diluted	$(0.006)	$(0.002)
Net loss per common share, basic and diluted	$(0.049)	$(0.026)

Weighted-average number of common shares outstanding, basic and diluted	54,832,811	51,190,679

KiNRG, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series A Preferred		Series AA Preferred		Series AAA Preferred		Series AAAA Preferred		Common Stock		Common Stock To Be Issued		Additional Paid-in	Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total

Balance, December 31, 2023	-	$-	-	$-	-	$-	-	$-	50,938,193	$5,094	2,657,550	$265	$24,838,202	$(24,980,758)	$(331,313)	$(468,510)

Vesting of compensatory warrants	-	-	-	-	-	-	-	-	-	-	-	-	139,173	-	-	139,173

Common stock sold for cash	-	-	-	-	-	-	-	-	600,000	60		-	599,940	-	-	600,000

Imputed interest on related party loans	-	-	-	-	-	-	-	-	-	-	-	-	30,082	-	-	30,082

Net loss for the year ended December 31, 2024	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,331,942)	(20,089)	(1,352,031)

Balance, December 31, 2024	-	$-	-	$-	-	$-	-	$-	51,538,193	$5,154	2,657,550	$265	$25,607,397	$(26,312,700)	$(351,402)	$(1,051,286)

Vesting of compensatory warrants	-	-	-	-	-	-	-	-	-	-	-	-	139,173	-	-	139,173

Common stock sold for cash	-	-	-	-	-	-	-	-	750,000	75	-	-	749,925	-	-	750,000

Common stock issued for services	-	-	-	-	-	-	-	-	1,125,000	113	-	-	1,124,887	-	-	1,125,000

Common stock issued for exercise of warrants	-	-	-	-	-	-	-	-	250,000	25	-	-	249,975	-	-	250,000

Common stock issued to directors for conversion of fees	-	-	-	-	-	-	-	-	150,000	15	-	-	149,985	-	-	150,000

Common stock issued to officers for conversion of salaries	-	-	-	-	-	-	-	-	180,000	18	-	-	179,982	-	-	180,000

Common stock issued for conversion of note payable	-	-	-	-	-	-	-	-	250,000	25	-	-	249,975	-	-	250,000

Common stock issued from shares to be issued	-	-	-	-	-	-	-	-	2,657,550	265	(2,657,550)	(265)	-	-	-	-

Imputed interest on related party loans	-	-	-	-	-	-	-	-	-	-	-	-	14,548	-	-	14,548

Derecognition of subsidiary	-	-	-	-	-	-	-	-	-	-	-	-	-	-	351,402	351,402

Net loss for the year ended December 31, 2025	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,704,605)	-	(2,704,605)

Balance, December 31, 2025	-	$-	-	$-	-	$-	-	$-	56,900,743	$5,690	-	$-	$28,465,847	$(29,017,305)	$-	$(545,768)

KiNRG, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,704,605)	$(1,352,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,264,173	139,173
Imputed interest on loans payable	14,548	30,082
Loss on sale of subsidiary	316,343	-
Changes in current assets and liabilities:
Right-of-use asset	10,309	9,892
Prepaid assets	12,126	(12,126)
Accounts payable	13,690	18,780
Accrued liabilities - related party	100,000	100,000
Accrued interest	12,000	12,000
Accrued payroll	273,183	183,516
Other liabilities	-	(16,842)
Operating lease liability	(10,309)	(9,892)
Net cash used in operating activities	(698,542)	(897,448)

CASH FLOWS FROM INVESTING ACTIVITIES
None.	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	750,000	600,000
Proceeds from exercise of warrants	250,000	-
Net cash provided by financing activities	1,000,000	600,000

Net increase (decrease) in cash and cash equivalents	301,458	(297,448)

Cash and cash equivalents at beginning of period	27,008	324,456

Cash and cash equivalents at end of period	$328,466	$27,008

Cash and cash equivalents at end of period - continuing operations	$328,466	$23,099
Cash and cash equivalents at end of period - discontinued operations	$-	$3,909

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Establish right-of-use asset and liability	$11,255	$10,130
Common stock issued for conversion of loan payable - related party	$250,000	$-
Common stock issued to directors for conversion of fees	$150,000	$-
Common stock issued to officers for conversion of salaries	$180,000	$-
Common stock issued for services	$113	$-
Common stock issued from shares to be issued	$265	$-

KiNRG, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

KiNRG is a green energy company. Our core objective and focus is to become a leading provider of clean efficient green energy and green hydrogen to the world communities at a reasonable coast without the destructive residual of fossil fuel, while continuing to generate innovative technological solutions for today and tomorrow’s electrical power needs. We have assembled a team of experienced business professionals, engineering and scientific consultants with the proven ability to bring the idea to market. We have filed and been issued patents. We have designed, engineered, developed and are preparing to construct both smaller and large HydroThermal Reactors that use benevolent, non-toxic natural elements to generate electricity economically by integrating and synthesizing numerous proven as well as emerging technologies. In addition to constructing smaller and large HydroThermal Reactors in the United States and abroad, the Company intends to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for electricity. The Company is developing a smaller “modular” reactor to support AI data centers and other applications where a constant 24/7/365 base load is required.

Basis of Presentation

The accompanying consolidated financial statements present on a consolidated basis the accounts of the Company and subsidiaries. The Company presents noncontrolling interest within the equity section of its consolidated balance sheets and the amount of consolidated net income (loss) that is attributable to the Company and to the noncontrolling interest in its consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

Discontinued Operations

Pursuant to the guidance of Accounts Standards Codification (“ASC”) 205-20, Presentation of Financial Statements – Discontinued Operations, the accounts of our discontinued entity Arizona Green Power (“AGP”) have been included in “Net loss from discontinued operations” in our consolidated statements of operations until such time as the entity was sold; this sale occurred February 17, 2025. See note 2. Additionally, the assets and liabilities of this entity have been presented as discontinued operations in our consolidated balance sheets.

Reclassifications

Certain amounts presented in the financial statements of the prior period have been reclassified to conform with the current period presentation of discontinued operations. See Note 2.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Our short-term financial instruments, including cash, other assets, and accounts payable and accrued expenses consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value. The fair value of our notes and advances payable is based on management estimates and reasonably approximates their book value based on their current maturity.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Topic ASC 360, “Property, Plant and Equipment”. Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

Net Loss per Common Share

The Company computes net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock. Diluted net loss per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. There is no effect on diluted loss per share since the common stock equivalents are anti-dilutive. Dilutive common stock equivalents consist of shares issuable upon the exercise of warrants. Fully diluted shares as of December 31, 2025 and 2024 were 56,915,743 and 55,335,743, respectively.

Revenue Recognition

The Company has generated no revenues to date. It is the Company’s policy that revenue from product sales or services will be recognized in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Stock Based Compensation

The Company measures and recognizes stock-based compensation expense based on the grant date fair value of the awards. The Company accounts for forfeitures as they occur. The grant date fair value of stock options and warrants with service-based vesting only is estimated using the Black-Scholes option pricing model.

The Black-Scholes model requires the use of highly subjective assumptions, including the award’s expected term, the fair value of the underlying common stock, the expected volatility of the price of the common stock, risk-free interest rates, and the expected dividend yield of the common stock.

The assumptions used to determine the fair value of the stock-based awards are management’s best estimates and involve inherent uncertainties and the application of judgment. The expected term represents the period that the Company’s stock-based awards are expected to be outstanding. As the Company does not have sufficient historical experience for determining the expected term of the stock option awards granted, it has based its expected term on the simplified method available under U.S. GAAP.

Stock-based compensation expense for awards with financial performance conditions is recognized over the requisite service period. Stock-based compensation expense for awards with service-based vesting only is recognized on a straight-line basis over the requisite service period of the awards. The vesting period of these awards is generally four years.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2025 and 2024. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Advertising Costs

All costs associated with advertising and promotion are expensed as incurred. Total recognized advertising and promotion expenses were $500 and $0 for the years ended December 31, 2025 and 2024, respectively.

Research and Development

In accordance with ASC 730, “Research and Development”, the Company expenses all research and development costs as incurred. The Company incurred $0 of research and development costs for the years ended December 31, 2025 and 2024. The company expects the research and development costs to increase in the future as it continues to invest in the infrastructure that is critical to achieve our business goals and objectives.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash and cash equivalents. As of December 31, 2025 and 2024, the Company had cash in excess of the $250,000 FDIC insured amount in the amounts of $78,466 and $0, respectively.

Related Parties

The Company follows the ASC 850-10 Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments will be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024, with early adoption permitted. We adopted this guidance on January 1, 2024 and have included it in our annual disclosures; however, it did not impact our financial condition, results of operations, or cash flows. For additional information, see “Note 15—Segment Information.”

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the U.S. The OBBBA includes significant provisions, such as expensing of U.S. research expenditures and eligible capital expenditures, the permanent extension of certain expiring provisions of the Tax Cuts and Jobs Act, modifications to the international tax framework and the restoration of favorable tax treatment for certain business provisions. The impacts of the OBBBA are reflected in our results for the year ended December 31, 2025, and there was no impact to our income tax expense or effective income tax rate.

Accounting Standards Issued, Not Adopted

In July 2025, the FASB issued ASU 2025-05, which provides a practical expedient for estimating expected credit losses on short term receivables and contract assets from revenue transactions. The guidance permits a simplified loss rate approach based on historical write-off experience and current conditions. This update is effective for fiscal years beginning after December 15, 2025, and interim periods within those annual reporting periods. Early adoption is permitted. We are evaluating the impact this update will have on our annual disclosures; however, we do not anticipate a material impact to our financial condition, results of operations, or cash flows.

In November 2024, the FASB issued Accounting Standard Update No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). This standard requires additional disclosures over certain expenses, including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and other specific expense categories. This standard also requires disclosure of the total amount of selling expenses and the Company’s definition of selling expenses. This update is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. We are evaluating the impact this update will have on our annual disclosures; however, we do not anticipate a material impact to our financial condition, results of operations, or cash flows.

NOTE 2: DISCONTINUED OPERATIONS

From November 17, 2015 through December 31, 2023, through its subsidiary Arizona Green Power (“AGP”), the Company had entered into an agreement (the “Land Option Agreement”), and a series of amendments to said agreement, to purchase land in Arizona. The Land Option Agreement expired in March 2024. With the expiration of the Land Option Agreement, the Company has made the strategic decision to divest itself from AGP.

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. The were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The gain on sale of AGP to related party was recognized in additional paid-in capital as follows:

Other Liabilities	$(35,058)
Non-controlling interest	351,402
Accounts payable	(1)
Loss on sale of subsidiary	$(316,343)

The following information presents the major classes of line item of assets and liabilities included as part of discontinued operations in the consolidated balance sheets:

	December 31,	December 31,
	2025	2024
Current assets - discontinued operations:
Cash	$-	$3,909
Total current assets - discontinued operations	$-	$3,909

Current liabilities - discontinued operations:
Other liabilities	-	31,265
Total current liabilities - discontinued operations	$-	$31,265

The following information presents the major classes of line items constituting the after-tax loss from discontinued operations in the consolidated statements of operations:

	Twelve Months Ended
	December 31,	December 31,
	2025	2024

Selling, general, and administrative expenses	780	104,595
Loss on sale of subsidiary	316,343	-
Loss from discontinued operations, net of tax	$317,123	$104,595

The following information presents the significant operating cash flow activities in the consolidated statements of cash flows relating to discontinued operations:

	Twelve Months Ended
	December 31,	December 31,
	2025	2024
Operating activities of discontinued operations
Net loss from discontinued operations	$(317,123)	$(104,595)
Loss on sale of subsidiary	316,343	-

Changes in current assets and liabilities:
Accounts payable	3,791	(16,844)

NOTE 3: GOING CONCERN

For the years ended December 31, 2025 and 2024, the Company incurred a net loss from continuing operations of $2,387,482 and $1,247,436, respectively, and has an accumulated deficit of $29,017,305 as of December 31, 2025. At December 31, 2025, we have a working capital deficit of $555,239, compared to $1,059,811 at December 31, 2024.

The Company has been dependent on raising capital through debt and equity financings to meet its needs for cash used in operating and investing activities. During the year ended December 31, 2025, the Company received proceeds of $750,000 from the sale of common stock and proceeds of $250,000 from the exercise of common stock warrants. During the year ended December 31, 2024, the Company received proceeds of $600,000 from the sale of common stock. Until the Company can generate positive cash from operations, it will need to raise additional funding to meet its liquidity needs and to execute its business strategy. As in the past, the Company will seek debt and/or equity financing, which may not be available on reasonable terms, if at all.

The Company’s audited consolidated financial statements for the year ended December 31, 2025 and 2024 were prepared under the assumption that it would continue operations as a going concern. However, the report of the Company’s independent registered public accounting firm that accompanies the Company’s consolidated financial statements for the year ended December 31, 2025 contains a qualification in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4: RIGHT-OF-USE ASSETS AND LEASE LIABILITIES – OPERATING LEASES

The Company has operating leases for offices and has recognized a right-of-use asset and a lease liability. The Company uses a 12% rate to determine the present value of the lease payments. The Company’s leases have remaining lease terms of less than 1 year.

The Company’s lease expense was entirely comprised of operating leases. Lease expense for the years ended December 31, 2025 and 2024 amounted to $11,000 and $10,550, respectively.

The Company’s ROU asset amortization for the years ended December 31, 2025 and 2024 was $10,308 and $9,893, respectively. The difference between the lease expense and the associated ROU asset amortization consists of interest.

Right of use assets – operating leases are summarized below:

	December 31, 2025	December 31, 2024
Office	$9,471	$8,525
Right of use assets, net	$9,471	$8,525

Operating lease liabilities are summarized below:

	December 31, 2025	December 31, 2024
Office	$9,471	$8,525
Lease liability	9,471	8,525
Less: current portion	(9,471)	(8,525)
Lease liability, non-current	$—	$—

Maturity analysis under these lease agreements are as follows:

For the year ended December 31, 2026	$10,000
Less: Present value discount	(529)
Lease liability	$9,471

NOTE 5: ACCRUED LIABILITIES - RELATED PARTIES

Accrued liabilities and expenses as of December 31, 2025 and 2024 consist of the following:

	December 31, 2025	December 31, 2024
Board of Director fees	$50,000	$100,000
Total	$50,000	$100,000

During the year ended December 31, 2025, the Company accrued fees due to the Board of Directors in the amount of $100,000 and converted accrued fees due to the Board of Directors in the amount of $150,000 into 150,000 shares of the Company’s common stock. There was no gain or loss recorded on this transaction as the conversion occurred at the fair value price of $1.00 per share.

During the year ended December 31, 2024, the Company accrued fees due to the Board of Directors in the amount of $100,000.

NOTE 6: ACCRUED PAYROLL

Accrued payroll as of December 31, 2025 and 2024 consist of the following:

	December 31, 2025	December 31, 2024
Accrued payroll	$542,460	$463,274
Accrued payroll taxes	27,704	13,707
Total	$570,164	$476,981

The Company disputes the amount of $67,850 which is included in accrued payroll at December 31, 2025 and 2024. This amount was recorded during the period ended December 31, 2014 as due to its then CFO. The Company does not believe it has any liability to this individual.

Activity during the year ended December 31, 2025

The Company accrued salaries in the amount of $405,000, made payments of $145,814, and converted accrued salaries due to officers in the amount of $180,000 into 180,000 shares of the Company’s common stock. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion. The Company accrued payroll taxes in the amount of $55,384 and made payments of $41,386.

Activity during the year ended December 31, 2024

The Company accrued salaries in the amount of $435,000 and made payments of $263,885. The Company accrued payroll taxes in the amount of $103,598 and made payments of $91,198.

NOTE 7: NOTES PAYABLE IN DEFAULT

Notes payable as of December 31, 2025 and 2024 consist of the following:

	December 31, 2025	December 31, 2024
Note payable issued April 7, 2014	$80,000	$80,000
Total	80,000	80,000
Less current portion	(80,000)	(80,000)
Long term portion	$—	$—

On April 7, 2014, Arizona Green Power, LLC, a majority owned subsidiary of the Company, issued a note payable for $80,000 with interest at 10% per annum with a 15% default rate of interest, due at maturity of April 6, 2016. In connection with the issuance of the note, the Company granted i) a 1.33% ownership interest in Arizona Green Power, LLC and ii) a warrant to purchase 4,800 shares of the Company’s common stock exercisable at $2.00 per share. This warrant expired on March 7, 2016. During each of the years ended December 31, 2025 and 2024, the Company accrued interest in the amount of $12,000 on this note. As of December 31, 2025, the amount of principal and accrued interest due on this note is $80,000 and $133,883, respectively. As of December 31, 2024, the amount of principal and accrued interest due on this note is $80,000 and $121,883, respectively. This note is in default as of the filing date. See note 15.

NOTE 8: LOANS PAYABLE – RELATED PARTIES

On December 28, 2022, the Company received a non-interest bearing loan in the amount of $250,000 from a related party (“2022 Loan 1”). The Company imputed interest at a rate of 12% per annum, and charged interest expense in the amount of $14,548 and $30,082 to additional paid-in capital pursuant to 2022 Loan 1 during the years ended December 31, 2025 and 2024, respectively. On June 30, 2025, the Company issued 250,000 shares of common stock at a price of $1.00 per share for the conversion of 2022 Loan 1 in the amount of $250,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion. Principal in the amount of $0 and $250,000 was due under 2022 Loan 1 at December 31, 2025 and 2024, respectively.

NOTE 9: COMMITMENTS AND CONTINGENCIES

Lease Obligations

The Company leases an office at 1213 Culbreth Drive, Suite 103, Wilmington, North Carolina 28405, on an annual lease. See Note 4. Rental expenses charged to operations for the years ended December 31, 2025 and 2024 were $11,000 and $10,550, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On December 29, 2010, pursuant to the Merger, Solar Wind Energy, Inc. became a wholly-owned subsidiary of the Company. Solar Wind has employment agreements with its executive officers. Each of the employment agreements was entered into on September 22, 2010 and amended on November 22, 2010. On March 30, 2023, the Board of Directors approved the contracts of its President and of its Chief Operating Officer through December 31, 2023. Any unpaid salaries are accrued and included in Accrued Payroll on the balance sheet. See Note 6.

Name	Position(s)	Term	Salary	Bonus	Severance
Ronald W. Pickett	Chief Executive Officer	3 years; renewable for 1 year on mutual consent	$200,000	Board Discretionary	Twelve (12) month salary and benefits for termination without cause.
Stephen Sadle	Chief Operating Officer	3 years; renewable for 1 year on mutual consent	$175,000	Board Discretionary	Twelve (12) month salary and benefits for termination without cause.
Robert Crabb	Secretary	1 year	$30,000	Board Discretionary	N/A

Terms to modify the one-year contract extension by mutual consent have been agreed to by the Officers and Directors. Under the modification and extension, the contracts will be extended for an additional 4 years with current salaries being unchanged. Provisions for automatic salary increases based on specific events related to business development successes, rights for the officers to convert any accrued salary into Company notes, and rights to receive warrants to purchase Company stock at market plus 20% premium at the time of the grant while notes are outstanding will be incorporated in the new contracts. The parties have mutually agreed to a stock option plan, the specific terms to be negotiated as part of the final contract.

Litigation

In March 2026, the Company received notification of a lawsuit by the holder of a note payable by AGP, demanding payment of principal in the amount of $80,000 and accrued interest in the amount $121,883. The Company’s legal counsel is currently reviewing this case. The company believes this lawsuit is without merit, and plans to vigorously defend its position. The entire amount of principal and interest appears on the Company’s balance sheet, and no additional liability has been recorded.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 10: STOCKHOLDERS’ DEFICIT

Preferred stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of December 31, 2025 and 2024, the Company had 0 shares of preferred stock issued and outstanding.

Series A Convertible Preferred Stock:

On June 2, 2015, the Company designated 500,000 as Series A Convertible Preferred Stock (“Series A preferred”) at $0.0001 par value. Each Series A preferred share i) shall rank senior in regard to dividend rights, rights of redemption and liquidation to all classes of common stock and any class or series of capital stock of the Company hereafter creates, ii) receive dividends if and when declared by the Company’s board of directors, iii) each share of Series A preferred convertible into 0.386 shares of common and iv) each share of Series A preferred stock is entitled to 8,000 votes for each share of common stock into which Series A preferred could then be converted.

Series A Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series A Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there are no shares of Series A Convertible Preferred Stock outstanding.

Series AA Convertible Preferred Stock:

On December 17, 2020, the Company designated 3,000,000 shares of Series AA Convertible Preferred stock (the “Series AA Preferred”), par value $0.0001, with a stated value of $1.00 per share. Each share of the Series AA Preferred is convertible to common stock at a rate of $0.40 per share, and will have voting rights on an as-converted basis. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore these series AA convertible preferred stock is classified as equity accounts.

Series AA Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series AA Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there were no shares of Series AA Convertible Preferred Stock outstanding.

Series AAA Convertible Preferred Stock:

On March 31, 2021, the Company designated 70,000 shares of Series AAA Convertible Preferred Stock (the “Series AAA Preferred”), par value $0.0001, with a stated value of $1.00 per share. Each share of the Series AAA Preferred is convertible into ten shares of common stock and will have voting rights on an as-converted basis. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore the series AAA convertible preferred stock is classified as equity.

Series AAA Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series AAA Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there were 0 shares of Series AAA Convertible Preferred Stock outstanding.

Series AAAA Convertible Preferred Stock:

On September 30, 2021, the Company designated 500,000 shares of Series AAAA Convertible Preferred Stock (the “Series AAAA Preferred”), par value $0.0001, with a stated value of $1.00 per share. On May 24, 2022, the Company designated an additional 500,000 shares of Series AAA Preferred. Each share of the Series AAAA Preferred is convertible into two shares of common stock, and will have voting rights on an as-converted basis. On May 24, 2022, the Company increased the number of shares designated as Series AAAA Preferred to 1,000,000. Thereafter, the Company further increased the number of shares designated as Series AAAA Preferred bringing the total to 1,005,300. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore the series AAAA convertible preferred stock is classified as equity.

Series AAAA Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series AAAA Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there were 0 shares of Series AAAA Convertible Preferred Stock outstanding.

Common Stock

The Company has authorized 250,000,000 shares of common stock, with a par value of $0.0001 per share. As of December 31, 2025 and 2024, the Company had 56,900,743 and 51,538,193 shares of common stock issued and outstanding, respectively.

Common stock transactions during the year ended December 31, 2025

The Company received $250,000 from the sale of 250,000 shares of common stock and warrants to purchase an additional 250,000 shares of common stock at an exercise price of $1.00 per share.

The Company issued 500,000 shares of common stock for gross proceeds of $500,000.

The Company issued 150,000 shares of common stock at a price of $1.00 per share to Directors for the conversion of accrued director’s fees in the amount of $150,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

The Company issued 250,000 shares of common stock at a price of $1.00 per share to a related party for the conversion of a note payable in the amount of $250,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

The Company issued 180,000 shares of common stock at a price of $1.00 per share to Officers for the conversion of accrued salary in the amount of $180,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

The Company issued 250,000 shares of common stock at a price of $1.00 per share for the exercise of warrants at a price of $1.00 per share. There was no gain or loss recorded on this transaction as the conversion occurred at the exercise price established in the warrant agreement.

The Company issued 1,125,000 shares of common stock with a fair value of $1,125,000 to its President as compensation for services. The Company charged the amount of $1,125,000 to stock based compensation.

The Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

Common stock transactions during the year ended December 31, 2024

The Company sold 600,000 shares of common stock at a price of $1.00 per share.

Common Stock to be Issued

Common stock to be issued transactions during the year ended December 31, 2025

The Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

Common stock to be issued transactions during the year ended December 31, 2024

None.

Warrants

During the years ended December 31, 2025 and 2024, a total of $139,173 and $139,173, respectively, was charged to operations for the amortization of warrants.

Warrant activity for the year ended December 31, 2025

The Company issued 250,000 warrants to purchase common shares of the Company at $1.00 per share in connection with the sale of $250,000 of common stock. The warrants vested upon issuance and carry an expiration date of December 31, 2025.

Investors exercised 250,000 warrants at a price of $1.00 per share for the issuance of 250,000 shares of common stock. The Company received gross proceeds in the amount of $250,000.

1,125,000 warrants with an exercise price of $0.40 per share expired.

Warrant Activity for the Year Ended December 31, 2024

None.

The following table summarizes the warrants outstanding and the related prices for the warrants to purchase shares of the Company’s common stock issued by the Company as of December 31, 2025:

			Weighted		Weighted
		Weighted	average		average
		average	exercise		exercise
Range of	Number of	remaining	price of	Number of	price of
exercise	warrants	contractual	outstanding	warrants	exercisable
prices	outstanding	life (years)	warrants	exercisable	warrants
$1.05	15,000	1.50	$1.05	15,000	$1.05
	15,000	1.50	$1.05	15,000	1.05

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Exercise Price

Warrants outstanding at December 31, 2024	1,140,000	$0.41
Issued	250,000	1.00
Exercised	(250,000)	1.00
Cancelled/Expired	(1,125,000)	0.40
Warrants outstanding at December 31, 2025	15,000	$1.05

Incentive Stock Plan

On February 18, 2021, the Company’s board of directors approved an incentive stock plan (the “2021 Incentive Stock Plan”) in order to provide additional incentive to employees, directors, and consultants. The 2021 Incentive Stock Plan permits the grant of Incentive Stock Options, Non-statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares. The maximum number of aggregate shares available for issuance under the 2021 Incentive Stock Plan is 4,000,000. At December 31, 2025 and 2024, no shares have been issued pursuant to the 2021 Incentive Stock Plan. However, the Company intends to issue 72,000 options to employees to purchase common stock of the Company at $1.00 per share. The Company intends for the options to vest at a rate of 1/3 at the end of each year for three years and have an expiration date of September 30, 2028, or upon the employee’s termination.

NOTE 11: NON-CONTROLLING INTEREST

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. The were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The loss on sale of AGP to related party was recognized in income as follows:

Other Liabilities	$(35,058)
Non-controlling interest	351,402
Accounts payable	(1)
Loss on sale of subsidiary	$(316,343)

At December 31, 2025 and 2024, the Company’s ownership interest in AGP was 0% and 82.77%, respectively, and minority interest was 0% and 17.23%, respectively.

A reconciliation of the non-controlling loss attributable to the Company:

There was no non-controlling interest net loss attributable to the Company for the year ended December 31, 2025.

Net loss attributable to non-controlling interest for the three months ended December 31, 2024:

Net loss generated by AGP	$116,595
Non-controlling interest percentage	17.23%
Net loss attributable to non-controlling interest	$20,089

NOTE 12: INCOME TAXES

Deferred income taxes result from the temporary differences primarily attributable to amortization of intangible assets and debt discount and an accumulation of net operating loss carryforwards for income tax purposes with a valuation allowance against the carryforwards for book purposes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Included in deferred tax assets are Federal and State net operating loss carryforwards of approximately $19.5 million, which will expire through 2040. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Due to significant changes in the Company’s ownership, the Company’s future use of its existing net operating losses may be limited.

Significant components of the Company’s deferred tax assets as of December 31, 2025 and 2024 are summarized below.

	December 31, 2025	December 31, 2024
Net operating loss carryforwards	$5,693,874	$5,303,813
	5,693,874	5,303,813
Valuation allowance	(5,693,874)	(5,303,813)
Net deferred tax assets	$—	$—

In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. As of December 31, 2025 and 2024, management was unable to determine if it is more likely than not that the Company’s deferred tax assets will be realized and has therefore recorded an appropriate valuation allowance against deferred tax assets at such dates.

No U.S. federal tax provision has been provided for the Company for the years ended December 31, 2025 and 2024 due to the losses incurred during the periods.

The reconciliation below presents the difference between the income tax rate computed by applying the U.S. federal statutory rate and the effective tax rate for the years ended December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024
U. S. federal statutory tax rate	(21.0)%	(21.0)%
State statutory tax rate	(8.25)%	(8.25)%
Change in valuation allowance	29.25%	29.25%
Effective tax rate	0.0%	0.0%

At December 31, 2025 and 2024, the Company has available net operating loss carryforwards for U.S. federal corporate income tax purposes of approximately $5,693,874 and $5,303,813, respectively. U.S. federal net operating losses, if not utilized earlier, expire through 2041.

NOTE 13: RELATED PARTY TRANSACTIONS

For the year months ended December 31, 2025

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. The were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The loss on sale of AGP to related party was recognized in income (loss) from discontinued operations.

The Company accrued salaries in the amount of $405,000, made payments of $145,814, and converted accrued salaries due to officers in the amount of $180,000 into 180,000 shares of the Company’s common stock. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion. The Company accrued payroll taxes in the amount of $55,384 and made payments of $41,386. At December 31, 2025, the amount of $474,610 of accrued salaries due to officers is included in the Company’s balance sheet as Accrued Payroll. See note 6.

On June 30, 2025, the Company issued 180,000 shares of common stock at a price of $1.00 per share to Officers for the conversion of accrued salary in the amount of $180,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 150,000 shares of common stock at a price of $1.00 per share to Directors for the conversion of accrued director’s fees in the amount of $150,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 250,000 shares of common stock at a price of $1.00 per share to a related party for the conversion of a note payable in the amount of $250,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On September 30, 2025, the Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

On December 29, 2025, the Company issued 1,125,000 shares of common stock with a fair value of $1,125,000 to its President as compensation for services. The amount of $1,125,000 was charged to stock based compensation. See Note 10.

During the year ended December 31, 2025, the Company accrued fees due to the Board of Directors in the amount of $100,000.

For the year ended December 31, 2024

The Company accrued salaries due to officers in the amount of $435,000 and made payments of accrued salaries due to officers in the amount of $263,885. At December 31, 2024, the amount of $395,423 of accrued salaries due to officers is included in the Company’s balance sheet as Accrued Payroll. See note 7.

The Company accrued fees due to the Board of Directors in the amount of $100,000.

Common stock to be issued

The Company had committed to issue 710,220 shares at a price of $0.50 per share for the cashless conversion of 1,775,550 warrants. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the warrants.

The Company had committed to issue 700,000 shares of common stock at a price of $0.10 per share for the conversion of Series AAA Preferred Stock. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the Series AAA Preferred.

The Company had committed to issue 1,183,700 shares of common stock at a price of $0.50 per share for the conversion of 591,850 shares of Series AAAA Preferred Stock. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the Series AAAA Preferred.

The Company had committed to issue 63,630 shares of common stock at a price of $1.00 per share to a related party as compensation. There was no gain or loss recorded on this transaction as the transaction was recorded at the market price of the common stock.

The Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

NOTE 14: SEGMENT INFORMATION

The Company operates in one reportable segment: the generation of green energy. The Company intends to leverage intellectual property and engage innovative clean energy technology to provide a reliable source of green electricity. The Company has not generated any revenues from operations. The accounting policies of the segment are the same as those described in the summary of significant accounting policies. The chief operating decision maker (“CODM”) includes the chief executive officer and chief operating officer. The CODM decides how to allocate resources based on the components of net loss from continuing operations and significant expenses. The CODM evaluates expenses to ensure resources are appropriately allocated to foster progress. The segment net loss from continuing operations and significant segment expenses are presented in the table below. Segment assets are reported on the balance sheet as total assets, including assets of discontinued operations.

	Year Ended December 31,
	2025	2024
Operating Expenses:
Advertising and promotion	$500	$-
Bank service charges	941	1,189
Office supplies	17,119	5,265
Payroll and related costs	433,796	469,048
Director compensation	100,000	100,000
Rent expense	14,000	3,000
Insurance	46,158	19,013
Filing fees	9,170	-
Travel expense	36,044	6,226
Professional fees	389,546	226,897
Consulting expense	51,399	234,000
Taxes and licenses	1,627	1,543
Stock based compensation	1,264,174	139,173
Other expenses	460	-
	2,364,934	1,205,354
Other (income) expenses:
(Gain) on settlement of accounts payable	(4,000)	-
Interest expense	26,548	42,082
	22,548	42,082

Segment loss	$(2,387,482)	$(1,247,436)

Adjustments and reconciling items	-	-
Net loss from continuing operations	$(2,387,482)	$(1,247,436)

	December 31, 2025	December 31, 2024
Other segment disclosures:
Segment assets	$337,937	$47,659

NOTE 15: SUBSEQUENT EVENTS

Non-Binding Letter of Intent

The Company has entered into a non-binding letter of intent (the “LOI”) subject to a definitive agreement with Mil L. Wallen, CEO and owner of 100% of the shares of TRINITY Group Construction, Inc. (“TRINITY”). Mr. Wallen is President of KiNRG and a related party. Pursuant to the LOI, KiNRG would acquire 100% of the stock of TRINITY. The parties intend to combine TRINITY’s expertise in constructing data centers with KiNRG’s HydroThermal Reactor power generation technology to market a data center solution. Specific terms of the LOI have not been finalized.

Notification of Lawsuit by Noteholder

In March 2026, the Company received notification of a lawsuit by the holder of a note payable by AGP, demanding payment of principal in the amount of $80,000 and accrued interest in the amount $121,883. The Company’s legal counsel is currently reviewing this case. The company believes this lawsuit is without merit, and plans to vigorously defend its position. The entire amount of principal and interest appears on the Company’s balance sheet, and no additional liability has been recorded. See note 7.

KiNRG, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$489,304	$328,466
Payment in transit on acquisition	9,400,000	-
Total current assets	9,889,304	328,466

Right of use asset, operating lease	6,728	9,471
Total assets	$9,896,032	$337,937

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	33,786	32,676
Accrued liabilities - related parties	18,750	50,000
Accrued payroll	593,530	570,164
Accrued interest	136,883	133,883
Lease liabilities - operating lease	6,728	9,471
Notes payable	80,000	80,000
Other liabilities	7,511	7,511
Total current liabilities	877,188	883,705

Total liabilities	877,188	883,705

Commitments and Contingencies	-	-

Stockholders’ equity (deficit)
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized, 5,424,700 shares undesignated	-	-
Series A Convertible Preferred stock, par value $0.0001 per share, 500,000 shares designated, 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	-	-
Series AA Convertible Preferred stock, par value $0.0001 per share, 3,000,000 shares designated, 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	-	-
Series AAA Convertible Preferred stock, $0.0001 per share, 70,000 shares designated, 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	-	-
Series AAAA Convertible Preferred stock, $0.0001 per share, 1,005,300 shares designated, 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	-	-
Common stock, par value $0.0001, 250,000,000 shares authorized, 61,850,743 and 56,900,743 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	6,185	5,690
Additional paid-in capital	38,365,352	28,465,847
Accumulated deficit	(29,352,693)	(29,017,305)
Total stockholders’ deficit	9,018,844	(545,768)

Total liabilities and stockholders’ equity	$9,896,032	$337,937

See the accompanying notes to the unaudited condensed consolidated financial statements

KiNRG, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2026	2025

Operating expenses:
Selling, general, and administrative expenses	$332,388	$234,353
Total operating expenses	332,388	234,353

Operating loss	(332,388)	(234,353)

Other expenses:
Interest expense	(3,000)	(10,397)
Total other expenses	(3,000)	(10,397)

Loss before provision for income taxes	(335,388)	(244,750)

Provision for income taxes	-	-

Net loss from continuing operations	(335,388)	(244,750)

Net loss from discontinued operations	-	(317,123)

Consolidated net loss	$(335,388)	$(561,873)

Net loss per common share from continuing operations, basic and diluted	$(0.006)	$(0.0045)
Net loss per common share from discontinued operations, basic and diluted	$-	$(0.0059)
Net loss per common share, basic and diluted	$(0.006)	$(0.0104)

Weighted-average number of common shares outstanding, basic and diluted	57,259,632	54,198,799

See the accompanying notes to the unaudited condensed consolidated financial statements

KiNRG, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Preferred Series A		Preferred Series AA		Preferred Series AAA		Preferred Series AAAA		Common Stock		Common Stock To Be Issued		Additional Paid-in	Accumulated	Non- controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total
Balance, December 31, 2024	-	$-	-	$-	-	$-	-	$-	51,538,193	$5,154	2,657,550	$265	$25,607,397	$(26,312,700)	$(351,402)	$(1,051,286)

Vesting of compensatory warrants	-	-	-	-	-	-	-	-	-	-	-	-	34,793	-	-	34,793

Common stock sold for cash	-	-	-	-	-	-	-	-	60,000	6	-	-	59,994	-	-	60,000

Imputed interest on related party loans	-	-	-	-	-	-	-	-	-	-	-	-	7,397	-	-	7,397

Derecognition of subsidiary	-	-	-	-	-	-	-	-	-	-	-	-		-	351,402	351,402

Net loss for the three months ended March 31, 2025	-	-	-	-	-	-	-	-	-	-	-	-	-	(561,873)	-	(561,873)

Balance, March 31, 2025	-	$-	-	$-	-	$-	-	$-	51,598,193	$5,160	2,657,550	$265	$25,709,581	$(26,874,573)	$-	$(1,159,567)

Balance, December 31, 2025	-	$-	-	$-	-	$-	-	$-	56,900,743	$5,690	-	$-	$28,465,847	$(29,017,305)	$-	$(545,768)

Common stock sold for cash	-	-	-	-	-	-	-	-	721,875	72	-	-	1,443,678	-	-	1,443,750

Common stock issued to directors for conversion of fees	-	-	-	-	-	-	-	-	28,125	3	-	-	56,247	-	-	56,250

Common stock issued for acquisition	-	-	-	-	-	-	-	-	4,200,000	420	-	-	8,399,580	-	-	8,400,000

Net loss for the three months ended March 31, 2026	-	-	-	-	-	-	-	-	-	-	-	-	-	(335,388)	-	(335,388)

Balance, March 31, 2026	-	$-	-	$-	-	$-	-	$-	61,850,743	$6,185	-	$-	$38,365,352	$(29,352,693)	$-	$9,018,844

See the accompanying notes to the unaudited condensed consolidated financial statements

KiNRG, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(335,388)	$(561,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-	34,793
Imputed interest on loans payable	-	7,397
Loss on sale of subsidiary	-	316,343
Changes in current assets and liabilities:
Right-of-use asset	2,743	2,469
Accounts payable	1,110	25,090
Accrued liabilities - related party	25,000	25,000
Accrued interest	3,000	3,000
Accrued payroll	23,366	107,838
Operating lease liability	(2,743)	(2,469)
Net cash used in operating activities	(282,912)	(42,412)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment in transit for acquisition	(1,000,000)	-
Net cash used in investing activities	(1,000,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	1,443,750	60,000
Net cash provided by financing activities	1,443,750	60,000

Net increase in cash and cash equivalents	160,838	17,588

Cash and cash equivalents at beginning of period	328,466	27,008

Cash and cash equivalents at end of period	$489,304	$44,596

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for acquisition	$8,400,000	$-
Common stock issued to directors for conversion of fees	$56,250	$-

See the accompanying notes to the unaudited condensed consolidated financial statements

KiNRG, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2026 and 2025

Unaudited

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

KiNRG is a green energy company. Our core objective and focus is to become a leading provider of clean efficient green energy and green hydrogen to the world communities at a reasonable cost without the destructive residual of fossil fuel, while continuing to generate innovative technological solutions for today and tomorrow’s electrical power needs. We have assembled a team of experienced business professionals, engineering and scientific consultants with the proven ability to bring the idea to market. We have filed and been issued patents that we believe will further enhance this potentially revolutionary technology. We have designed, engineered, developed and preparing to construct both large and smaller HydroThermal Reactors that use benevolent, non-toxic natural elements to generate electricity economically by integrating and synthesizing numerous proven as well as emerging technologies. In addition to constructing large and smaller HydroThermal Reactors in the United States and abroad, the Company intends to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for electricity. The Company is developing a smaller “modular” reactor to support AI data centers and other applications where a constant 24/7/365 base load is required.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements present on a consolidated basis the accounts of the Company and subsidiaries. The Company presents noncontrolling interest within the equity section of its consolidated balance sheets and the amount of unaudited consolidated net income (loss) that is attributable to the Company and to the noncontrolling interest in its unaudited consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

Discontinued Operations

Pursuant to the guidance of Accounts Standards Codification (“ASC”) 205-20, Presentation of Financial Statements – Discontinued Operations, the accounts of our discontinued entity Arizona Green Power (“AGP”) have been included in “Net loss from discontinued operations” in our consolidated statements of operations until such time as the entity is sold. Additionally, the assets and liabilities of this entity have been presented as discontinued operations in our consolidated balance sheets. The Company completed the sale of AGP in the first quarter of 2025. See Note 2.

Reclassifications

Certain amounts presented in the financial statements of the prior period have been reclassified to conform with the current period presentation of discontinued operations. See Note 2.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Our short-term financial instruments, including cash, other assets, and accounts payable and accrued expenses consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value. The fair value of our notes and advances payable is based on management estimates and reasonably approximates their book value based on their current maturity.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Topic ASC 360, “Property, Plant and Equipment”. Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

Net Loss per Common Share

The Company computes net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock. Diluted net loss per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. At March 31, 2026, there were a total of 15,000 and 111,000 shares potentially issuable pursuant to the exercise of warrants and options, respectively. At March 31, 2025, there were a total of 1,200,000 and 0 shares potentially issuable pursuant to the exercise of warrants and options, respectively. There is no effect on diluted loss per share since these common stock equivalents are anti-dilutive.

Revenue Recognition

The Company has generated no revenues to date. It is the Company’s policy that revenue from product sales or services will be recognized in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Stock Based Compensation

We recognize the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation cost for stock options are estimated at the grant date based on each option’s fair-value as calculated by the Black-Scholes-Merton (“BSM”) option-pricing model. Share-based compensation arrangements may include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of March 31, 2026 and December 31, 2025. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Advertising Costs

All costs associated with advertising and promotion are expensed as incurred. Total recognized advertising and promotion expenses were $0 for the three months ended March 31, 2026 and 2025, respectively.

Research and Development

In accordance with ASC 730, “Research and Development”, the Company expenses all research and development costs as incurred. The Company had incurred $0 of research and development costs for the three months ended March 31, 2026 and 2025. The Company expects the research and development costs to increase in the future as it continues to invest in the infrastructure that is critical to achieve our business goals and objectives.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash and cash equivalents. As of March 31, 2026 and December 31, 2025, the Company had cash in excess of the $250,000 FDIC insured limit in the amounts of $239,304 and $78,466, respectively.

Related Parties

The Company follows the ASC 850-10 Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Accounting Standards Issued, Not Adopted

In November 2024, the FASB issued Accounting Standard Update No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). This standard requires additional disclosures over certain expenses, including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and other specific expense categories. This standard also requires disclosure of the total amount of selling expenses and the Company’s definition of selling expenses. This update is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. We are evaluating the impact this update will have on our annual disclosures; however, we do not anticipate a material impact to our financial condition, results of operations, or cash flows.

NOTE 2: DISCONTINUED OPERATIONS

From November 17, 2015 through December 31, 2023, through its subsidiary Arizona Green Power (“AGP”), the Company had entered into an agreement (the “Land Option Agreement”), and a series of amendments to said agreement, to purchase land in Arizona. The Land Option Agreement expired in March 2024. With the expiration of the Land Option Agreement, the Company made the strategic decision to divest itself from AGP.

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. There were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The loss on sale of AGP to related party was recognized in income as follows:

Other Liabilities	$(35,058)
Non-controlling interest	351,402
Accounts payable	(1)
Loss on sale of subsidiary	$(316,343)

The following information presents the major classes of line items constituting the after-tax loss from discontinued operations in the consolidated statements of operations through February 17, 2025:

	Three Months Ended
	March 31,	March 31,
	2026	2025

Selling, general, and administrative expenses	-	780
Loss on sale of subsidiary	-	316,343
Loss from discontinued operations, net of tax	$-	$317,123

The following information presents the significant operating cash flow activities in the consolidated statements of cash flows relating to discontinued operations:

	Three Months Ended
	March 31,	March 31,
	2026	2025
Operating activities of discontinued operations
Net loss from discontinued operations	$-	$(317,123)
Loss on sale of subsidiary	-	316,343

Changes in current assets and liabilities:
Accounts payable	-	3,791

NOTE 3: GOING CONCERN

For the three months ended March 31, 2026 and 2025, the Company had a net loss from continuing operations of $335,388 and $244,750, respectively. The Company had an accumulated deficit of $29,352,693 and $29,017,305 at March 31, 2026 and December 31, 2025, respectively. At March 31, 2026 and December 31, 2025, the Company had working capital of $9,012,116 and $(555,239), respectively.

The Company has been dependent on raising capital through debt and equity financings to meet its needs for cash used in operating and investing activities. During the three months ended March 31, 2026, the Company received proceeds of $1,443,750 from the sale of common stock. During the year ended December 31, 2025, the Company received proceeds of $750,000 and $250,000, respectively, from the sale of common stock and the exercise of common stock warrants. Until the Company can generate positive cash from operations, it will need to raise additional funding to meet its liquidity needs and to execute its business strategy. As in the past, the Company will seek debt and/or equity financing, which may not be available on reasonable terms, if at all.

The Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2026 and 2025 were prepared under the assumption that it would continue operations as a going concern. However, the factors listed above cause substantial doubt about the Company’s ability to continue as a going concern. Additionally, the report of the Company’s independent registered public accounting firm that accompanies the Company’s consolidated financial statements for the years ended December 31, 2025 and 2024 contains a qualification in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4: RIGHT-OF-USE ASSETS AND LEASE LIABILITIES – OPERATING LEASES

The Company has operating leases for offices. The Company uses a 12% rate to determine the present value of the lease payments. The Company’s leases have remaining lease terms of less than 1 year.

The Company’s lease expense was entirely comprised of operating leases. Lease expense for the three months ended March 31, 2026 and 2025 amounted to $3,000 and $2,700, respectively.

The Company’s ROU asset amortization for the three months ended March 31, 2026 and 2025 was $2,743 and $2,469, respectively. The difference between the lease expense and the associated ROU asset amortization consists of interest.

Right of use assets – operating leases are summarized below:

	March 31, 2026	December 31, 2025
Office	$6,728	$9,471
Right of use assets, net	$6,728	$9,471

Operating lease liabilities are summarized below:

	March 31, 2026	December 31, 2025
Office	$6,728	$9,471
Lease liability	6,728	9,471
Less: current portion	(6,728)	(9,471)
Lease liability, non-current	$-	$-

Maturity analysis under these lease agreements are as follows:

For the year ended December 31, 2026	$7,000
Less: Present value discount	(272)
Lease liability	$6,728

NOTE 5: ACCRUED LIABILITIES - RELATED PARTIES

Accrued liabilities and expenses as of March 31, 2026 and December 31, 2025 consist of the following:

	March 31, 2026	December 31, 2025
Board of Director fees	$18,750	$50,000
Total	$18,750	$50,000

During the three months ended March 31, 2026 and 2025, the Company accrued fees due to the Board of Directors in the amount of $25,000.

On March 31, 2026, the Company issued 28,125 shares of common stock at a price of $2.00 per share to Directors for the conversion of accrued director’s fees in the amount of $56,250. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

NOTE 6: ACCRUED PAYROLL

Accrued payroll as of March 31, 2026 and December 31, 2025 consists of the following:

	March 31, 2026	December 31, 2025
Accrued payroll	$564,095	$542,460
Accrued payroll taxes	29,435	27,704
Total	$593,530	$570,164

The Company disputes the amount of $67,850, which is included in accrued payroll at March 31, 2026 and December 31, 2025. This amount was recorded during the period ended December 31, 2014 as due to its then CFO. The Company does not believe it has any liability to this individual.

Activity during the three months ended March 31, 2026

The Company accrued salaries in the amount of $21,635, net of payments of $79,615. The Company accrued payroll taxes in the amount of $1,731 on unpaid wages.

Activity during the three months ended March 31, 2025

The Company accrued salaries in the amount of $99,850, net of payments of $1,400. The Company accrued payroll taxes in the amount of $7,988 on unpaid wages.

NOTE 7: NOTES PAYABLE IN DEFAULT

Notes payable as of March 31, 2026 and December 31, 2025 consist of the following:

	March 31, 2026	December 31, 2025
Note payable issued April 7, 2014	$80,000	$80,000
Total	80,000	80,000
Less current portion	(80,000)	(80,000)
Long term portion	$-	$-

On April 7, 2014, Arizona Green Power, LLC, a majority owned subsidiary of the Company, issued a note payable for $80,000 with interest at 10% per annum with a 15% default rate of interest, due at maturity of April 6, 2016. In connection with the issuance of the note, the Company granted i) a 1.33% ownership interest in Arizona Green Power, LLC and ii) a warrant to purchase 4,800 shares of the Company’s common stock exercisable at $2.00 per share. This warrant expired on March 7, 2016.

During the three months ended March 31, 2026 and 2025, the Company accrued interest in the amount of $3,000 on this note. As of March 31, 2026, the amount of principal and accrued interest due on this note is $80,000 and $136,883, respectively. As of December 31, 2025, the amount of principal and accrued interest due on this note is $80,000 and $133,883, respectively. This note is in default as of the filing date.

NOTE 8: COMMITMENTS AND CONTINGENCIES

Lease Obligations

The Company leases an office at 1213 Culbreth Drive, Suite 103, Wilmington, North Carolina 28405, on an annual lease. Rental expenses charged to operations for the three months ended March 31, 2026 and 2025 were $3,000 and $2,700, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On December 29, 2010, pursuant to the Merger, Solar Wind Energy, Inc. became a wholly-owned subsidiary of the Company. Solar Wind has employment agreements with its executive officers. Each of the employment agreements was entered into on September 22, 2010 and amended on November 22, 2010. On March 30, 2023, the Board of Directors approved the contracts of its President and of its Chief Operating Officer through December 31, 2023. Any unpaid salaries are accrued and included in Accrued Payroll on the balance sheet. See Note 6.

Name	Position(s)	Term	Salary	Bonus	Severance
Ronald W. Pickett	Chief Executive Officer	3 years; renewable for 1 year on mutual consent	$200,000	Board Discretionary	Twelve (12) month salary and benefits for termination without cause.
Stephen Sadle	Chief Operating Officer	3 years; renewable for 1 year on mutual consent	$175,000	Board Discretionary	Twelve (12) month salary and benefits for termination without cause.
Robert Crabb	Secretary	1 year	$30,000	Board Discretionary	N/A

Terms to modify the one-year contract extension by mutual consent have been agreed to by the Officers and Directors. Under the modification and extension, the contracts will be extended for an additional 4 years with current salaries being unchanged. Provisions for automatic salary increases based on specific events related to business development successes, rights for the officers to convert any accrued salary into Company notes, and rights to receive warrants to purchase Company stock at market plus 20% premium at the time of the grant while notes are outstanding will be incorporated in the new contracts. The parties have mutually agreed to a stock option plan, the specific terms to be negotiated as part of the final contract.

Litigation

In March 2026, the Company received notification of a lawsuit by the holder of a note payable by AGP, demanding payment of principal in the amount of $80,000 and accrued interest in the amount $121,883. The Company’s legal counsel is currently reviewing this case.  The company believes this lawsuit is without merit, and plans to vigorously defend its position. The entire amount of principal and interest appears on the Company’s balance sheet, and no additional liability has been recorded.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 9: STOCKHOLDERS’ DEFICIT

Preferred stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of March 31, 2026 and December 31, 2025, the Company had 0 shares of preferred stock issued and outstanding.

Series A Convertible Preferred Stock:

On June 2, 2015, the Company designated 500,000 as Series A Convertible Preferred Stock (“Series A preferred”) at $0.0001 par value. Each Series A preferred share i) shall rank senior in regard to dividend rights, rights of redemption and liquidation to all classes of common stock and any class or series of capital stock of the Company hereafter creates, ii) receive dividends if and when declared by the Company’s board of directors, iii) each share of Series A preferred convertible into 0.386 shares of common and iv) each share of Series A preferred stock is entitled to 8,000 votes for each share of common stock into which Series A preferred could then be converted.

There were no Series A Convertible Preferred Stock transactions during the three months ended March 31, 2026 and 2025. At March 31, 2026 and December 31, 2025, there are no shares of Series A Convertible Preferred Stock outstanding.

Series AA Convertible Preferred Stock:

On December 17, 2020, the Company designated 3,000,000 shares of Series AA Convertible Preferred stock (the “Series AA Preferred”), par value $0.0001, with a stated value of $1.00 per share. Each share of the Series AA Preferred is convertible to common stock at a rate of $0.40 per share, and will have voting rights on an as-converted basis. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore these series AA convertible preferred stock is classified as equity accounts.

There were no Series AA Convertible Preferred Stock transactions during the three months ended March 31, 2026 and 2025. At March 31, 2026 and December 31, 2025, there were no shares of Series AA Convertible Preferred Stock outstanding.

Series AAA Convertible Preferred Stock:

On March 31, 2021, the Company designated 70,000 shares of Series AAA Convertible Preferred Stock (the “Series AAA Preferred”), par value $0.0001, with a stated value of $1.00 per share. Each share of the Series AAA Preferred is convertible into ten shares of common stock and will have voting rights on an as-converted basis. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore the series AAA convertible preferred stock is classified as equity.

There were no Series AAA Convertible Preferred Stock transactions during the three months ended March 31, 2026 and 2025. At March 31, 2026 and December 31, 2025, there were no shares of Series AAA Convertible Preferred Stock outstanding.

Series AAAA Convertible Preferred Stock:

On September 30, 2021, the Company designated 500,000 shares of Series AAAA Convertible Preferred Stock (the “Series AAAA Preferred”), par value $0.0001, with a stated value of $1.00 per share. On May 24, 2022, the Company designated an additional 500,000 shares of Series AAA Preferred. Each share of the Series AAAA Preferred is convertible into two shares of common stock, and will have voting rights on an as-converted basis. On May 24, 2022, the Company increased the number of shares designated as Series AAAA Preferred to 1,000,000. Thereafter, the Company further increased the number of shares designated as Series AAAA Preferred bringing the total to 1,005,300. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore the series AAAA convertible preferred stock is classified as equity.

There were no Series AAAA Convertible Preferred Stock transactions during the three months ended March 31, 2026 and 2025. At March 31, 2026 and December 31, 2025, there were no shares of Series AAAA Convertible Preferred Stock outstanding.

Common Stock

The Company has authorized 250,000,000 shares of common stock, with a par value of $0.0001 per share. As of March 31, 2026 and December 31, 2025, the Company had 61,850,743 and 56,900,743 shares of common stock issued and outstanding, respectively.

Common stock transactions during the three months ended March 31, 2026

The Company issued 4,200,000 shares of common stock, at a price of $2.00 per share, as partial payment for the acquisition of TRINITY Group Construction, Inc. (“TRINITY”). See Note 12.

The Company received $1,443,750 from the sale of 721,875 shares of common stock at a price of $2.00 per share.

The Company issued 28,125 shares of common stock at a price of $2.00 per share to Directors for the conversion of accrued director’s fees in the amount of $56,250. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

Common stock transactions during the three months ended March 31, 2025

The Company received $60,000 from the sale of 60,000 shares of common stock and warrants to purchase an additional 60,000 shares of common stock at an exercise price of $1.00 per share.

Common Stock to be Issued

For the three months ended March 31, 2026

None.

For the three months ended March 31, 2025

The Company has committed to issue 710,220 shares at a price of $0.50 per share for the cashless conversion of 1,775,550 warrants. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the warrants.

The Company has committed to issue 700,000 shares of common stock at a price of $0.10 per share for the conversion of Series AAA Preferred Stock. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the Series AAA Preferred.

The Company has committed to issue 1,183,700 shares of common stock at a price of $0.50 per share for the conversion of 591,850 shares of Series AAAA Preferred Stock. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the Series AAAA Preferred.

The Company has committed to issue 63,630 shares of common stock at a price of $1.00 per share to a related party as compensation. There was no gain or loss recorded on this transaction as the transaction was recorded at the market price of the common stock.

Options

Option activity for the three months ended March 31, 2026

The Company issued 111,000 options to purchase common shares of the Company with an exercise price of $1.00 and a fair value of $171,916. The options vest 1/3 on April 1, 2027, 1/3 on April 1, 2028, and 1/3 on April 1, 2029 and carry an expiration date of April 1, 2032. There was no charge to operations for these options during the three months ended March 31, 2026 because they were issued on March 31, 2026. These options were valued utilizing the Black-Scholes valuation model with the following assumptions:

March 31,
2026
Volatility	185.11%
Dividends	0%
Risk-free interest rate	3.92%
Term (years)	3.00

Option activity for the three months ended March 31, 2025

None.

The following table summarizes the warrants outstanding and the related prices for the warrants to purchase shares of the Company’s common stock issued by the Company as of March 31, 2026:

			Weighted		Weighted
		Weighted	average		average
		average	exercise		exercise
Range of	Number of	remaining	price of	Number of	price of
exercise	options	contractual	outstanding	options	exercisable
prices	outstanding	life (years)	options	exercisable	options
$1.00	111,000	6.00	$1.00	-	$-
	111,000	6.00	$1.00	-	-

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Exercise Price

Options outstanding at December 31, 2025	-	$-

Issued	111,000	1.00
Exercised	-	-
Cancelled/Expired	-	-
Options outstanding at March 31, 2026	111,000	$1.00

Warrants

Warrant activity for the three months ended March 31, 2026

None.

Warrant activity for the three months ended March 31, 2025

During the three months ended March 31, 2025, the Company issued 60,000 warrants to purchase common shares of the Company at $1.00 per share. The warrants vested upon issuance and carried an expiration date of December 31, 2025. The warrants were exercised for cash proceeds of $60,000.

The following table summarizes the warrants outstanding and the related prices for the warrants to purchase shares of the Company’s common stock issued by the Company as of March 31, 2026:

			Weighted		Weighted
		Weighted	average		average
		average	exercise		exercise
Range of	Number of	remaining	price of	Number of	price of
exercise	warrants	contractual	outstanding	warrants	exercisable
prices	outstanding	life (years)	warrants	exercisable	warrants
$1.05	15,000	1.25	$1.05	15,000	$1.05
	15,000	1.25	$1.05	15,000	1.05

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Exercise Price

Warrants outstanding at December 31, 2025	15,000	$1.05

Issued	-	-
Exercised	-	-
Cancelled/Expired	-	-
Warrants outstanding at March 31, 2026	15,000	$1.05

Incentive Stock Plan

On February 18, 2021, the Company’s board of directors approved an incentive stock plan (the “2021 Incentive Stock Plan”) in order to provide additional incentive to employees, directors, and consultants. The 2021 Incentive Stock Plan permits the grant of Incentive Stock Options, Non-statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares. The maximum number of aggregate shares available for issuance under the 2021 Incentive Stock Plan is 4,000,000. At March 31, 2026 and December 31, 2025, 111,000 and 0 options have been issued pursuant to the 2021 Incentive Stock Plan. The options have an exercise price of $1.00 per share and vest at a rate of 1/3 at the end of each year, beginning April 1, 2027, for three years and have an expiration date of April 1, 2032, or upon the employee’s termination.

NOTE 10: RELATED PARTY TRANSACTIONS

For the three months ended March 31, 2026

The Company accrued salaries in the amount of $21,635, net of payments of $79,615. The Company accrued payroll taxes in the amount of $1,731 on unpaid wages. At March 31, 2026 and December 31, 2025, the amount of $496,244 and $474,610, respectively, of accrued salaries due to officers is included in the Company’s balance sheet as Accrued Payroll. See note 6.

The Company accrued fees due to the Board of Directors in the amount of $25,000.

On March 31, 2026, the Company issued 28,125 shares of common stock at a price of $2.00 per share to Directors for the conversion of accrued director’s fees in the amount of $56,250. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On March 24, 2026, the Company issued 4,200,000 shares of common stock at a price of $2.00 per share to its President in connection with the pending merger with TRINITY. See Note 12.

For the three months ended March 31, 2025

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. There were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The loss on sale of AGP to related party was recognized in income (loss) from discontinued operations.

The Company accrued salaries due to officers in the amount of $99,850, net of payments of $1,400. The Company accrued payroll taxes in the amount of $7,988 on unpaid wages. At March 31, 2025 and December 31, 2024, the amount of $495,273 and $395,423, respectively, of accrued salaries due to officers is included in the Company’s balance sheet as Accrued Payroll. See note 6.

The Company accrued fees due to the Board of Directors in the amount of $25,000.

NOTE 11: SEGMENT INFORMATION

The Company operates in one reportable segment: the generation of green energy. The Company intends to leverage intellectual property and engage innovative clean energy technology to provide a reliable source of green electricity. The Company has not generated any revenues from operations. The accounting policies of the segment are the same as those described in the summary of significant accounting policies. The chief operating decision maker (“CODM”) includes the chief executive officer and chief operating officer. The CODM decides how to allocate resources based on the components of net loss from continuing operations and significant expenses. The CODM evaluates expenses to ensure resources are appropriately allocated to foster progress. The segment net loss from continuing operations and significant segment expenses are presented in the table below. Segment assets are reported on the balance sheet as total assets.

	Three Months Ended
	March 31,
	2026	2025
Operating Expenses:
Bank service charges	$356	$140
Office supplies	4,021	4,770
Payroll and related costs	114,107	109,541
Director compensation	25,000	25,000
Rent expense	3,750	3,450
Insurance	8,740	12,054
Filing fees	7,339	-
Travel expense	8,245	5,691
Professional fees	108,440	38,253
Consulting expense	17,006	214
Taxes and licenses	384	447
Stock based compensation	-	34,793
Financing costs	35,000	-
	332,388	234,353
Other expenses:
Interest expense	3,000	10,397
	3,000	10,397

Segment loss	$(335,388)	$(244,750)

Adjustments and reconciling items	-	-
Net loss from continuing operations	$(335,388)	$(244,750)

	March 31, 2026	December 31, 2025
Other segment disclosures:
Segment assets	$9,896,032	$337,937

NOTE 12: SUBSEQUENT EVENTS

Stock Purchase Agreement

On March 31, 2026, the Company entered into a Stock Purchase Agreement (the “SPA”) with Mil L. Wallen, CEO and owner of 100% of the shares of TRINITY Group Construction, Inc. (“TRINITY”). Mr. Wallen is President of KiNRG and a related party. Pursuant to the SPA, KiNRG would acquire 100% of the stock of TRINITY in exchange for the aggregate purchase price of $12,400,000 (the “Purchase Price”). The Purchase Price shall be paid via delivery by KiNRG (“Buyer”) to TRINITY (“Seller”) of: (a) $1,000,000 in cash (the “Cash Consideration”) to an account or accounts designated by Seller prior to the Closing, (b) 4,200,000 shares of common stock, par value $0.0001, at a price of $2.00 per share, of Buyer (the “Buyer Shares”), and (c) a promissory note in the aggregate principal amount of $3,000,000 (the “Promissory Note”). The parties intend to combine TRINITY’s expertise in constructing data centers with KiNRG’s HydroThermal Reactor power generation technology to market a data center solution. The transaction closed on April 1, 2026.

In May 2026, the Company sold 710,000 shares of common stock, at a price of $2.00 per share, for gross proceeds of $1,420,000 pursuant to a private placement offering.

The Company has evaluated events through May 14, 2026, the filing date of this Quarterly Report on Form 10-Q and determined that there have been no additional subsequent events that occurred that would require adjustments to our disclosures in the unaudited condensed consolidated financial statements.

1110 North Glebe Road, Suite 650
Arlington, VA 22201
Tel: 703-248-9200
Fax: 703-783-4005

Independent Auditors’ Report

To the Stockholder of

TRINITY Group Construction, Inc.

Opinion

We have audited the accompanying financial statements of TRINITY Group Construction, Inc., which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRINITY Group Construction, Inc. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of TRINITY Group Construction, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about TRINITY Group Construction, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of TRINITY Group Construction, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about TRINITY Group Construction, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Toole Katz & Roemersma, LLP

Arlington, Virginia

April 27, 2026

TRINITY Group Construction, Inc.

Balance Sheets

December 31, 2025 and 2024

	2025	2024
Assets
Current Assets
Cash	$8,918,182	$337,230
Contract receivables	29,467,294	44,391,809
Retention receivables	16,856,094	12,919,955
Contract assets	2,587,083	963,764
Investment in limited liability company	-	709
Due from stockholder	575,415	575,415
Due from affiliate	10,193,064	442,800
Prepaid expenses and other current assets	243,468	14,941
Total current assets	68,840,600	59,646,623
Other Assets
Property and equipment, net	149,949	91,583
Operating lease right-of-use assets	424,466	626,265
Deposit	10,000	10,000
Total other assets	584,415	727,848
Total Assets	$69,425,015	$60,374,471
Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable	$35,056,470	$41,752,682
Retention payable	16,898,127	13,575,041
Accrued salaries and other current liabilities	1,153,773	344,352
Contract liabilities	6,249,004	1,947,962
Line of credit	-	1,800,000
Obligation under future receivables financing, net	5,544,777	-
Current portion of operating lease liabilities	204,104	203,564
Current portion of long-term debt	14,664	20,812
Total current liabilities	65,120,919	59,644,413
Long-Term Liabilities
Operating lease liabilities, net of current portion	224,039	428,143
Long-term debt, net of current portion	37,895	35,213
Total long-term liabilities	261,934	463,356
Total Liabilities	65,382,853	60,107,769
Stockholder’s Equity
Common stock, no par value; 10,000 shares authorized, issued and outstanding	22,500	22,500
Additional paid-in capital	158,411	158,411
Retained earnings	3,861,251	85,791
Total Stockholder’s Equity	4,042,162	266,702
Total Liabilities and Stockholder’s Equity	$69,425,015	$60,374,471

See accompanying notes

TRINITY Group Construction, Inc.

Statements of Operations

Years Ended December 31, 2025 and 2024

	2025	2024
Revenues	$257,274,405	$213,649,927
Contract Costs	248,311,805	208,150,218
Gross profit	8,962,600	5,499,709
General and Administrative Expenses	5,933,422	4,626,706
Income from Operations	3,029,178	873,003
Other Income (Expense)	(4,116,886)	(164,205)
Interest expense
Interest income	4,792,141	-
Other income	73,986	-
Gain on sale of property and equipment	-	6,000
Loss on investment in limited liability company	(709)	(328)
Total other income (expense), net	748,532	(158,533)
Income Before Provision for Income Taxes	3,777,710	714,470
Provision for Income Taxes	2,250	352
Net Income	$3,775,460	$714,118

See accompanying notes

TRINITY Group Construction, Inc.

Statements of Changes in Stockholder’s Equity

Years Ended December 31, 2025 and 2024

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total
Balance, December 31, 2023	$22,500	$158,411	$-	$180,911
Distributions	-	-	(628,327)	(628,327)
Net income	-	-	714,118	714,118
Balance, December 31, 2024	22,500	158,411	85,791	266,702
Net income	-	-	3,775,460	3,775,460
Balance, December 31, 2025	$22,500	$158,411	$3,861,251	$4,042,162

See accompanying notes

TRINITY Group Construction, Inc.

Statements of Cash Flows

Years Ended December 31, 2025 and 2024

	2025	2024
Cash Flows from Operating Activities
Net income	$3,775,460	$714,118
Reconciliation adjustments
Amortization of right-of-use assets	201,799	199,252
Depreciation	63,202	51,955
Amortization of deferred financing fees	311,500	-
Gain on sale of property and equipment	-	(6,000)
Loss on investment in limited liability company	709	328
Changes in:
Contract receivables	14,924,515	(15,029,872)
Retention receivables	(3,936,139)	(8,483,635)
Contract assets	(1,623,319)	122,129
Due from stockholder	-	438,400
Due from affiliate	(6,614,762)	(192,800)
Prepaid expenses and other current assets	(228,527)	16,082
Accounts payable	(6,696,212)	13,661,426
Retention payable	3,323,086	8,005,999
Accrued salaries and other current liabilities	809,421	194,814
Contract liabilities	4,301,042	113,107
Operating lease liabilities	(203,564)	(201,017)
Net cash provided by (used in) operating activities	8,408,211	(395,714)
Cash Flows from Investing Activities
Proceeds from the sale of property and equipment	-	6,000
Due from affiliate	(3,135,502)	-
Purchases of property and equipment	(121,568)	-
Net cash (used in) provided by investing activities	(3,257,070)	6,000
Cash Flows from Financing Activities
Distributions to stockholder	-	(628,327)
Proceeds from future receivables financing	11,400,000	-
Deferred financing fees	(416,200)	-
Payments on obligation under future receivables financing	(5,750,523)	-
Proceeds from long-term debt	58,671	-
Payments on long-term debt	(62,137)	(23,715)
Advances on line of credit	-	750,000
Payments on line of credit	(1,800,000)	-
Net cash provided by financing activities	3,429,811	97,958
Net Change in Cash	8,580,952	(291,756)
Cash, beginning of year	337,230	628,986
Cash, end of year	$8,918,182	$337,230
Supplemental Disclosure of Cash Flow Information
Actual cash payments for:
Interest	$4,116,886	$164,205
Income taxes	2,250	352

See accompanying notes.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 1 - Organization

TRINITY Group Construction, Inc. (the “Company”), a Virginia S corporation organized in 2002, is a general contractor primarily engaged in construction-related activities in the Washington, DC metropolitan area. The Company’s principal location is Herndon, Virginia.

The Company enters into fixed price contracts and guaranteed maximum price contracts with customers. Usually fixed price contracts transfer more risk to the Company, but offer the opportunity for greater profits. Guaranteed maximum price contracts provide for a cost-plus fee arrangement up to a maximum agreed upon price. These contracts place risks on the Company for amounts in excess of the guaranteed maximum price, but may permit an opportunity for greater profits as a result of sharing agreements with the owner on any cost savings that may be realized.

The Company is subject to certain business risks and uncertainties that could affect future operations and financial performance. Among others, these risks include: economic slowdown, regulatory or legislative changes, availability of skilled labor, inflation of material prices, and competition in the marketplace.

Note 2 - Summary of Significant Accounting Policies

Revenue Recognition - The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. The Company recognizes revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared to total estimated contract cost. The percentage-of-completion method (an input method) is the most faithful depiction of the Company’s performance because it directly measures the value of the services transferred to the customer. Due to the nature of the work required to be performed on the Company’s performance obligations, estimating total revenue and cost at completion is complex, subject to many variables and requires significant judgment. Assumptions as to the occurrence of future events and the likelihood and amount of variable consideration, including the impact of change orders, claims, and the achievement of contractual performance criteria, and award or other incentive fees are made during the contract performance period. The Company estimates variable consideration at the most likely amount it expects to receive. The Company includes estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of anticipated performance and all information (historical, current and forecasted) that is reasonably available to management.

Contract costs include all direct materials, labor, subcontractor costs, equipment costs, and those indirect costs related to contract performance. Other indirect, general, and administrative costs are charged to expense as incurred. Changes to total estimated contract cost are recognized in the period in which they are determined as assessed at the contract level. When such revisions lead to a conclusion that a loss will be recognized on a contract, the full amount of the estimated loss is recognized in the period such conclusion is reached, regardless of the percentage completion of the contract. Customer payments are typically due within 30 to 45 days of billing, depending on the contract.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Common Control Leasing Arrangements - The Company has elected not to evaluate whether lessor entities in common control leasing arrangements meeting the following criteria are variable interest entities: 1) substantially all activities between the Company and the lessor entities are related to the leasing activities between the two entities (including supporting leasing activities) and 2) the principal amount of any lessor entity obligations related to the leased assets explicitly guaranteed or collateralized by the Company did not exceed the value of the leased assets at the inception of the guaranty or collateralization. As further described in Note 3, the Company has elected not to consolidate the accounts of TG Legacy, LLC.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 2 - Summary of Significant Accounting Policies - Continued

Cash - The Company maintains cash in certain bank accounts, which at times may exceed federally insured limits. As of December 31, 2025 and 2024, non-interest bearing accounts are aggregated with any interest bearing deposits and the combined total is guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash deposits.

Allowance for Credit Losses - The Company recognizes an allowance for credit losses for financial assets carried at amortized cost, to present the net amount expected to be collected as of the balance sheet date. Such allowance is based on the credit losses expected to arise over the contractual term of the financial asset (or group thereof), which includes consideration of prepayments, and is based on the Company’s expectations as of the balance sheet date. The Company evaluates certain criteria, including aging and historical write-offs, the current economic condition of specific customers, and expected future economic conditions to determine the appropriate allowance for credit losses on financial assets carried at amortized cost. Such financial assets are written off when the Company determines that they are uncollectible or based on regulatory requirements, whichever is earlier. Write-offs are recognized as a deduction from the allowance for credit losses. Expected recoveries of amounts previously written off, not to exceed the aggregate of the amount previously written off, are included in measuring an allowance for credit losses as of the balance sheet date. Based on management’s assessment, an allowance for credit losses was not deemed necessary as of December 31, 2025 and 2024.

Contract Balances - The beginning and ending balances of receivables related to contracts with customers for the years ended December 31, 2025 and 2024 were as follows:

	December 31,	December 31,	December 31,
	2025	2024	2023
Contract receivables	$29,467,294	$44,391,809	$29,361,937
Retention receivables	16,856,094	12,919,955	4,436,320

Retainage receivables represents amounts which have not been billed to customers pursuant to retainage provisions in the construction contracts, which generally become payable upon contract completion and acceptance by the customer. Amounts are generally collected within one year of the completion of the project.

Contract assets include cost and estimated earnings in excess of billings on uncompleted contracts. The Company anticipates that substantially all incurred costs associated with contract assets as of December 31, 2025 will be billed and collected within one year. Contract assets may include amounts the Company seeks to collect from customers or others for (i) errors, (ii) changes in contract specifications or design, (iii) contract change orders in dispute, unapproved as to scope and price, or (iv) other customer-related causes of unanticipated additional contract costs (such as claims). The Company did not recognize any material amounts associated with claims and unapproved change orders during the years ended December 31, 2025 and 2024. Contract liabilities include billings in excess of costs and estimated earnings on uncompleted contracts. The Company anticipates that substantially all such amounts will be earned within one year.

The beginning and ending balances of contract assets and contract liabilities for the years ended December 31, 2025 and 2024 were as follows:

	December 31,	December 31,	December 31,
	2025	2024	2023
Contract assets	$2,587,083	$963,764	$1,085,893
Contract liabilities	6,249,004	1,947,962	1,834,855

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 2 - Summary of Significant Accounting Policies - Continued

Investment In Limited Liability Company - The Company accounts for investments in which it owns less than a controlling financial interest and has influence over operating and financial policies using the equity method. Under the equity method, the Company records its proportionate interest in the earnings and losses of the underlying investment based upon the operating results of that investment. The Company also records contributions to and distributions from as an increase or decrease, respectively, to the Company’s carrying value of the investment. The Company periodically evaluates the carrying value of its equity method investments for impairment when the estimated fair value is less than the carrying value. The Company records a change to reduce carrying value to estimated fair value when impairment is deemed to be other than temporary. No impairment was recorded during the years ended December 31, 2025 and 2024.

Property and Equipment - Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the asset, which ranges from 5 to 7 years. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets - The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During the years ended December 31, 2025 and 2024, there were no impairment losses recognized for long-lived assets.

Advertising Costs - Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2025 and 2024 was $221,408 and $149,494, respectively, which is included in general and administrative expenses in the accompanying statements of operations.

Balance Sheet Classifications - The Company includes in current assets and liabilities accounts receivable and payable under construction contracts which may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

Income Taxes - The Company has elected to be taxed as a subchapter S corporation. Accordingly, the taxable income or loss of the Company is passed through to and reported by the Company’s stockholder. Therefore no provision has been made for federal income taxes in the accompanying financial statements. Certain states and the District of Columbia (“DC”) in which the Company conducts business do not recognize the S corporation filing status; therefore, a provision has been made for taxes on income apportioned to these states and DC. Deferred taxes result from temporary differences in the carrying values of assets and liabilities for tax and financial reporting purposes, including differences in depreciation methods used for book to tax purposes and the timing of deductions of certain liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

For uncertain tax positions, the Company uses a more likely than not recognition threshold based on the technical merits of the tax position taken. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefits determined on a cumulative probability basis, which are more likely than not to be realized upon ultimate settlement in the financial statements. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2025 and 2024, the Company has no unrecognized tax benefits related to uncertain tax positions that have been or will be reflected in income tax filings that have not been recognized in the financial statements due to potential adjustments by taxing authorities in the applicable jurisdictions. The Company is no longer subject to U.S. federal, state, and local income tax examinations by taxing authorities for the years before 2022 and is not currently under examination by any taxing jurisdiction.

The Company incurred $2,250 and $352 of income tax expense for the years ended December 31, 2025 and 2024, respectively, related to state taxes. Deferred income taxes were immaterial for the years ended December 31, 2025 and 2024.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 2 - Summary of Significant Accounting Policies - Continued

Leases - The Company recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease.

Long-term leases (leases with terms greater than 12 months) are recorded as liabilities at the present value of the minimum lease payments not yet paid. The present value calculation may account for an option to extend the lease when it is reasonably certain that the Company will exercise the option. The Company elected to apply a practical expedient available to non-public companies that allows the Company to make an accounting policy election to use a risk-free rate as the discount rate for all leases.

The Company has elected not to apply the recognition requirements to short-term leases (those with terms of 12 months or less). Instead, for these types of leases, the Company recognizes lease expense in the statements of operations on a straight-line basis over the lease term.

Subsequent Events - In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 27, 2026, the date the accompanying financial statements were available to be issued.

Note 3 - Common Control Leasing Arrangements

The Company has elected an accounting alternative available to them and accordingly is not required to evaluate whether lessor entities in common control leasing arrangements meeting the following criteria are variable interest entities: 1) substantially all activities between the Company and the lessor entities are related to leasing activities between the two entities (including supporting leasing activities) and 2) the principal amount of any lessor entity obligations related to the leased assets explicitly guaranteed or collateralized by the Company did not exceed the value of the leased assets at the inception of the guaranty or collateralization.

The Company leases its corporate headquarters from a lessor entity, TG Legacy, LLC, which is a related party through common ownership. Due to the common control of the entities and the fact that the Company does not have alternative facilities readily available, the Company has an economic incentive to provide financial support to the lessor entity should the lessor entity default on its obligations. The amount and key terms of the obligations recorded in the lessor entity’s financial statements that could require the Company to provide financial support to the lessor entity consist of a note payable to a financial institution with an outstanding balance of $2,468,600 and $2,573,469 at December 31, 2025 and 2024, respectively. The note bears interest at 4.04 percent through maturity on March 7, 2032 and is payable in monthly installments of principal and interest totaling $17,360. A balloon payment is also due at maturity. The note is collateralized by substantially all assets of the Company and the corporate headquarters leased to the Company by the lessor entity. The note is secured by the real estate and personally guaranteed by the Company’s stockholder. As of December 31, 2025, the Company does not believe it is exposed to any significant risk related to the lessor’s note payable.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 4 - Contract Billing Status

The status of contract billings on uncompleted contracts was as follows at December 31, 2025 and 2024:

	2025	2024
Costs incurred on contracts in-process	$444,534,314	$247,384,799
Estimated gross profits earned to date	12,975,953	7,021,894
Earned revenue	457,510,267	254,406,693
Less: billings to date	(461,172,188)	(255,390,891)
Net	$(3,661,921)	$(984,198)

The net amounts are included in the accompanying balance sheets under the following captions:

	2025	2024
Contract assets	$2,587,083	$963,764
Contract liabilities	(6,249,004)	(1,947,962)
Net	$(3,661,921)	$(984,198)

Note 5 - Investment in Limited Liability Company

The Company owns a 49 percent membership interest in WYCLIFFE TRINITY LLC (the “LLC”), which commenced operations in 2023. As of December 31, 2025 and 2024, the Company’s investment in the LLC totaled $0 and $709, respectively.

The following is a summary of the LLC’s financial information as of December 31, 2025 and 2024:

	2025	2024
Total assets	$4,466,122	$3,643,353
Total liabilities	$4,471,863	$3,644,800
Total equity	(5,741)	(1,447)
Total liabilities and equity	$4,466,122	$3,643,353

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 5 - Investment in Limited Liability Company - Continued

The following is a summary of the LLC’s financial information for the years ended December 31, 2025 and 2024:

	2025	2024
Revenue	$10,549,128	$11,725,651
Expenses	10,553,422	11,726,169
Net loss	(4,294)	(518)

Note 6 - Related Party Transactions

During 2025 and 2024, the Company had construction contracts with the LLC. As of December 31, 2025 and 2024, receivables due from the LLC totaled $4,471,063 and $3,642,000, respectively. During the years ended December 31, 2025 and 2024, the Company earned gross revenue of $8,175,867 and $10,541,230, respectively, and gross profit of $979,535 and $972,208, respectively, on these contracts.

Below is a summary of related party contracts in progress at December 31, 2025 and 2024:

	2025	2024
Costs incurred on contracts in-process	$7,196,332	$15,420,312
Estimated gross profits earned to date	979,535	1,718,820
Earned revenue	8,175,867	17,139,132
Less: billings to date	(9,299,644)	(18,300,423)
Net	$(1,123,777)	$(1,161,291)

As of December 31, 2025 and 2024, advances due from the Company’s sole stockholder totaled $575,415 and $575,415, respectively. The advances are non-interest bearing and due on demand.

The Company’s sole stockholder owns an equity interest in Ox Hill Realty LLC. As of December 31, 2025 and 2024, advances due from Ox Hill Realty LLC totaled $3,786,808 and $442,800, respectively and are included in due from affiliate in the accompanying balance sheets. The advances are non-interest bearing and due on demand.

In January 1, 2025, the Company entered into a note receivable agreement with Ox Hill Realty LLC. Under the agreement, the Company will advance proceeds received from the Future Receivables Sale Agreement described in Note 9 to Ox Hill Realty LLC under similar terms. As of December 31, 2025, the principal outstanding and accrued interest on the note receivable was $3,030,212 and $3,376,044, respectively, which are included in due from affiliate in the accompanying balance sheet. Interest income totaled $4,792,141 for the year ended December 31, 2025. The principal and accrued interest outstanding on the note receivable was repaid in full in 2026. See Note 16.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 7 - Property and Equipment

Property and equipment at December 31, 2025 and 2024 consisted of the following:

	2025	2024
Vehicles	$421,626	$382,352
Computer equipment	69,139	69,139
Furniture and fixtures	19,772	18,298
	510,537	469,789
Less: accumulated depreciation	(360,588)	(378,206)
Net	$149,949	$91,583

Depreciation expense for the years ended December 31, 2025 and 2024 totaled $63,202 and $51,955, respectively.

Note 8 - Line of Credit

The Company had a bank line of credit agreement with availability up to $2,800,000 based on the borrowing base of eligible collateral. Outstanding amounts bore interest at the prime rate plus 1.5 percent, but not less than 6.5 percent. On December 19, 2025, the agreement was amended and restated to increase the line of credit limit to $5,000,000 and revise the interest rate to the prime rate plus 1.25 percent, but not less than 4.5 percent. The line of credit is due on demand. As of December 31, 2025 and 2024, advances outstanding on the line of credit totaled $0 and $1,800,000, respectively. Borrowings are collateralized by substantially all assets of the Company and are personally guaranteed by the Company’s stockholder. The agreement requires the Company to maintain certain financial covenants. As of December 31, 2025, the Company met the required covenants. Interest expense totaled $125,294 and $162,180 for the years ended December 31, 2025 and 2024, respectively.

Note 9 - Obligation Under Future Receivables Financing

On April 30, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $2,000,000 (net proceeds of $1,939,850 after origination fees) in exchange for the obligation to remit $2,640,000 of future customer receipts over approximately 52 weeks. As of December 31, 2025, the financing liability totaled $818,163, which is presented net of unamortized deferring financing fees of $9,303 in the accompanying 2025 balance sheet.

On June 25, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $2,000,000 (net proceeds of $1,960,000 after origination fees) in exchange for the obligation to remit $2,800,000 of future customer receipts of future customer receipts over approximately 36 weeks. As of December 31, 2025, the financing liability totaled $696,052, which is presented net of unamortized deferred financing fees of $4,598 in the accompanying 2025 balance sheet.

On July 30, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $2,000,000 (net proceeds of $1,899,950 after origination fees) in exchange for the obligation to remit $2,820,000 of future customer receipts over approximately 32 weeks. As of December 31, 2025, the financing liability totaled $814,092, which is presented net of unamortized deferred financing fees of $15,252 in the accompanying 2025 balance sheet.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 9 - Obligation Under Future Receivables Financing - Continued

On September 8, 2025, the Company entered into a Future Receivables Sale Agreement with a financing company under which it received $5,400,000 (net proceeds of $5,184,000 after origination fees) in exchange for the obligation to remit $7,830,000 of future customer receipts over approximately 33 weeks. As of December 31, 2025, the financing liability totaled $3,216,470, which is presented net of unamortized deferred financing fees of $75,547 in the accompanying 2025 balance sheet.

The obligations under future receivables financing are guaranteed by the Company’s sole stockholder. Interest expense is recognized using the effective-interest method based on estimated future cash flows, and the effective yield is adjusted prospectively if expected remittances change materially. Interest expense for the year ended December 31, 2025 totaled $3,991,592, which includes amortization of deferred financing fees of $311,500. All of the obligations described above (collectively referred to as “Initial Bridge Loans”) were repaid in full in 2026. See Note 16.

In December 2025, the Company and Ox Hill Realty LLC jointly entered into five Future Receivables Sale Agreements with financing companies under which it will receive an aggregate amount of $13,400,000 (net proceeds of $12,610,755 after origination fees) in exchange for the obligation to remit $20,089,600 of future customer receipts over approximately 23 weeks (collectively referred to as “New Bridge Loans”). There were no advances remitted in 2025. In connection with the New Bridge Loans, the Company and Ox Hill Realty LLC entered into a loan and reimbursement agreement whereby Ox Hill Realty LLC agreed to unconditionally reimburse the Company for all amounts owed under the New Bridge Loans, including principal, fees, and other costs, to the extent proceeds were received by or for the benefit of Ox Hill Realty LLC. Amounts due from Ox Hill Realty LLC bear interest at a rate equal to that applicable under the underlying financing agreements and are payable through direct remittances to the respective lenders on behalf of the Company. The reimbursement obligation is not contingent upon the sale or monetization of any specific assets and becomes immediately due upon any acceleration of the underlying financing obligations. Additionally, Ox Hill Realty LLC entered into a security agreement granting the Company a first-priority security interest in certain real property and related proceeds to secure its reimbursement obligations. The Company has the right to enforce the security interest, including foreclosure, sale, or acceptance of the collateral in satisfaction of the obligation, upon the occurrence of specified events of default.

Note 10 - Long-Term Debt

The Company had a note payable for a vehicle which was repaid in full in May 2025. The note bore interest at 2.9 percent and required monthly principal and interest payments of $2,002. In July 2025, the Company executed a note payable for a new vehicle. The note requires monthly principal payments of $1,222. As of December 31, 2025 and 2024, the outstanding balance on the notes were $52,559 and $56,025, respectively. Interest expense totaled $0 and $2,025 for the years ended December 31, 2025 and 2024, respectively.

As of December 31, 2025, future maturities of long-term debt are as follows:

Year ending December 31, 2026	$14,664
2027	14,664
2028	14,664
2029	8,567
$52,559

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 11 - Leases

The Company leases its corporate headquarters from a related party as described in Note 3, which is classified as an operating lease. The lease expires in February 2028 and includes an extension option for an additional five-year period. The lease provides for monthly payments not to exceed the total debt service related to the acquisition and build-out of the premises, property taxes, insurance, and maintenance.

The Company leased equipment under an operating lease which expired in December 2025 and required monthly payments of $169.

The following summarizes lease expense for the years ended December 31, 2025 and 2024:

	2025	2024
Operating lease cost, included in general and administrative expenses	$208,586	$208,586
Variable lease cost, included in general and administrative expenses	53,650	50,377
Short-term lease costs, included in general and administrative expenses	54,300	30,300
Total lease expense	$316,536	$289,263

Operating lease cost and variable lease cost amounts above include $206,558 and $53,650, respectively, related to the related party lease described in Note 3 for the year ended December 31, 2025, and $206,558 and $50,377, respectively, for the year ended December 31, 2024.

Supplemental information related to the Company’s leases for the years ended December 31, 2025 and 2024 follows:

	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$209,841	$210,351
Weighted-average remaining lease term - operating leases	2.0 years	3.0 years
Weighted-average discount rate - operating leases	1.26%	1.26%

The remaining lease payments under operating leases as of December 31, 2025, were as follows:

Year ending December 31:
2026	$208,323
2027	208,323
2028	17,360
Total lease payments	434,006
Less: interest	(5,863)
Present value of lease liabilities	$428,143

Note 12 - Commitments and Contingencies

In the normal course of business, the Company (both as plaintiff and defendant) may be party to various claims and litigation. In the opinion of management, based on the opinion of legal counsel, the resolution of these matters will not have a material adverse effect on the Company’s financial position or future results of operations.

TRINITY Group Construction, Inc.

Notes to Financial Statements

December 31, 2025 and 2024

Note 13 - Major Customers

During 2025, the Company had one major customer comprising 86 percent of revenue earned and 79 percent of receivables as of December 31, 2025. During 2024, the Company had two major customers comprising 82 percent of revenue earned and 87 percent of contract receivables as of December 31, 2024. Because of the nature of the Company’s business, major customers can change significantly each year.

Note 14 - Retirement Plan

The Company sponsors a qualified 401(k) retirement plan covering all employees, who upon meeting eligibility requirements may elect to make tax deferred contributions to the plan. During the years ended December 31, 2025 and 2024, the Company made employer matching contributions to the plan of $212,305 and $183,215, respectively.

Note 15 - Backlog

The following backlog represents unearned revenue under existing contracts, as of December 31, 2025:

Backlog, January 1, 2025	$103,535,843
New contracts and contract adjustments	207,031,871
Less: contract revenue earned, fiscal year 2025	(257,274,405)
Backlog, December 31, 2025	$53,293,309

Note 16 - Subsequent Events

In 2026, the obligations under the Initial Bridge Loans described in Note 9 were repaid in full and the principal and accrued interest due on the Ox Hill Realty LLC note receivable described in Note 6 was collected in full.

In 2026, the Company and Ox Hill Realty LLC jointly entered into a $5,000,000 revolving line of credit and security agreement with a financing company which expires on November 30, 2026. The repayment amount of each advance is calculated as the advance amount multiplied by 1.44 (the “Factor Rate”). Each advance is repaid in weekly payments as defined in each advance confirmation, with the final balance due at maturity. The obligations under the future receivables financing and the line of credit are guaranteed by the Company’s sole stockholder and a member of Ox Hill Realty LLC. Interest expense is recognized using the effective-interest method based on estimated future cash flows, and the effective yield is adjusted prospectively if expected remittances change materially. In connection with this financing arrangement, the Company and Ox Hill Realty LLC entered into a loan and reimbursement agreement whereby Ox Hill Realty LLC agreed to unconditionally reimburse the Company for all amounts owed under the financing agreements, including principal, fees, and other costs, to the extent proceeds were received by or for the benefit of Ox Hill Realty LLC. Amounts due from Ox Hill Realty LLC bear interest at a rate equal to that applicable under the underlying financing agreements and are payable through direct remittances to the respective lenders on behalf of the Company. The reimbursement obligation is not contingent upon the sale or monetization of any specific assets and becomes immediately due upon any acceleration of the underlying financing obligations. Additionally, Ox Hill Realty LLC entered into a security agreement granting the Company a first-priority security interest in certain real property and related proceeds to secure its reimbursement obligations. The Company has the right to enforce the security interest, including foreclosure, sale, or acceptance of the collateral in satisfaction of the obligation, upon the occurrence of specified events of default.

In 2026, the Company received aggregate advances under the New Bridge Loans and the revolving line of credit totaling $34,979,600 and made aggregate payments under the New Bridge Loans and the revolving line of credit totaling $14,761,635.

1110 North Glebe Road, Suite 650
Arlington, VA 22201
Tel: 703-248-9200
Fax: 703-783-4005

Independent Auditors’ Report on Supplementary Information

To the Stockholder of

TRINITY Group Construction, Inc.

We have audited the financial statements of TRINITY Group Construction, Inc. as of and for the years ended December 31, 2025 and 2024, and our report thereon dated April 27, 2026, which expressed an unmodified opinion on those financial statements, appears on pages F-41. Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supplementary information included on pages F-57 to 61 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Toole Katz & Roemersma, LLP

Arlington, Virginia

April 27, 2026

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Summary

Years Ended December 31, 2025 and 2024

	December 31, 2025			December 31, 2024
	Contract Revenue	Contract Costs	Gross Profit	Contract Revenue	Contract Costs	Gross Profit
Completed Contracts	$4,129,962	$3,888,938	$241,024	$9,863,151	$9,357,866	$505,285
Contracts In-Process	253,144,443	244,422,867	8,721,576	203,786,776	198,792,352	4,994,424
Total	$257,274,405	$248,311,805	$8,962,600	$213,649,927	$208,150,218	$5,499,709

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Completed Contracts

Year Ended December 31, 2025

	TOTAL CONTRACT				PRIOR PERIODS				CURRENT PERIOD
		Contract		Gross	Contract	Contract		Gross	Contract	Contract	Gross	Gross
	Contract	Costs	Gross	Profit	Revenue	Costs	Gross	Profit	Revenue	Costs	Profit	Profit (Loss)
Job No.	Amount	Incurred	Profit	Percent	Earned	Incurred	Profit	Percent	Earned	Incurred	(Loss)	Percent
22T033	$6,065,779	$5,793,489	$272,290	4.5%	$5,944,992	$5,717,579	$227,413	3.8%	$120,787	$75,910	$44,877	37.2%
23T001	3,376,900	3,328,293	48,607	1.4	3,319,333	3,260,765	58,568	1.8	57,567	67,528	(9,961)	(17.3)
23T011	20,101,550	18,430,528	1,671,022	8.3	20,087,747	18,313,423	1,774,324	8.8	13,803	117,105	(103,302)	(748.4)
23T031	12,896,387	11,824,675	1,071,712	8.3	10,561,356	9,584,618	976,738	9.2	2,335,031	2,240,057	94,974	4.1
24T013	282,900	211,801	71,099	25.1	161,430	146,983	14,447	8.9	121,470	64,818	56,652	46.6
24T015	4,654,038	4,487,824	166,214	3.6	4,385,729	4,149,789	235,940	5.4	268,309	338,035	(69,726)	(26.0)
25T004	253,426	59,638	193,788	76.5	-	-	-	-	253,426	59,638	193,788	76.5
Contracts under $50,000 and contracts closed in prior years	979,513	940,703	38,810		19,944	14,856	5,088		959,569	925,847	33,722
Total Completed Contracts	$48,610,493	$45,076,951	$3,533,542		$44,480,531	$41,188,013	$3,292,518		$4,129,962	$3,888,938	$241,024

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Contracts In-Process

Year Ended December 31, 2025

	BUDGET					CONTRACT TO DATE					At December 31, 2025		CURRENT PERIOD
		Estimated	Estimated	Gross		Contract	Contract	Gross	Gross				Contract	Contract	Gross	Gross
	Contract	Contract	Gross	Profit (Loss)	Percent	Revenue	Costs	Profit	Profit (Loss)	Billings	Contract	Contract	Revenue	Costs	Profit	Profit (Loss)
Job No.	Amount	Costs	Profit (Loss)	Percent	Complete	Earned	Incurred	(Loss)	Percent	to Date	Assets	Liabilities	Earned	Incurred	(Loss)	Percent
22T019	$5,007,918	$4,949,490	$58,428	1.2%	44.5%	$2,227,881	$2,201,888	$25,993	1.2%	$2,545,322	$-	$(317,441)	$982,020	$848,940	$133,080	13.6%
22T035	549,015	534,235	14,780	2.7	98.2	539,289	524,859	14,430	2.7	549,015	-	(9,726)	(2,951)	(2,872)	(79)	2.7
23T002	45,437,451	45,415,271	22,180	0.0	99.4	45,151,439	45,129,398	22,041	0.0	45,437,451	-	(286,012)	9,249,835	9,296,099	(46,264)	(0.5)
23T023	271,667,237	264,514,346	7,152,891	2.6	97.3	264,288,809	257,330,189	6,958,620	2.6	263,749,428	539,381	-	97,699,516	95,020,293	2,679,223	2.7
24T012	691,259	632,452	58,807	8.5	21.9	151,698	138,793	12,905	8.5	141,218	10,480	-	121,564	112,346	9,218	7.6
24T020	13,664,872	13,065,380	599,492	4.4	11.2	1,534,887	1,467,550	67,337	4.4	1,649,506	-	(114,619)	1,534,887	1,467,550	67,337	4.4
24T024	8,985,630	7,751,373	1,234,257	13.7	73.9	6,640,980	5,728,782	912,198	13.7	7,650,138	-	(1,009,158)	6,640,980	5,728,782	912,198	13.7
24T026	1,885,210	1,886,763	(1,553)	(0.1)	98.4	1,854,870	1,856,423	(1,553)	(0.1)	1,885,210	-	(30,340)	1,849,578	1,851,452	(1,874)	(0.1)
25T001	1,693,537	1,576,151	117,386	6.9	98.4	1,666,571	1,551,054	115,517	6.9	1,693,537	-	(26,966)	1,666,571	1,551,054	115,517	6.9
25T002	65,952,824	64,245,137	1,707,687	2.6	92.8	61,220,479	59,635,325	1,585,154	2.6	64,320,296	-	(3,099,817)	61,220,479	59,635,325	1,585,154	2.6
25T005	71,362,449	68,396,108	2,966,341	4.2	86.1	61,415,888	58,862,998	2,552,890	4.2	59,672,589	1,743,299	-	61,415,888	58,862,998	2,552,890	4.2
25T006	670,194	601,156	69,038	10.3	94.9	635,896	570,391	65,505	10.3	668,619	-	(32,723)	635,896	570,391	65,505	10.3
25T008	513,415	496,861	16,554	3.2	97.8	502,248	486,054	16,194	3.2	513,415	-	(11,167)	502,248	486,054	16,194	3.2
25T009	850,108	770,140	79,968	9.4	99.4	844,923	765,443	79,480	9.4	850,108	-	(5,185)	844,923	765,443	79,480	9.4
25T011	502,823	487,473	15,350	3.1	89.5	449,911	436,177	13,734	3.1	492,823	-	(42,912)	449,911	436,177	13,734	3.1
25T012	2,187,174	2,178,693	8,481	0.4	97.4	2,131,006	2,122,743	8,263	0.4	2,184,290	-	(53,284)	2,131,006	2,122,743	8,263	0.4
25T013	1,855,093	1,651,464	203,629	11.0	84.5	1,568,315	1,396,165	172,150	11.0	1,551,606	16,709	-	1,568,315	1,396,165	172,150	11.0
25T021	1,757,759	1,621,708	136,051	7.7	96.4	1,693,858	1,562,753	131,105	7.7	1,757,759	-	(63,901)	1,693,858	1,562,753	131,105	7.7
25T023	1,521,416	1,243,502	277,914	18.3	32.4	492,843	402,816	90,027	18.3	737,656	-	(244,813)	492,843	402,816	90,027	18.3
25T025	1,167,736	1,105,409	62,327	5.3	18.4	214,842	203,375	11,467	5.3	-	214,842	-	214,842	203,375	11,467	5.3
25T028	559,901	479,475	80,426	14.4	13.5	75,388	64,559	10,829	14.4	416,575	-	(341,187)	75,388	64,559	10,829	14.4
25T029	9,377,976	8,613,342	764,634	8.2	5.7	536,497	492,754	43,743	8.2	611,010	-	(74,513)	536,497	492,754	43,743	8.2
25T030	624,612	597,230	27,382	4.4	0.0	-	-	-	-	-	-	-	-	-	-	-
Contracts under $500,000	2,317,967	2,237,139	80,828			1,671,749	1,603,825	67,924		2,094,617	62,372	(485,240)	1,620,349	1,547,670	72,679
Total	$510,803,576	$495,050,298	$15,753,278			$457,510,267	$444,534,314	$12,975,953		$461,172,188	$2,587,083	$(6,249,004)	$253,144,443	$244,422,867	$8,721,576

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Completed Contracts

Year Ended December 31, 2024

	TOTAL CONTRACT				PRIOR PERIODS				CURRENT PERIOD
		Contract	Gross	Gross	Contract	Contract	Gross	Gross	Contract	Contract	Gross	Gross
	Contract	Costs	Profit	Profit (Loss)	Revenue	Costs	Profit	Profit (Loss)	Revenue	Costs	Profit	Profit (Loss)
Job No.	Amount	Incurred	(Loss)	Percent	Earned	Incurred	(Loss)	Percent	Earned	Incurred	(Loss)	Percent
20T064	$4,344,920	$4,707,572	$(362,652)	(8.3)%	$4,443,254	$4,706,552	$(263,298)	(5.9)%	$(98,334)	$1,020	$(99,354)	101.0%
22T010	2,205,667	2,166,440	39,227	1.8	2,193,132	2,144,938	48,194	2.2	12,535	21,502	(8,967)	(71.5)
22T012	480,850	342,800	138,050	28.7	342,801	342,800	1	0.0	138,049	-	138,049	100.0
22T013	3,666,030	3,803,937	(137,907)	(3.8)	3,624,436	3,752,873	(128,437)	(3.5)	41,594	51,064	(9,470)	(22.8)
22T020	863,802	720,119	143,683	16.6	443,512	362,210	81,302	18.3	420,290	357,909	62,381	14.8
22T024	601,077	620,913	(19,836)	(3.3)	598,905	615,844	(16,939)	(2.8)	2,172	5,069	(2,897)	(133.4)
23T003	676,316	693,219	(16,903)	(2.5)	669,344	686,257	(16,913)	(2.5)	6,972	6,962	10	0.1
23T004	157,129	144,186	12,943	8.2	140,515	131,186	9,329	6.6	16,614	13,000	3,614	21.8
23T006	2,399,962	2,367,579	32,383	1.3	2,388,799	2,362,622	26,177	1.1	11,163	4,957	6,206	55.6
23T010	304,832	329,736	(24,904)	(8.2)	305,517	327,136	(21,619)	(7.1)	(685)	2,600	(3,285)	479.6
23T013	243,585	204,220	39,365	16.2	213,866	204,220	9,646	4.5	29,719	-	29,719	100.0
23T015	11,889,656	11,505,906	383,750	3.2	9,555,766	9,247,808	307,958	3.2	2,333,890	2,258,098	75,792	3.2
23T018	252,577	233,229	19,348	7.7	246,705	233,229	13,476	5.5	5,872	-	5,872	100.0
23T020	913,118	738,014	175,104	19.2	910,790	738,014	172,776	19.0	2,328	-	2,328	100.0
23T025	188,707	172,175	16,532	8.8	99,153	87,458	11,695	11.8	89,554	84,717	4,837	5.4
23T026	732,924	661,136	71,788	9.8	582,425	523,985	58,440	10.0	150,499	137,151	13,348	8.9
23T029	494,872	506,287	(11,415)	(2.3)	406,558	413,909	(7,351)	(1.8)	88,314	92,378	(4,064)	(4.6)
23T038	743,797	692,433	51,364	6.9	-	-	-	-	743,797	692,433	51,364	6.9
24T001	3,705,470	3,536,270	169,200	4.6	-	-	-	-	3,705,470	3,536,270	169,200	4.6
24T002	434,673	404,342	30,331	7.0	-	-	-	-	434,673	404,342	30,331	7.0
24T003	306,972	294,118	12,854	4.2	45,915	43,901	2,014	4.4	261,057	250,217	10,840	4.2
24T008	464,493	440,906	23,587	5.1	-	-	-	-	464,493	440,906	23,587	5.1
Contracts under $150,000 and contracts closed in prior years	1,153,861	1,169,403	(15,542)		150,746	172,132	(21,386)		1,003,115	997,271	5,844
Total Completed Contracts	$37,225,290	$36,454,940	$770,350		$27,362,139	$27,097,074	$265,065		$9,863,151	$9,357,866	$505,285

TRINITY Group Construction, Inc.

Supplementary Information

Schedule of Contract Revenue and Costs - Contracts In-Process

Year Ended December 31, 2024

	BUDGET					CONTRACT TO DATE					At December 31, 2024		CURRENT PERIOD
Job No.	Contract Amount	Estimated Contract Costs	Estimated Gross Profit (Loss)	Gross Profit (Loss) Percent	Percent Complete	Contract Revenue Earned	Contract Costs Incurred	Gross Profit (Loss)	Gross Profit (Loss) Percent	Billings to Date	Contract Assets	Contract Liabilities	Contract Revenue Earned	Contract Costs Incurred	Gross Profit (Loss)	Gross Profit (Loss) Percent
22T018	$5,609,894	$6,134,894	$(525,000)	(9.4)	99.2%	$5,560,339	$6,085,339	$(525,000)	(9.4)%	$5,581,759	$-	$(21,420)	$968,549	$1,337,942	$(369,393)	(38.1)%
22T019	4,703,194	4,810,281	(107,087)	(2.3)	28.1	1,245,861	1,352,948	(107,087)	(8.6)	1,895,079	-	(649,218)	699,849	823,240	(123,391)	(17.6)
22T033	5,996,961	5,767,561	229,400	3.8	99.1	5,944,991	5,717,579	227,412	3.8	6,035,498	-	(90,507)	2,659,129	2,727,592	(68,463)	(2.6)
22T035	549,015	534,325	14,690	2.7	98.8	542,239	527,731	14,508	2.7	549,015	-	(6,776)	(1,742)	937	(2,679)	153.8
23T001	3,377,711	3,318,112	59,599	1.8	98.3	3,319,333	3,260,765	58,568	1.8	3,376,900	-	(57,567)	(28,483)	69,488	(97,971)	344.0
23T002	43,047,721	42,965,820	81,901	0.2	83.4	35,901,604	35,833,299	68,305	0.2	35,664,130	237,474	-	25,766,424	25,957,008	(190,584)	(0.7)
23T011	20,189,775	18,406,439	1,783,336	8.8	99.5	20,087,747	18,313,423	1,774,324	8.8	20,010,415	77,332	-	11,530,004	10,623,462	906,542	7.9
23T023	253,866,493	247,345,091	6,521,402	2.6	65.6	166,589,294	162,309,896	4,279,398	2.6	166,005,045	584,249	-	147,000,059	143,289,529	3,710,530	2.5
23T031	12,821,273	11,635,533	1,185,740	9.2	82.4	10,561,356	9,584,618	976,738	9.2	11,644,432	-	(1,083,076)	10,539,058	9,563,953	975,105	9.3
24T012	691,259	606,679	84,580	12.2	4.4	30,134	26,447	3,687	12.2	40,414	-	(10,280)	30,134	26,447	3,687	12.2
24T013	262,911	239,383	23,528	8.9	61.4	161,430	146,983	14,447	8.9	183,974	-	(22,544)	161,430	146,983	14,447	8.9
24T015	4,630,010	4,380,928	249,082	5.4	94.7	4,385,729	4,149,789	235,940	5.4	4,377,790	7,939	-	4,385,729	4,149,789	235,940	5.4
24T025	320,446	324,838	(4,392)	(1.4)	12.7	36,794	41,186	(4,392)	(11.9)	-	36,794	-	36,794	41,186	(4,392)	(11.9)
24T026	1,833,294	1,722,026	111,268	6.1	0.3	5,292	4,971	321	6.1	-	5,292	-	5,292	4,971	321	6.1
Contracts under $25,000	42,579	35,012	7,567			34,550	29,825	4,725		26,440	14,684	(6,574)	34,550	29,825	4,725
Total	$357,942,536	$348,226,922	$9,715,614			$254,406,693	$247,384,799	$7,021,894		$255,390,891	$963,764	$(1,947,962)	$203,786,776	$198,792,352	$4,994,424

KiNRG, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

		TRINITY Group	Pro forma		Combined
	KiNRG, Inc.	Construction, Inc.	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash	$328,466	$8,918,182	(1,000,000)	(A)	$8,246,648
Contract receivables	-	29,467,294			29,467,294
Retention receivables	-	16,856,094			16,856,094
Costs and estimated earnings in excess of billings on uncompleted contracts	-	2,587,083			2,587,083
Investment in and advances to limited liability company	-	-			-
Due from stockholder	-	575,415			575,415
Due from affiliate	-	10,193,064			10,193,064
Prepaid expenses		243,468			243,468
Current assets - discontinued operations	-	-			-
Total current assets	328,466	68,840,600			68,169,066

Property and equipment, net	-	149,949			149,949
Right of use asset, operating lease	9,471	424,466			433,937
Deposit	-	10,000			10,000
Indefinite-lived intangible assets	-	-	4,496,587	(B)	4,496,587
Total assets	$337,937	$69,425,015			$73,259,539

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	32,676	35,056,470			35,089,146
Retention payable	-	16,898,127			16,898,127
Accrued liabilities - related parties	50,000	-			50,000
Accrued salaries and other current liabilities	570,164	1,153,773			1,723,937
Contract liabilities	-	6,249,004			6,249,004
Obligations under future receivables financing, net		5,544,777			5,544,777
Accrued interest	133,883	-			133,883
Current portion of operating lease liabilities	9,471	204,104			213,575
Current portion of long-term debt	-	14,664			14,664
Notes payable	80,000	-			80,000
Note payable related party			3,000,000	(C)	3,000,000
Other liabilities	7,511	-			7,511
Total current liabilities	883,705	65,120,919			69,004,6249

Operating lease liabilities, net of current portion	-	224,039			224,039
Long-term debt, net of current portion	-	37,895			37,895
Total liabilities	883,705	65,382,853			69,266,558

Commitments and Contingencies	-	-			-

Stockholders’ equity (deficit)
Common stock, 56,900,743 shares	5,690	22,500	(22,080)	(D),(E)	6,110
Additional paid-in capital	28,465,847	158,411	4,379,918	(D),(E)	33,004,176
Accumulated deficit	(29,017,305)	3,861,251	(3,861,251)	(F)	(29,017,305)
Total stockholders’ deficit	(545,768)	4,042,162			3,992,981

Total liabilities and stockholders’ equity	$337,937	$69,425,015			$73,259,539

KiNRG, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	KiNRG	TRINITY	Adjustments	Notes	Combined
Revenues	$-	$257,274,405			$257,274,405
Contract Costs	-	248,311,805			248,311,805
Gross profit	-	8,962,600			8,962,600

Operating expenses:
Selling, general, and administrative expenses	$2,364,934	$5,933,422			$8,298,356
Total operating expenses	2,364,934	5,933,422			8,298,356

Operating profit (loss)	(2,364,934)	3,029,178			664,244

Other income (expense):
Interest income, net of interest expense	(26,548)	675,255			648,707
Other income	-	73,986			73,986
Gain on settlement of accounts payable	4,000	-			4,000
Loss on investment in limited liability company	-	(709)			(709)
Total other income (expense)	(22,548)	748,532			725,984

(Loss) income before provision for income taxes	(2,387,482)	3,777,710			1,390,228

Provision for income taxes	-	2,250			2,250

Net (loss) income from continuing operations	(2,387,482)	3,775,460			1,387,978

Net loss from discontinued operations	(317,123)	-			(317,123)

Consolidated net (loss) income	$(2,704,605)	$3,775,460			$1,070,855

Net loss per common share from continuing operations, basic and diluted	$(0.043)				$0.0235
Net loss per common share from discontinued operations, basic and diluted	$(0.006)				$(0.005)
Net loss per common share, basic and diluted	$(0.049)				$0.018

Weighted-average number of common shares outstanding, basic and diluted	54,832,811		4,200,000	(E)	59,032,811

KiNRG, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the acquisition by KiNRG, Inc. (“KiNRG” or the “Company”) of 100% of the issued and outstanding equity interests of TRINITY Group Construction, Inc. (“TRINITY”), completed on April 1, 2026 (the “Acquisition”), pursuant to the Stock Purchase Agreement dated March 31, 2026.

The Acquisition was completed in exchange for (i) $1,000,000 in cash, (ii) 4,200,000 shares of KiNRG common stock, and (iii) a promissory note in the principal amount of $3,000,000 (the “Promissory Note”).

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Acquisition as if it had been consummated on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Acquisition as if it had been consummated on January 1, 2025.

The pro forma financial information was prepared using the acquisition method under ASC 805, Business Combinations, with KiNRG as the acquirer. The information is preliminary and subject to revision as valuations are finalized during the measurement period (up to one year). It should be read in conjunction with: (i) the audited financial statements of TRINITY (Exhibit 99.1); (ii) the audited consolidated financial statements of KiNRG; and (iii) the notes herein.

Preliminary Purchase Price

The purchase consideration is as follows, based on sales of KiNRG stock at $2.00 per share on September 26, 2025:

Cash	$1,000,000
Note payable	3,000,000
Common stock (4,200,000 shares x $2.00)	8,400,000
Total estimated purchase price	$12,400,000

Preliminary Purchase Price Allocation

The following table sets forth the preliminary allocation of the purchase price. Historical carrying values have been used as a reasonable approximation of fair value, subject to completion of a formal valuation during the measurement period:

Assets acquired:
Cash and cash equivalents	$8,918,182
Contract receivables	29,467,294
Retention receivables	16,856,094
Costs and estimated earnings in excess of billings on uncompleted contracts	2,587,083
Due from stockholder	575,415
Due from affiliate	10,193,064
Prepaid expenses and other current assets)	243,468
Property and equipment, net	149,949
Operating lease right-of-use assets	424,466
Deposit	10,000
Total identifiable assets acquired	$69,425,015

Liabilities assumed:
Accounts payable	$35,056,470
Retention payable	16,898,127
Accrued salaries and other current liabilities	1,153,773
Contract liabilities	6,249,004
Obligation under future receivables financing, net	5,544,777
Current portion of operating lease liabilities	204,104
Current portion of long-term debt	14,664
Operating lease liabilities, net of current portion	224,039
Long-term debt, net of current portion	37,895
Total liabilities assumed	$65,382,853

Net identifiable assets acquired	$4,042,162
Total purchase price	12,400,000
Goodwill	$8,357,838

Goodwill represents the expected synergies from growth opportunities not separately identifiable. None of the goodwill is expected to be deductible for income tax purposes, as the transaction is intended to qualify as a tax-free reorganization under IRC Section 368(a)(1)(B).

KiNRG, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Acquisition

On November 7, 2025, KiNRG (the “Company”) and Mil L. Wallen, owner of 100% of the shares of TRINITY Group Construction, a Virginia Corporation (the “Sellers”) entered into a Letter of Intent for the acquisition of TRINITY by the Company, subject to definitive agreement (the “LOI”). On March 31, 2026, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TRINITY and Millard L. Wallen, III (the “Seller”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding capital stock of TRINITY (the “Acquisition”). The closing of the Acquisition occurred on April 1, 2026.

Note 2. Purchase Price

The purchase price consists of the following: (i) $1,000,000 cash; (ii) 4,200,000 shares of KiNRG common stock, par value $0.0001 per share, at a price of $2.00 per share, the price of arms-length sales of the Company’s common stock in March, 2026; (iii) a note payable in the amount of $3,000,000 an interest rate of 6% per annum due on the earlier of the closing of a public offering by the Company or December 31, 2026.

Note 3. Basis of Presentation

Historical KiNRG data is from the audited Form 10-K for FY2025 ($0 revenue, $350,937 total assets, $2,704,605 net loss). Historical TRINITY data is from the audited financial statements for FY2025 ($257.3M revenue, $69.4M total assets, $3.8M net income). Transaction Accounting Adjustments reflect application of ASC 805 as described in Note 4. No Management’s Adjustments or Autonomous Entity Adjustments have been included.

Note 4. Pro Forma Adjustments

Balance sheet adjustments:

(A)	To record $1,000,000 Acquisition cash payment.

(B)	Recognition of goodwill of $4,496,587 representing the excess of total purchase consideration of $12,400,000 over the net book value of identifiable assets of $4,042,162, reduced by TRINITY’s historical retained earnings of $3,861,251.

(C)	To record $3,000,000 Acquisition note payable.

(D)	To record cancellation of TRINITY historical no par value common stock of $22,500.

(E)	To record the issuance of 4,200,000 shares of common stock, par value $0.0001, at a price of $2.00 per share; common stock was increased by $420 and additional paid-in capital was increased by $8,399,580. Additional paid-in capital was also reduced by $4,042,162 representing the net book value of assets acquired.

(F)	To eliminate TRINITY historical retained earnings of $3,861,251.

Income statement adjustments:

No adjustments recorded as no recurring changes to the cost structure of the combined entities are expected.

Note 5. Pro Forma Earnings Per Share

Pro forma basic and diluted EPS are calculated as follows:

Pro forma net income: $1,070,855.

Pro forma weighted average basic shares: 54,832,811 (KiNRG historical) + 4,200,000 (closing shares as if outstanding since January 1, 2025) = 59,032,811.

Pro forma basic EPS Continuing Operations – basic and diluted: $1,070,855 / 59,032,811 = $0.018 per share.

Through and including [●], 2026, (the 25th day after the date of this prospectus), all dealers effecting transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

3,750,000 SHARES OF COMMON STOCK

REPRESENTATIVES WARRANTS TO PURCHASE UP TO 187,500 SHARES OF COMMON STOCK

187,500 SHARES OF COMMON STOCK UNDERLYING THE REPRESENTATIVES WARRANTS

P R O S P E C T U S

R.F. Lafferty & Co., Inc.

August 6, 2026

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE listing fee.

Securities and exchange Commission Registration Fee	$2,828
FINRA Filing Fee	3,571
NYSE listing fee	80,000
Accountants’ fees and expenses	75,000
Legal fees and expenses	310,000
Printing and engraving expenses	5,000
Transfer agent and registrar fees	16,500
Miscellaneous*	20,101
Total	$513,000

ITEM 14. Indemnification of Directors and Officers

Our Articles of Incorporation and our Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification permitted under the NRS and provided under our Articles of Incorporation and our Bylaws, and intend to enter into indemnification agreements with any new directors and officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our Articles of Incorporation, Bylaws, indemnification agreements, indemnity agreement, and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Articles of Incorporation, Bylaws, indemnification agreements, indemnity agreement, or law.

ITEM 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued and sold the following securities that were not registered under the Securities Act of 1933, as amended:

On August 21, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

On August 21, 2023, the Company issued 100,000 shares of common stock at a price of $1.00 per share to an investor.

On August 21, 2023, the Company issued 125,000 shares of common stock at a price of $1.00 per share to a shareholder.

On August 21, 2023, the Company issued 125,000 shares of common stock at a price of $1.00 per share to an investor.

On August 21, 2023, the Company issued 100,000 shares of common stock at a price of $1.00 per share to an investor.

On September 5, 2023, the Company issued 200,000 shares of common stock at a price of $1.00 per share to an officer.

On September 5, 2023, the Company issued 114,000 shares of common stock at a price of $1.00 per share to an officer.

On September 5, 2023, the Company issued 132,000 shares of common stock at a price of $1.00 per share to an officer.

On September 5, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share to a board member.

On September 5, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share to a board member.

On September 5, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share to a board member.

On October 12, 2023, the Company issued 100,000 shares of common stock at a price of $1.00 per share to an investor.

On October 20, 2023, the Company issued 100,000 shares of common stock at a price of $1.00 per share to a shareholder.

On October 20,2023, the Company issued 100,000 shares of common stock at a price of $1.00 per share to an investor.

On December 11, 2023, the Company issued 12,500 shares of common stock at a price of $1.00 per share to a board member.

On December 11, 2023, the Company issued 12,500 shares of common stock at a price of $1.00 per share to a board member.

On December 11, 2023, the Company issued 12,500 shares of common stock at a price of $1.00 per share to a board member.

On December 11, 2023, the Company issued 12,500 shares of common stock at a price of $1.00 per share to a board member.

On December 11, 2023, the Company issued 150,000 shares of common stock at a price of $1.00 per share to an investor.

On December 26, 2023, the Company issued 65,000 shares of common stock at a price of $1.00 per share to a shareholder.

On December 28, 2023, the Company issued 25,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 25,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 20,000 shares of common stock at a price of $1.00 per share to a shareholder.

On December 28, 2023, the Company issued 25,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 2,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 30,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 5,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 15,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

December 28, 2023, the Company issued 125,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 25,000 shares of common stock at a price of $1.00 per share to an investor.

On December 28, 2023, the Company issued 250,00 shares of common stock at a price of $1.00 per share to a board member.

On December 31, 2023, the Company issued 32,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issued 80,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 80,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 32,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 160,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 128,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 80,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 64,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 438,000 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On December 31, 2023, the Company issues 212,640 shares of common stock at a price of $0.60 per share to a shareholder exercising warrants.

On July 23, 2024, the Company issued 100,000 shares of common stock at a price of $1.00 per share to an investor.

On July 23, 2024, the Company issues 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On July 23, 2024, the Company issues 40,000 shares of common stock at a price of $1.00 per share to an investor.

On July 23, 2024, the Company issues 100,000 shares of common stock at a price of $1.00 per share to a shareholder.

On July 23, 2024, the Company issues 100,000 shares of common stock at a price of $1.00 per share to a shareholder.

On July 23, 2024, the Company issues 50,00 shares of common stock at a price of $1.00 per share to a shareholder.

On July 23, 2024, the Company issues 10,000 shares of common stock at a price of $1.00 per share to a shareholder.

On July 23, 2024, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

On November 11, 2024, the Company issues 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On November 11, 2024, the Company issues 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On April 16, 2025, the Company issues 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On April 16, 2025, the Company issues 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On April 2, 2025, the Company issued 10,000 shares of common stock at a price of $1.00 per share to an investor.

On April 2, 2025, the Company issued 10,000 shares of common stock at a price of $1.00 per share to an investor.

On April 2, 2025, the Company issued 15,000 shares of common stock at a price of $1.00 per share to an investor.

On April 2, 2025, the Company issued 25,000 shares of common stock at a price of $1.00 per share to an investor.

On June 26, 2025, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

On June 26, 2025, the Company issued 5,000 shares of common stock at a price of $1.00 per share to a shareholder.

On June 26, 2025, the Company issued 5,000 shares of common stock at a price of $1.00 per share to a shareholder.

On June 26, 2025, the Company issued 20,000 shares of common stock at a price of $1.00 per share to a shareholder.

On June 26, 2025, the Company issued 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On June 26, 2025, the Company issued 10,000 shares of common stock at a price of $1.00 per share to a shareholder.

On June 26, 2025, the Company issued 20,000 shares of common stock at a price of $1.00 per share to a shareholder.

On June 26, 2025, the Company issued 20,000 shares of common stock at a price of $1.00 per share to a shareholder.

On June 26, 2025, the Company issued 10,000 shares of common stock at a price of $1.00 per share to an investor.

On June 26, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to a board member.

On June 26, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to a board member.

On June 26, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to a board member.

On June 26, 2025, the Company issued 37,500 shares of common stock at a price of $1.00 per share to a board member.

On June 26, 2025, the Company issued 80,000 shares of common stock at a price of $1.00 per share to an officer.

On June 26, 2025, the Company issued 100,000 shares of common stock at a price of $1.00 per share to an officer.

On June 26, 2025, the Company issued 250,000 shares of common stock at a price of $1.00 per share to an officer.

On September 3, 2025, the Company issued 773,850 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 225,000 shares of common stock at a price of $1.00 per share to an investor.

On September 29, 2025, the Company issued 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

On September 29, 2025, the Company issued 125,000 shares of common stock at a price of $1.00 per share to an investor.

On September 29, 2025, the Company issued 10,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 50,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 50,000 shares of common stock at a price of $1.00 per share to an investor.

On September 29, 2025, the Company issued 10,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 20,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 5,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 29, 2025, the Company issued 5,000 shares of common stock at a price of $1.00 per share to a shareholder.

On September 30, 2025, the Company issued 700,000 shares of common stock at a price of $1.00 per share to a board member.

On September 30, 2025, the Company issued 1,183,700 shares of common stock at a price of $1.00 per share to a board member.

On September 30, 2025, the Company issued 150,000 shares of common stock at a price of $1.00 per share for the exercise of warrants at a price of $1.00 per share. There was no gain or loss recorded on this transaction as the conversion occurred at the exercise price established in the warrant agreement.

On December 29, 2025, the Company issued 100,000 shares of common stock at a price of $1.00 per share for the exercise of warrants at a price of $1.00 per share. There was no gain or loss recorded on this transaction as the conversion occurred at the exercise price established in the warrant agreement.

On December 29, 2025, the Company issued 1,125,000 shares of common stock with a fair value of $1,125,000 to its President as compensation for services. The Company charged the amount of $1,125,000 to stock based compensation.

On March 31, 2026, in connection with the Company’s acquisition of TRINITY Group Construction, the Company issued an aggregate of 4,200,000 shares of common stock, consisting of (i) 4,000,000 shares issued to the Company’s President and (ii) 200,000 shares issued to a nominee of the Company’s President. The shares were issued at an agreed value of $2.00 per share, representing aggregate consideration of $8,400,000. The issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

On March 31, 2026, the Company issued an aggregate of 721,875 shares of common stock to certain investors at a purchase price of $2.00 per share, for aggregate gross proceeds of $1,443,750. The issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On March 31, 2026, the Company issued an aggregate of 28,125 shares of common stock to members of the Company’s board of directors at an agreed value of $2.00 per share upon the conversion of accrued board fees in the aggregate amount of $56,250. The issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page included in this registration statement.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page F-1 of this prospectus.

ITEM 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(ii) The undersigned registrant hereby undertakes that:

(A) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on August 6, 2026.

KiNRG, Inc.

By:	/s/ Ronald W. Pickett
Name: Ronald W. Pickett
Title: Chief Executive Officer/Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ronald W. Pickett with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald W. Pickett	Chairman, Chief Executive Officer and President	August 6, 2026
Ronald W. Pickett	(principal executive, financial and accounting officer)

/s/ Stephen Sadle		August 6, 2026
Stephen Sadle	Chief Operating Officer and Director

/s/ Robert P. Crabb		August 6, 2026
Robert P. Crabb	Secretary

/s/ H. James Magnuson		August 6, 2026
H. James Magnuson	Director

/s/ Mossadaq Chughtai		August 6, 2026
Mossadaq Chughtai	Director

/s/ Troy A. Hering CPA		August 6, 2026
Troy A. Hering CPA	Director

/s/ Livian L. Jones		August 6, 2026
Livian L. Jones	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Incorporation of Superior Silver Mines, Inc. (incorporated by reference to Exhibit 3.1 of KiNRG, Inc.’s amended Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.2	Amended By-Laws (incorporated by reference to Exhibit 3.2 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.3	Certificate of Designation – Series A Preferred Stock (incorporated by reference to Exhibit 3.8 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.4	Certificate of Amendment dated June 5, 2015 (incorporated by reference to Exhibit 3.9 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.5	Certificate of Designation - Series AA Preferred Stock (incorporated by reference to Exhibit 3.11 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.6	Certificate of Amendment dated December 24, 2020 (incorporated by reference to Exhibit 3.12 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.7	Certificate of Amendment dated December 28, 2020 (incorporated by reference to Exhibit 3.13 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.8	Certificate of Designation Series AAA Preferred Stock (incorporated by reference to Exhibit 3.14 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.9	Certificate of Amendment to Certificate of Designation Series AAA Preferred Stock dated April 19, 2021 (incorporated by reference to Exhibit 3.15 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.10	Certificate of Designation Series AAAA Preferred Stock (incorporated by reference to Exhibit 3.16 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.11	Certificate of Amendment to Certificate of Designation Series AAA Preferred Stock dated December 15, 2021 (incorporated by reference to Exhibit 3.17 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.12	Certificate of Amendment to Certificate of Designation Series AAA Preferred Stock dated December 17, 2021 (incorporated by reference to Exhibit 3.18 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.13	Certificate of Amendment to Certificate of Designation Series AAAA Preferred Stock dated May 23, 2022 (incorporated by reference to Exhibit 3.19 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.14	Certificate of Amendment to Certificate of Designation Series AAAA Preferred Stock dated January 23, 2023 (incorporated by reference to Exhibit 3.20 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
3.15	Certificate of Amendment to Certificate of Designation Series AAAA Preferred Stock dated January 26, 2023 (incorporated by reference to Exhibit 3.21 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
4.1*	Specimen Common Stock Certificate.
4.2*	Form of Representatives’ Warrant.
5.1	Opinion of Whiteford, Taylor & Preston LLP, counsel to the Registrant.
10.1	Stock Purchase Agreement dated March 31, 2026 by and among the Company, Trinity Construction Group, Inc. and Millard L. Wallen (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No 000-53035) filed with the Securities and Exchange Commission on April 2, 2026)
10.2	Promissory Note, dated April 1, 2026, issued by KiNRG, Inc. to Millard L. Wallen, III (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No 000-53035) filed with the Securities and Exchange Commission on April 2, 2026).
10.3†	Executive Employment Agreement between Solar Wind Energy, Inc., Solar Wind Energy Tower, inc. and Ronald Pickett effective January 1, 2024 (incorporated by reference to Exhibit 10.1 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
10.4†	Executive Employment Agreement between Solar Wind Energy, Inc., Solar Wind Energy Tower, inc. and Stephen Sadle effective January 1, 2024 (incorporated by reference to Exhibit 10.2 of KiNRG, Inc.’s Registration Statement on Form 10-12G/A (File No 000-53035) filed on January 23, 2026)
10.5†*	Employment Agreement between KiNRG, Inc. and Robert Crabb.
10.6†	KiNRG, Inc. 2021 Incentive Stock Plan (incorporated by reference to Exhibit 4.1 of KiNRG, Inc.’s Quarterly Report on Form 10-Q (File No 000-53035) filed on December 2, 2025)
10.7†*	Form of Indemnification Agreement between KiNRG, Inc. and each of its directors and officers.
10.8*	Form of Lock-Up Agreement
10.9	Office Lease Agreement between TG Legacy, LLC and TRINITY for the Herndon, VA headquarters
10.10	Lease Extension Addendum between TG Legacy, LLC and TRINITY for the Herndon, VA headquarters
10.11	Amended and Restated Promissory Note, dated July 27, 2026, issued by KiNRG, Inc. to Millard L. Wallen, III.
10.12	Ox Hill / TRINITY Group Construction Security Agreement and Convertible Note Agreement, dated July 30, 2026
14	Code of Ethics (incorporated by reference to Exhibit 14 of KiNRG, Inc.’s Code of Ethics on Form 10-K (File No 000-53035) filed on March 23, 2026)
21.1	List of Subsidiaries of KiNRG, Inc.
23.1	Consent of M&K CPAS, PLLC.
23.2	Consent of Toole Katz & Roemersma, LLP.
23.3	Consent of Whiteford, Taylor & Preston LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)
107	Filing Fee Table.

*	To be filed by amendment.
†	Indicates a management contract or compensatory plan or arrangement.